Scheme Implementation Deed

Energy Fuels Inc.

EFR Australia Pty Ltd

Base Resources Limited

Narrm Country Level 43 Bourke Place 600 Bourke Street Melbourne VIC 3000 Australia T +61 3 9620 2223 F +61 3 9194 8310

Scheme Implementation Deed

Dated

Parties

1. Energy Fuels Inc. of 225 Union Boulevard Suite 600 Lakewood, Colorado 80228 United States (Bidder Holdco).

2. EFR Australia Pty Ltd ACN 676 689 419 of Level 43, 600 Bourke Street, Melbourne, VIC 3000, Australia (Bidder AU).

3. Base Resources Limited ACN 125 546 910 of Level 3, 46 Colin Street, West Perth WA 6005, Australia (Company).

Background

A. The Company has agreed to propose the Scheme between the Company and the Scheme Shareholders pursuant to which Bidder AU will acquire all of the ordinary shares in the Company.

B. Bidder AU proposes to acquire all of the ordinary shares in the Company pursuant to the Scheme and Bidder Holdco proposes to provide the Scheme Consideration upon the Scheme taking effect.

C. The Company, Bidder Holdco and Bidder AU have agreed to implement the Scheme on and subject to the terms and conditions of this Deed.

Operative provisions

1. Definitions and interpretation

1.1 Definitions

In this Deed unless the context otherwise requires, the following words and expressions have the following meanings:

Accounting Standards means, at any time:

(a) the requirements of the Corporations Act about the preparation and contents of financial reports;

(b) the accounting standards approved under the Corporations Act; and

(c) generally accepted accounting principles policies, practices and procedures in Australia to the extent not inconsistent with the accounting standards described in paragraph (b).

Advisor means, in relation to an entity, its legal, financial, tax and other expert advisors (not including the Independent Expert).

Agreed Announcement means the announcement that the parties have entered into this Deed in the form agreed between the parties on or before the date of this Deed, which announcement will be made to ASX and AIM and which may also be filed on SEDAR+ and/or with the SEC on EDGAR, and provided to the NYSE and TSX, as required.

AIM means the market of that name operated by the London Stock Exchange.

AIM Rules means the AIM Rules for Companies published by the London Stock Exchange.

ASIC means the Australian Securities and Investments Commission.

ASIC Draft means the draft of the Scheme Booklet approved in accordance with clauses 5.1(j) and 5.2(d) and provided to ASIC for approval under section 411(2) of the Corporations Act.

ASIC Regulatory Guide means a regulatory guide issued by ASIC.

ASIC Review Period means the period from the date on which the ASIC Draft is submitted to ASIC to the date on which ASIC provides a letter of intent under section 411(17)(b) of the Corporations Act that it does not object to the Scheme.

ASX means ASX Limited ABN 98 008 624 691 or the financial markets operated by it (as the context requires).

ASX Listing Rules means the official listing rules of the ASX as from time to time amended or waived in their application to a party.

Authorisation means any licence, permit, lease, authorisation, concession, consent, certificate or approval issued or granted by a Governmental Agency.

Bidder Data Room means the virtual data room created by Bidder Holdco and to which the Company and/or the Company Indemnified Parties have had access, an index to which has been initialled by the parties for the purposes of identification.

Bidder Due Diligence Materials means the information disclosed by or on behalf of Bidder Holdco and its Subsidiaries to the Company or any of its Representatives prior to the date of this Deed in respect of the subject matter of this Deed (including the information in the Bidder Data Room).

Bidder Group means Bidder Holdco and its Subsidiaries, including Bidder AU.

Bidder Group Member means each body corporate in the Bidder Group.

Bidder Holdco Board means the board of directors of Bidder Holdco.

Bidder Holdco Material Adverse Change means any event, occurrence or matter (whether occurring on or after the date of this Deed) which is or would (either individually or when aggregated together with any other events, matters or circumstances of a similar type or nature) reasonably be expected to:

(a) have the effect of diminishing the net assets of the Bidder Group, on a consolidated basis, by $47,400,625 or more against what it would reasonably have expected to have been but for the event, occurrence or matter;

(b) be material and adverse to the Bidder Group's ownership interest in a Bidder Material Project, including any material and adverse changes to:

(i) the legal status of or terms applicable to a Bidder Material Project; or

(ii) the Bidder Group's ability (as the owner of a Bidder Material Project) to (as the case may be) operate or exploit that Bidder Material Project, including as a result of any public statement or regulatory action by or on behalf of the governments of the United States of America, Utah, Wyoming, Arizona or New Mexico (as applicable) or any applicable court of law, in each case, relative to the position or reasonable expectations as at the date of this Deed;

other than matters, events or occurrences:

(c) that are not material to the Bidder Group as a whole;

(d) required or expressly permitted by this Deed or the Scheme;

(e) Fairly Disclosed in the Bidder Due Diligence Materials;

(f) Fairly Disclosed in an SEC Report or SEDAR Report in the period from 1 July 2023 to the date of this Deed (excluding any risk factor disclosure and disclosure of risks in "forward looking statement" disclaimers that are predictive, forward-looking or primarily cautionary in nature);

(g) undertaken or occurring with the prior written consent of the Company;

(h) arising from any act of terrorism, outbreak or escalation of war (whether or not declared), major hostilities, civil unrest or outbreak or escalation of any disease epidemic or pandemic;

(i) arising from any act of God, natural disaster, lightning, storm flood, bushfire, earthquake, explosion, cyclone, tidal wave, landslide, on or after the date of this Deed;

(j) arising as a result of the execution, announcement or performance of this Deed or the Scheme in accordance with its terms; or

(k) which do not relate specifically to the Bidder Group and which arise from:

(i) changes to accounting standards or laws (including subordinate legislation, regulations, directions, orders or government policy) in the United States of America or any other jurisdiction in which the Bidder Group operates;

(ii) changes in exchange rates, interest rates or commodity prices; or

(iii) changes in general economic or business conditions, including those that relate to the industries in which the Bidder Group operates,

but in each case under this paragraph (k), excluding any such changes which have an adverse effect on the Bidder Group, taken as a whole, that is materially disproportionate as compared to the adverse effect of the relevant change on other participants in the industries in which the Bidder Group operates.

For the purposes of this definition and determining whether a Bidder Holdco Material Adverse Change has occurred:

(a) consolidated net assets will be calculated using the same principles as were used to calculate the consolidated net assets in the most recent audited financial statements of Bidder Holdco as filed with the SEC as at the date of this Deed; and

(b) the parties must take into account any amounts which are recoverable, or would reasonably be likely to be recoverable, under the Bidder Group's insurance policies.

Bidder Holdco Prescribed Event means the occurrence of any of the following:

(a) Bidder Holdco or any of its Subsidiaries converting all or any of its shares or securities into a larger or smaller number of shares or securities;

(b) Bidder Holdco or any of its Subsidiaries resolving to reduce its share capital in any way or reclassifying, combining, splitting or repurchasing directly or indirectly any of its issued securities;

(c) Bidder Holdco or any of its Subsidiaries:

(i) entering into a buy-back agreement; or

(ii) resolving to approve the terms of a buy-back agreement,

or taking equivalent action under the laws of its place of incorporation or registration;

(d) Bidder Holdco or any of its Subsidiaries issuing shares, or granting an option over its shares to a person other than:

(i) in the case of Bidder Holdco's Subsidiaries, to Bidder Holdco or one of its wholly owned Subsidiaries;

(ii) the issue of shares upon the conversion or exercise of Bidder Holdco equity incentives or performance rights, as Fairly Disclosed before the date of this Deed;

(iii) the issue of awards that are convertible or exercisable into shares under the terms of Bidder Holdco's equity incentive plan as Fairly Disclosed before the date of this Deed;

(iv) in respect of matters Fairly Disclosed in the Bidder Due Diligence Materials; or

(v) the issue of shares pursuant to the terms and conditions of the sales agreement between Bidder Holdco, Cantor Fitzgerald & Co., BMO Capital Markets Corp., Canaccord Genuity LLC and B. Riley Securities Inc. dated March 22, 2024 (and provided such agreement has not subsequently been amended);

(e) Bidder Holdco or any of its Subsidiaries issuing or agreeing to issue securities, other instruments convertible into shares or debt securities or rights for the issue of shares or debt securities, or vesting or accelerating or agreeing to vest or accelerate a performance right or an option over its shares other than:

(i) in the case of any of Bidder Holdco's Subsidiaries, to Bidder Holdco or one of its other wholly owned Subsidiaries; or

(ii) as permitted under paragraph (d) above;

(f) the Company or any of its Subsidiaries making any change or amendment to its constitution or convening a meeting to consider a resolution to change or amend its constitution;

(g) Bidder Holdco or any of its Subsidiaries creates, or agrees to create, an Encumbrance (other than a Permitted Encumbrance) over, or declares itself the trustee of, all or substantially all of the business, property or other assets of the Bidder Group (as a whole);

(h) an Insolvency Event occurring in respect of Bidder Holdco or a material Bidder Group Member;

(i) Bidder Holdco Shares being removed from quotation on the TSX or NYSE; or

(j) Bidder Holdco or any of its Subsidiaries agreeing to any revocation, suspension or variation of any of the Authorisations or mining tenure for the Bidder Material Projects in a manner that has a materially negative impact on the Bidder Group as a whole, provided that a Bidder Holdco Prescribed Event does not include any matter:

(a) required to be done or procured by Bidder Holdco pursuant to, or which is otherwise expressly contemplated or expressly permitted by, this Deed or the Scheme;

(b) to the extent it is Fairly Disclosed in the Bidder Due Diligence Materials;

(c) Fairly Disclosed in an SEC Report or SEDAR Report in the period from 1 July 2023 to the date of this Deed (excluding any risk factor disclosure and disclosure of risks in "forward looking statement" disclaimers that are predictive, forward-looking or primarily cautionary in nature); or

(d) the undertaking of which the Company has approved in writing (such approval not to be unreasonably withheld or delayed).

Bidder Holdco Share means a common share in the capital of Bidder Holdco.

Bidder Indemnified Officer means each director, officer, employee and Advisor of each of the Bidder Group Members.

Bidder Indemnified Parties means each of the Bidder Group Members and the Bidder Indemnified Officers.

Bidder Information means all information regarding Bidder AU, Bidder Holdco, and the Bidder Group provided by Bidder Holdco or Bidder AU under clause 5.2(a) for inclusion in the Scheme Booklet (including information relating to the Bidder Group or the businesses of the Bidder Group expressly provided by or on behalf of Bidder Holdco in writing for use in the preparation of the Merged Group Information).

Bidder Material Projects means each of the White Mesa Mill, Pinyon Plain Mine, La Sal Complex, Nichols Ranch ISR and Roca Honda.

Break Fee means $2,400,000 (excluding GST).

Business Day means any day that is:

(a) a business day as defined in the ASX Listing Rules;

(b) a business day as defined in the AIM Rules; and

(c) a day, other than a Saturday or Sunday, that banks are open for business in Denver, Colorado, USA.

CAK means the Competition Authority of Kenya established under the Kenya Competition Act.

Company Board means the board of directors of the Company.

Company Board Nominee has the meaning given to that term in clause 9.4(a).

Company DI Holder means a holder of a Company DI.

Company Director means a director of the Company.

Company DIs means the depositary interests issued by the Depositary in respect of the Company Shares deposited with it.

Company Group means the Company and its Subsidiaries.

Company Group Member means each body corporate in the Company Group.

Company Indemnified Officer means each director, officer, employee and Advisor of each of the Company Group Members.

Company Indemnified Parties means each Company Group Member and each Company Indemnified Officer.

Company Information means information included in the Scheme Booklet, including information relating to the Company Group or the businesses of the Company Group expressly provided by or on behalf of the Company in writing for use in the preparation of the Merged Group Information in the Scheme Booklet (or in any amendment or supplement), but not including the Bidder Information, the Independent Expert's Report, any investigating accountant's report or any description of the taxation effect of the Scheme on Scheme Shareholders prepared by an external Advisor to the Company.

Company LTIP means the Company's Long Term Incentive Plan, as amended from time to time.

Company Material Adverse Change means any event, occurrence or matter (whether occurring on or after the date of this Deed) which is or would (either individually or when aggregated together with any other events, matters or circumstances of a similar type or nature) reasonably be expected to:

(a) have the effect of diminishing the net assets of the Company Group, on a consolidated basis, by $32,271,250 or more against what it would reasonably have expected to have been but for the event, occurrence or matter;

(b) be material and adverse to the Company Group's ownership interest in a Material Project, including any material and adverse changes to:

(i) the legal status of or terms applicable to a Material Project; or

(ii) the Company Group's ability:

(A) in the case of the Kwale Project, to operate or exploit that Material Project; and

(B) in the case of the Toliara Project, to lift the suspension, obtain the legal right to exploit monazite or otherwise exploit the Toliara Project (including as a result of any public statement or regulatory action by or on behalf of the Government of Madagascar or any applicable court of law), in each case, relative to the position or reasonable expectations as at the date of this Deed,

other than matters, events or occurrences:

(c) that are not material to the Company Group as a whole;

(d) required or expressly permitted by this Deed or the Scheme;

(e) Fairly Disclosed in the Due Diligence Materials;

(f) Fairly Disclosed in public announcements issued by the Company to the ASX or AIM in the period from 1 July 2023 to the date of this Deed (excluding any risk factor disclosure and disclosure of risks in "forward looking statement" disclaimers that are predictive, forward-looking or primarily cautionary in nature);

(g) undertaken or occurring with the prior written consent of Bidder Holdco;

(h) arising from any act of terrorism, outbreak or escalation of war (whether or not declared), major hostilities, civil unrest or outbreak or escalation of any disease epidemic or pandemic (not including arising from an outbreak or escalation of war (whether or not declared) or major hostilities in Madagascar));

(i) arising from any act of God, natural disaster, lightning, storm flood, bushfire, earthquake, explosion, cyclone, tidal wave, landslide, on or after the date of this Deed;

(j) arising from any assessment of the Company Group's asset carrying values or net realisable values following the date of this Deed (using the same accounting policies used in the most recent audited financial statements of the Company as at the date of this Deed) which may result from the planned cessation of mining operations at the Kwale Project prior to 31 December 2024;

(k) arising as a result of the execution, announcement or performance of this Deed or the Scheme in accordance with its terms; or

(l) which do not relate specifically to the Company Group and which arise from:

(i) changes to accounting standards or laws (including subordinate legislation, regulations, directions, orders or government policy) in Australia, Kenya, Madagascar or any other jurisdiction in which the Company Group operates;

(ii) changes in exchange rates, interest rates or commodity prices; or

(iii) changes in general economic or business conditions, including those that relate to the industries in which the Company Group operates,

but in each case under this paragraph (l), excluding any such changes which have an adverse effect on the Company Group, taken as a whole, that is materially disproportionate as compared to the adverse effect of the relevant change on other participants in the industries in which the Company Group operates.

For the purposes of this definition and determining whether a Company Material Adverse Change has occurred:

(a) consolidated net assets will be calculated using the same principles as were used to calculate the consolidated net assets in the most recent audited financial statements of the Company as at the date of this Deed; and

(b) the parties must take into account any amounts which are recoverable, or would reasonably be likely to be recoverable, under the Company Group's insurance policies.

Company Performance Right means a performance right granted under the Company LTIP.

Company Performance Rights Holder means the holder of a Company Performance Right.

Company Prescribed Event means the occurrence of any of the following:

(a) the Company or any of its Subsidiaries converting all or any of its shares or securities into a larger or smaller number of shares or securities;

(b) the Company or any of its Subsidiaries resolving to reduce its share capital in any way or reclassifying, combining, splitting or repurchasing directly or indirectly any of its issued securities;

(c) the Company or any of its Subsidiaries:

(i) entering into a buy-back agreement; or

(ii) resolving to approve the terms of a buy-back agreement under the Corporations Act,

or taking equivalent action under the laws of its place of incorporation or registration;

(d) the Company or any of its Subsidiaries issuing shares, or granting an option over its shares to a person other than:

(i) in the case of the Company's Subsidiaries, to the Company or one of its wholly owned Subsidiaries; or

(ii) the issue of shares upon the conversion or exercise of Company Performance Rights, the number of which was Fairly Disclosed in writing to Bidder Holdco before the date of this Deed;

(e) the Company or any of its Subsidiaries issuing or agreeing to issue securities, other instruments convertible into shares or debt securities or rights for the issue of shares or debt securities, or vesting or accelerating or agreeing to vest or accelerate a performance right or an option over its shares other than:

(i) in the case of any of the Company's Subsidiaries, the Company or one of its other wholly owned Subsidiaries; or

(ii) as permitted under paragraph (d) above or where the vesting of a performance right occurs in accordance with clause 6.7;

(f) the Company or any of its Subsidiaries settling or agreeing to settle in cash the conversion, exercise or termination of the Company Performance Rights;

(g) the Company or any of its Subsidiaries creating any new employee incentive plan or similar share or incentive scheme or amending the terms of the Company LTIP or the Company STIP;

(h) the Company or any of its Subsidiaries issuing or agreeing to issue offers to participate in the Company LTIP;

(i) the Company or any of its Subsidiaries making any change or amendment to its constitution or convening a meeting to consider a resolution to change or amend its constitution;

(j) subject to paragraph (n) of this definition, the Company or any of its Subsidiaries:

(i) acquiring, taking a lease over, disposing of or leasing to another party;

(ii) agreeing to acquire, take a lease over, dispose of or lease to another party; or

(iii) offering, proposing or announcing an intention to do any of the above in relation to,

any securities, businesses, assets, interests in a joint venture, entity or undertaking, whether in one transaction or a number of such transactions, where:

(iv) the amount or value involved in such transaction or transactions of the same or substantially the same kind or which are related exceeds $2,500,000; or

(v) which otherwise constitutes the whole or a substantial part of the Company Group's business,

excluding any disposal of property, plant and equipment in connection with the expected cessation of mining operations at the Kwale Project and any short term rental or leasing of equipment for operations at the Kwale Project in a manner consistent with recent past practice;

(k) the Company or any of its material Subsidiaries ceasing, or threatening to cease, carrying on the business conducted by the relevant Company Group Member in the 12 months prior to the date of this Deed;

(l) the Company or any of its Subsidiaries entering into any new lines of business or undertaking any other activities which are material to the Company Group (as a whole) which it is not engaged as of the date of this Deed;

(m) the Company or any of its Subsidiaries agreeing to any revocation, suspension or variation of any of the Authorisations or mining tenure for the Material Projects in a manner that has a materially negative impact on the Company Group as a whole;

(n) the Company or any of its Subsidiaries entering into any royalty agreement, offtake agreement, joint venture, farm-in, farm-out or similar arrangement with respect to the Material Projects;

(o) the Company or any of its Subsidiaries:

(i) entering into any investment agreement, stability agreement or similar arrangement, including any binding memorandum of understanding or heads of agreement, with respect to a Material Project with a Governmental Agency, or an amendment relating thereto; or

(ii) agreeing the terms for the voluntary participation of a Governmental Agency in a Material Project (or a share interest in the Company Group Member that holds the Company Group interest in a Material Project), in each case on terms which are materially less favourable to the Company Group (as a whole) than the commercial terms which were Fairly Disclosed in the Due Diligence Materials, provided that (except in the case of entering into a binding memorandum of understanding with respect to the Toliara Project in the form Fairly Disclosed in the Data Room), before taking an action pursuant to paragraph (o) of this definition, the Company must provide Bidder Holdco a reasonable opportunity to review and, provided Bidder Holdco promptly responds prior to any reasonable deadlines communicated by the Company (having regard to any applicable commercial or regulatory deadlines imposed on the Company Group), the Company must incorporate Bidder Holdco's reasonable comments;

(p) the Company or any of its Subsidiaries creates, or agrees to create, an Encumbrance (other than a Permitted Encumbrance) over, or declares itself the trustee of, all or substantially all of the business, property or other assets of the Company Group (as a whole);

(q) the Company or any of its Subsidiaries directly or indirectly enters into or provides any guarantee, indemnity or security on behalf of, or in respect of the obligations of, any other person other than to another member of the Company Group or in the ordinary course of business;

(r) the Company or any of its Subsidiaries:

(i) increasing the remuneration of, or otherwise varying, the employment arrangements with any of its directors or general manager level employees (except where the total increase of the remuneration of its directors or general manager level employees is (in aggregate) consistent with the Company Group's approach for previous periods and no more than 5% of the total remuneration paid to the directors and general manager level employees (in aggregate) as at the date of this Deed);

(ii) any increase in the remuneration of, or otherwise varying, the employment arrangements with any of its employees (other than directors or general manager level employees) which is not in the ordinary course of business on terms that are reasonable in the circumstances and (in aggregate) consistent with the Company Group's approach for previous periods;

(iii) except as contemplated or permitted under clause 6.7 in relation to the Company Performance Rights Holders, accelerating the rights of any of its directors or employees to compensation or benefits of any kind (including under the Company LTIP); or

(iv) paying any of its directors or employees a bonus, termination or retention payment (other than in the ordinary course of business and on terms which are reasonable in the circumstances, including in accordance with an existing contract or the terms of the Company STIP disclosed to Bidder Holdco or Bidder AU before the date of this Deed);

(s) the Company or any of its Subsidiaries:

(i) entering into, terminating or amending in a material manner; or

(ii) waiving any material claims or rights under, or waiving the benefit of, or making any material election or exercising any material rights under, any provisions of,

any agreement, arrangement or understanding:

(iii) where the entry into, amendment or waiver of, or election or exercise of rights under, the relevant agreement, arrangement or understanding will have a financial impact on the Company or any of its Subsidiaries of at least $2,500,000 or more (in aggregate), other than in the ordinary course of business; or

(iv) where the entry into, amendment or waiver of, or election or exercise of rights under, the relevant agreement, arrangement or understanding is otherwise material to the business or operations of the Company Group as a whole;

(t) an Insolvency Event occurring in respect of the Company or any of its material Subsidiaries;

(u) other than the Special Dividend, the Company announcing, making, declaring, paying, distributing or incurring a liability to pay any distribution whether by way of dividend, bonus or capital reduction or otherwise and whether in cash or in specie;

(v) the Company or any of its Subsidiaries:

(i) increasing its level of financial indebtedness (including financial liabilities incurred under finance leases) other than indebtedness owed to another Company Group Member by more than $250,000 (in aggregate); or

(ii) making any loans, advances or capital contributions to or investments in any person other than to another Company Group Member by more than $250,000 (in aggregate);

(w) the Company or any of its Subsidiaries cancelling, materially amending or failing to renew (or replace) on its expiry any existing insurance policy, on which the business of the Company depends in a material respect;

(x) the Company or any of its Subsidiaries making capital expenditure in excess of $2,500,000 in aggregate;

(y) the Company or any of its Subsidiaries changing any significant accounting policy applied by them to report their financial position other than if required by law or the Accounting Standards;

(z) the Company or any of its Subsidiaries:

(i) making, commencing or serving any legal action, proceeding, dispute, claim, crossclaim, counterclaim, demand, notice, direction, inquiry, arbitration, mediation, dispute resolution or litigation; or

(ii) settling, compromising, agreeing to any resolution, or making any admission,

in relation to any material legal proceedings, claim, investigation, arbitration or other like proceedings, other than:

(i) any arising out of or in respect of this Deed; or

(ii) settling, compromising, agreeing to any resolution, or making any admission in relation to any legal proceedings, claim, investigation, arbitration or other like proceedings for less than $2,500,000 in aggregate;

(aa) Company Shares being removed from quotation on the ASX;

(bb) the Company or any of its Subsidiaries entering into any agreement that contains a change of control consent right or fee or unilateral termination right that would be exercisable as a result of the Scheme being implemented, and in respect of which the implementation of the Scheme is reasonably likely to give rise to an adverse financial impact in excess of $500,000 in aggregate, unless the counterparty to the agreement has provided a binding waiver or release of those rights;

(cc) the Company or any of its Subsidiaries settling or conceding any material matters during tax reviews or audits with any Tax Authority (in each case, where the financial impact of the settlement or concession on the Company Group is reasonably likely to be in excess of $1,000,000); or

(dd) the Company or any of its Subsidiaries, officers or directors is or becoming a party to any material legal proceedings, claim, investigation, prosecution, litigation or arbitration other than as a plaintiff or applicant, in respect of the Company or any of its Subsidiaries or their respective business or assets which could reasonably be expected to give rise to a liability for the Company Group in excess of $2,500,000 (excluding legal costs) or reasonably be expected to have a material effect on the business of the Company or any of its Subsidiaries, not including litigation that is:

(i) frivolous or vexatious;

(ii) litigation initiated or instigated by Bidder Holdco or any of its Subsidiaries;

(iii) litigation where the Company receives bona fide legal advice within 10 Business Days of the Company being served with the relevant proceedings to the effect that the litigation has no reasonable prospect of success; or

(iv) any legal proceedings, claim, investigation, prosecution, litigation or arbitration to the extent that an insurer has agreed to cover the liability under an insurance policy maintained by a Company Group Member;

(ee) the Company Group making any acquisition, purchase or payment or incurring any expenditure or other financial commitment (other than pursuant to a contract or arrangement in the form that existed as at the date of this Deed), or incurring any new indebtedness following the date of this Deed, in each case which would have a reasonable likelihood of causing the Company Group's Consolidated Working Capital as at the Implementation Date to be less than $5,000,000, without the prior written consent of Bidder Holdco (such approval not to be unreasonably withheld or delayed). For the purpose of this paragraph (ee), the Company Group's Consolidated Working Capital is the amount which is equal to the Company Group's: (i) cash, cash equivalents and trade and other receivables; less (ii) current trade payables, including any change of control payments payable as a result of the completion of the Scheme, in each case as determined in accordance with the accounting principles, policies or procedures used to prepare the Company Group's management accounts, provided that a Company Prescribed Event (other than the Company Prescribed Event in paragraph (ee)) does not include any matter:

(a) required to be done or procured by the Company pursuant to, or which is otherwise expressly contemplated or expressly permitted by, this Deed or the Scheme;

(b) to the extent it is Fairly Disclosed in the Due Diligence Materials;

(c) to the extent it is the Company or any of its Subsidiaries entering into any investment agreement, stability agreement or similar arrangement, or entering into any memorandum of understanding (or similar) which contemplates entry into those arrangements, with respect to a Material Project with a Governmental Agency, or any material amendment relating thereto, in each case on terms which are not materially less favourable to the Company Group (as a whole) than the commercial terms which were Fairly Disclosed in the Due Diligence Materials, provided that (except in the case of entering into a binding memorandum of understanding with respect to the Toliara Project in the form Fairly Disclosed in the Data Room), before entering into such investment agreement, stability agreement or similar arrangement, or entering into any memorandum of understanding (or similar), the Company must provide Bidder Holdco a reasonable opportunity to review and, provided Bidder Holdco promptly responds prior to any reasonable deadlines communicated by the Company (having regard to any applicable commercial or regulatory deadlines imposed on the Company Group), the Company must incorporate Bidder Holdco's reasonable comments;

(d) Fairly Disclosed in public announcements issued by the Company to the ASX or AIM in the period from 1 July 2023 to the date of this Deed (excluding any risk factor disclosure and disclosure of risks in "forward looking statement" disclaimers that are predictive, forward-looking or primarily cautionary in nature);

(e) which is an offtake agreement (whether for a single delivery or multiple deliveries) entered in the ordinary course for mineral sands products from the Kwale Project; or

(f) the undertaking of which Bidder Holdco has approved in writing (such approval not to be unreasonably withheld or delayed).

Company Registry means Computershare Investor Services Pty Limited.

Company Shareholder means each person registered in the Register as a holder of Company Shares.

Company Shares means fully paid ordinary shares in the Company.

Company STIP means the Company's Short Term Incentive Plan, as amended from time to time.

Competing Proposal means a bona fide proposal, offer or transaction by a party (other than Bidder Holdco or any Bidder Group Member) that, if entered into or completed substantially in accordance with its terms, would result in:

(a) a person acquiring a Relevant Interest, in more than 20% of the Company Shares, or acquire a right to obtain a Relevant Interest in more than that number of the Company Shares;

(b) a person directly or indirectly acquiring or obtaining an interest (including an economic interest) in all or substantially all of the business conducted by, or assets or property of the Company Group (including the Material Projects);

(c) a person directly or indirectly acquiring Control of, or otherwise acquire, merge with, or be stapled with, the Company or any material Company Group Member; or

(d) any other similar transaction or series of transactions involving the Company Group, the consummation of which would reasonably be expected to impede, interfere with, present a delay to the transactions contemplated herein, whether by way of takeover bid, scheme, capital reduction, issue of securities, sale of assets, sale of securities, stapling, strategic alliance, dual listed company structure, joint venture or partnership, or other transaction or arrangement. For the avoidance of doubt, each successive material modification or variation of any proposal, offer or transaction in relation to a Competing Proposal will constitute a new Competing Proposal.

Conduit Foreign Income has the meaning given to that term in Subdivision 802-A of the Tax Act.

Confidentiality Deed means the mutual confidentiality undertaking dated 10 November 2022 and amended on 19 April 2023 between the Company and Energy Fuels Resource (USA) Inc., a wholly owned subsidiary of Bidder Holdco, as amended, supplemented and novated by Energy Fuels Resource (USA) Inc. to Bidder Holdco on 5 December 2023, and as may be further amended between the Company and Bidder Holdco.

Control has the meaning given to that term in section 50AA of the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Counterproposal has the meaning given in clause 12.6(b).

Court means the Federal Court of Australia (commenced in the Perth registry) or any another court having jurisdiction under the Corporations Act, as determined by the Company.

Data Room means the virtual data rooms created by the Company and to which Bidder Holdco and certain Bidder Indemnified Parties have had access, indexes to which have been initialled by the parties for the purposes of identification.

Deed means this Scheme Implementation Deed.

Deed Poll means a deed to be executed by Bidder AU and Bidder Holdco substantially in the form of Annexure C (or in such other form agreed by the parties in writing) under which Bidder AU and Bidder Holdco covenants in favour of the Scheme Shareholders to perform its obligations under the Scheme.

Depositary means Computershare Investor Services PLC.

Due Diligence Material means the information disclosed by or on behalf of the Company and its Subsidiaries to Bidder Holdco or any of its Representatives prior to the date of this Deed in respect of the subject matter of this Deed (including the information in the Data Room).

EDGAR means the Electronic Data Gathering, Analysis and Retrieval internal database system as available at www.edgarfiling.sec.gov.

Effective when used in relation to the Scheme, means the coming into effect, under section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) (and, if applicable, section 411(6)) of the Corporations Act in relation to the Scheme.

Effective Date means the date on which the Scheme becomes Effective.

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement, arrangement or interest (including any "security interests" within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth)) in favour of any person, whether registered or unregistered.

End Date means the date which is 8 months from the date of this Deed or such other later date as agreed in writing between Bidder Holdco and the Company before that date.

Exclusivity Period means the period from and including the date of this Deed to the earlier of:

(a) the Effective Date;

(b) the termination of this Deed; and

(c) the End Date.

Fairly Disclosed means:

(a) in relation to the Company, fairly disclosed in writing to Bidder Holdco or its Representatives (or, where the context requires, to ASX and AIM) in such a manner (including in sufficient detail and with sufficient specificity) so as to enable a reasonable person who is experienced in the mining industry, but without specific knowledge or expertise on the Company's business and affairs, receiving the relevant information to identify and reasonably and properly assess, the nature, scope and financial, technical, legal or other consequences of the relevant matter; and

(b) in relation to Bidder Holdco, fairly disclosed in writing to the Company or its Representatives (or where the context requires, in an SEC Report or SEDAR Report) in such a manner (including in sufficient detail and with sufficient specificity) so as to enable a reasonable person who is experienced in the mining industry, but without specific knowledge or expertise on Bidder Holdco's business and affairs, receiving the relevant information to identify and reasonably and properly assess, the nature, scope and financial, technical, legal or other consequences of the relevant matter.

First Court Date means the first day on which an application made to the Court, in accordance with clause 5.1(p), for orders under section 411(1) of the Corporations Act convening the Scheme Meeting to consider the Scheme is heard or, if the application is adjourned or subject to an appeal for any reason, the first day on which the adjourned application is heard.

Governmental Agency means any Australian or foreign government or governmental, semi-governmental, administrative, fiscal, regulatory or judicial body, department, commission, authority, tribunal agency or entity or any President, minister, or parliament of any federal, state, provincial, or local government, whether foreign or Australian, and includes the ASX, NYSE, TSX, AIM and any other relevant stock exchange, the SEC, the Canadian securities regulatory agencies and commissions, the Financial Conduct Authority and any state or territory revenue offices.

GST has the meaning given by 195-1 of the GST Act or any replacement or other relevant legislation and regulations.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Date means the date that is ten Business Days after the Record Date or such other date as the parties agree in writing (acting reasonably).

Independent Expert means the independent expert in respect of the Scheme appointed by the Company.

Independent Expert's Report means the report to be issued by the Independent Expert in connection with the Scheme.

Ineligible Foreign Shareholder means a Scheme Shareholder whose address shown in the Register on the Record Date is a place outside:

(a) Australia and its external territories;

(b) Canada;

(c) New Zealand;

(d) the United Kingdom;

(e) the United States;

(f) the Cayman Islands (British Overseas Territory); and

(g) such other jurisdictions agreed to in writing by Bidder Holdco and the Company,

unless Bidder Holdco (after consultation with the Company) determines that it is lawful and not unduly onerous or unduly impractical to issue that Scheme Shareholder with New Bidder Holdco Shares when the Scheme becomes Effective.

Insolvency Event means in relation to a person or entity:

(a) the appointment of a liquidator, provisional liquidator, administrator, receiver, receiver and manager, controller or other insolvency official (whether under an Australian law or a foreign law) to the person or to the whole or a substantial part of the property or assets of the person;

(b) the entry by the person into a compromise, arrangement or composition with, or assignment for the benefit of, its creditors or a class of them generally;

(c) the entry by the person into a deed of company arrangement;

(d) the calling of a meeting to consider a resolution to wind up the person (other than where the resolution is frivolous or cannot reasonably be considered to be likely to lead to the actual winding up of the person) or the making of an application or order for the winding up or dissolution of the person other than where the application or order (as the case may be) is set aside within 14 days;

(e) the person suspends or threatens to suspend payment of its debts generally;

(f) the person ceases or threatens to cease to carry on business;

(g) the person is or becomes unable to pay its debts when they fall due within the meaning of the Corporations Act or is otherwise presumed to be insolvent under the Corporations Act or any similar law of a foreign jurisdiction in which the person is located; or

(g) anything analogous to anything referred to in the above paragraphs, or which has substantially similar effect, occurring with respect to the person.

Kenya Competition Act means the Competition Act of Kenya (No. 12 of 2010).

Kenyan Special Mining Lease means Special Mining Lease No. 23 dated 6 July 2004, as issued by the Commissioner of Mines and Geology of the Republic of Kenya, as amended and varied.

Kwale Project means the mineral sands mining and processing project carried out on the Kenyan Special Mining Lease in Kenya.

La Sal Complex means the series of uranium and vanadium mining operations known as the La Sal Complex in Utah, United States of America, including the Beaver, Pandora, and La Sal mines.

London Stock Exchange means London Stock Exchange plc.

Madagascar Exploitation Permit means Exploitation Permit 37242 dated 23 October 2017 issued to Base Toliara SARL by the Ministry for Mines and Strategic Resources of Madagascar and the Bureau of Mining Titles of Madagascar.

Material Projects means the Kwale Project and the Toliara Project.

Merged Group means the combination of the Bidder Group and the Company Group, as comprised by Bidder Holdco and its Subsidiaries following implementation of the Scheme.

Merged Group Information means any information regarding the Merged Group in the Scheme Booklet or any amendments or supplements of such disclosure (as applicable).

New Bidder Holdco Share means a fully paid Bidder Holdco Share to be issued to Scheme Shareholders as Scheme Consideration under the terms of the Scheme.

Nichols Ranch ISR means the Nichols Ranch in situ recovery uranium mining and processing operation carried out in Wyoming, United States of America.

Nominated Adviser means Canaccord Genuity Limited, the Company's nominated adviser and joint UK corporate broker.

NYSE means the NYSE American (or any successor to the NYSE American).

NYSE Rules means the rules and regulations of the New York Stock Exchange applicable to companies listed on the NYSE, including without limitation the NYSE American LLC Company Guide and the NYSE Listed Company Manual.

Permitted Encumbrance means an Encumbrance granted by any member of the Company Group in the ordinary course of business:

(a) under any retention of title, hire purchase or conditional sale arrangement or arrangement having similar effect in respect of goods supplied on the supplier's standard or usual terms (or terms more favourable to the customer);

(b) arising by operation of law in the ordinary course of trading;

(c) in respect of assets having a value not exceeding $500,000; or

(d) as permitted under the Company Group's existing credit facilities as at the date of this Deed.

Pinyon Plain Mine means the Pinyon Plain uranium mining operation carried out in Arizona, United States of America.

Record Date means 5.00 pm on the date that is three Business Days after the Effective Date or such other date as the Company, Bidder AU and Bidder Holdco, agree in writing (acting reasonably).

Register means the share register of the Company maintained in accordance with the Corporations Act.

Regulatory Approvals means the approvals referred to in clauses 3.1(a), 3.1(j), 3.1(n) and 3.1(o).

Related Body Corporate has the meaning given to that term in the Corporations Act.

Related Party means in relation to:

(a) the Company, the Company and its Related Bodies Corporate and each of the directors, officers, employees, representatives, agents, Advisors and financiers of the Company or any of its Related Bodies Corporate;

(b) Bidder AU and each of the directors, officers, employees, contractors, representatives, agents, Advisors and financiers of Bidder AU; and

(c) Bidder Holdco and each of the directors, officers, employees, contractors, representatives, agents, Advisors and financiers of Bidder Holdco.

Relevant Interest has the meaning given in the Corporations Act.

Representative means, in relation to an entity:

(a) each of the entity's Related Parties; and

(b) each of the officers and Advisors of the entity or of any of its Related Parties.

Reverse Break Fee means $2,400,000 (excluding GST).

Roca Honda means the Roca Honda uranium project carried out in New Mexico, United States of America.

Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between the Company and the Scheme Shareholders, substantially in the form of Annexure A or in such other form as the parties agree in writing, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed to by the Company and Bidder Holdco.

Scheme Booklet means the booklet containing the information described in clause 6.1 to be approved by the Court and despatched to the Company Shareholders in accordance with this Deed.

Scheme Consideration means the consideration to be provided to each Scheme Shareholder by Bidder Holdco for the transfer to Bidder AU of each Scheme Share, being 0.0260 New Bidder Holdco Shares for each Company Share held by a Scheme Shareholder as at the Record Date.

Scheme Meeting means the meeting of the Company Shareholders ordered by the Court to be convened under section 411(1) of the Corporations Act at which the Company Shareholders will consider and vote on the Scheme and includes any meeting convened following any adjournment or postponement of that meeting.

Scheme Share means a Company Share held by a Scheme Shareholder as at the Record Date.

Scheme Shareholders means the Company Shareholders as at the Record Date.

SEC means the United States Securities and Exchange Commission.

SEC Report means a report, schedule, form, statement or other document filed by Bidder Holdco on EDGAR pursuant to the U.S. Securities Act or the U.S. Exchange Act.

Second Court Date means the first day on which an application made to the Court for an order pursuant to section 411(4)(b) (and, if applicable, section 411(6)) of the Corporations Act approving the Scheme is heard or scheduled to be heard or, if the application is adjourned for any reason, means the date on which the adjourned application is heard or scheduled to be heard.

Security Interest means any mortgage, charge, pledge, lien, assignment or other security interest or any other arrangement (including a right of set off or combination) entered into for the purpose of conferring a priority, including any security interest as defined in section 12 of the Personal Properties and Securities Act 2012 (Cth).

SEDAR Report means a report, schedule, form, statement or other document filed by Bidder Holdco on SEDAR+ pursuant to applicable Canadian securities laws or the TSX Rules.

SEDAR+ means the System for Electronic Data Analysis and Retrieval as available at www.sedarplus.ca.

Special Dividend has the meaning given to that term in clause 4.9.

Subsidiary has the meaning given to that term in section 46 of the Corporations Act.

Superior Proposal means a Competing Proposal received after the date of this Deed not resulting from a breach by the Company of any of its obligations under clause 12 of this Deed (it being understood that any actions by a Related Party of the Company not permitted by clause 12 will be deemed to be a breach by the Company for these purposes), which the Company Board, acting in good faith in the interests of the Company and the Company Shareholders and after receiving written advice from their external legal advisor and financial advisors, determines:

(a) is reasonably capable of being completed, but without having regard to the potential intentions of Bidder Holdco in relation to such proposal, including as a holder of Company Shares, within a reasonable timeframe in accordance with its terms, having regard to conditionality and taking into account all aspects of the Competing Proposal and the person making it, including having regard to timing considerations, legal, regulatory and financial matters and any conditions precedent; and

(b) would, if completed substantially in accordance with its terms, be more favourable to the Company and the Company Shareholders than the transactions contemplated in the Scheme or any Counterproposal provided by Bidder Holdco (if any), as the case may be, after taking into account all of the terms and conditions of the Competing Proposal and the Scheme or any Counterproposal provided by Bidder Holdco (if any), including consideration, conditionality, funding, certainty, timing and any other matters affecting the probability of the Competing Proposal being completed on its terms, and solely for the purposes of this definition of Superior Proposal, the reference to 'more than 20%' in paragraph (a) of the definition of Competing Proposal is replaced with 'more than 50%'.

Takeovers Panel means the Takeovers Panel constituted under the Australian Securities and Investments Commission Act 2001 (Cth).

Tax Act means the Income Tax Assessment Act 1997 (Cth).

Tax Authority means the Australian Tax Office or any equivalent Governmental Agency in any jurisdiction.

Third Party means a person other than a Company Group Member or a Bidder Group Member.

Timetable means the indicative timetable set out in Annexure B.

Toliara Project means the proposed mineral sands and rare earths development project to be carried out primarily on the Madagascar Exploitation Permit in Madagascar.

Transaction Implementation Committee means a committee to be made up of:

(a) representatives of each of the Company and Bidder Holdco; and

(b) such other persons as the parties may agree from time to time.

TSX means the Toronto Stock Exchange.

TSX Rules means the rules of the TSX in the TSX Company Manual.

U.S. Exchange Act means the United States Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

U.S. Securities Act means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

UK Corporate Broker means Berenberg, Gossler & Co. KG, London Branch.

UK MAR means the UK version of Regulation (EU) No 596/2014 of the European Parliament and of the Council on 16 April 2014 on market abuse, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

White Mesa Mill means the uranium, vanadium and rare earth elements milling and processing operation carried out in San Juan County, Utah, United States of America.

1.2 Interpretation

In this Deed, headings are for convenience only and do not affect the interpretation of this Deed, and unless the context otherwise requires:

(a) a word or expression to which a meaning is attributed in the Corporations Act will have that meaning;

(b) words importing the singular include the plural and vice versa;

(c) words importing a gender include any gender;

(d) other parts of speech and grammatical forms of a word or phrase defined in this Deed have a corresponding meaning;

(e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

(f) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Deed and a reference to this Deed includes any annexure, exhibit and schedule;

(g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i) a reference to a party to a document that includes the party's successors and permitted assigns;

(j) no provision of this Deed will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this Deed or that provision;

(k) a reference to an agreement other than this Deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(l) the word includes in any form is not a word of limitation;

(m) a reference to $ or dollar is to United States currency (unless otherwise stated);

(n) information will be deemed to have been provided or disclosed by one party to the other if the party provides the other party or its agents or Advisors with a document and the relevant piece of information is Fairly Disclosed in the document;

(o) a reference to any time is a reference to Australian Western Standard Time; and

(p) a reference to the ASX Listing Rules, the AIM Rules, TSX Rules or NYSE Rules includes any variation, consolidation or replacement of those rules and is taken to be subject to any waiver or exemption granted by the ASX, the London Stock Exchange, TSX or NYSE (as applicable) to the compliance of those rules.

1.3 Awareness

(a) If a representation or warranty is given so far as a party is "aware" or with a similar qualification as to awareness or knowledge, the awareness or knowledge of a party is limited to and deemed only to comprise the facts, matters and circumstances of which:

(i) in the case of the Company, Timothy Carstens, Kevin Balloch and Chadwick Poletti; or

(ii) in the case of Bidder Holdco and Bidder AU, Mark S. Chalmers, David C. Frydenlund and Daniel Kapostasy,

is actually aware as at the date of this Deed after having made reasonable inquiry of the employees directly reporting to that person.

(b) Without limiting clause 9, none of the persons referred to in this clause 1.3 will bear any personal liability in respect of the representations and warranties in clause 8 or otherwise under this Deed, except where such person has engaged in wilful misconduct, wilful concealment or fraud.

2. Commitment to Scheme

2.1 Agreement to propose Scheme

(a) The Company agrees to propose and implement the Scheme subject to and in accordance with the terms of this Deed and the Corporations Act.

(b) Bidder Holdco and Bidder AU agree to assist the Company to propose and implement the Scheme subject to and in accordance with the terms of this Deed.

2.2 Implementation of Scheme

Each party:

(a) agrees to execute all documents and do all acts and things within its power as may be necessary or desirable for the implementation and performance of the Scheme substantially in accordance with this Deed; and

(b) must comply with its obligations under this Deed.

2.3 Timetable

(a) Subject to clause 2.3(b), each party agrees to use its best endeavours to:

(i) complete its obligations under this Deed; and

(ii) take all necessary steps and exercise all rights necessary to implement the Scheme,

in accordance with the Timetable.

(b) Failure by a party to meet any timeframe or deadline set out in the Timetable will not constitute a breach of clause 2.3(a) to the extent that such failure is due to circumstances and matters outside the party's control (including, for the avoidance of doubt, any delays caused by a Governmental Agency).

(c) Each party must keep the other reasonably informed about their progress against the Timetable and notify the other if it believes that any of the dates in the Timetable are not achievable.

(d) To the extent that any of the dates or timeframes set out in the Timetable are unable to be achieved or not reasonably likely to be able to be achieved due to matters outside the parties' control (including, for the avoidance of doubt, any delays caused by a Governmental Agency), the parties will consult in good faith to agree on any necessary extension to ensure such matters are completed as soon as is reasonably possible.

3. Conditions precedent

3.1 Conditions precedent to the implementation of the Scheme

Subject to this clause 3, the Scheme will not become Effective unless each of the following conditions are satisfied (or waived to the extent and in the manner set out in clause 3.2):

(a) FIRB: before 8.00am on the Second Court Date, either:

(i) Bidder Holdco has received a written notice under the FATA, by or on behalf of the Treasurer of the Commonwealth of Australia, stating that the Commonwealth Government does not object to the acquisition by Bidder AU of the Scheme Shares pursuant to the Scheme, either unconditionally or on terms that Bidder Holdco considers to be acceptable (acting reasonably);

(ii) the Treasurer of the Commonwealth of Australia becomes precluded from making an order under Division 2 of Part 3 of the FATA in relation to the acquisition by Bidder AU of the Scheme Shares pursuant to the Scheme and the acquisition by Bidder AU of the Scheme Shares is not prohibited under the FATA; or

(iii) if an interim order is made under the FATA in respect of the acquisition by Bidder AU of the Scheme Shares pursuant to the Scheme, the subsequent period for making a final order prohibiting the acquisition of the Scheme Shares pursuant to the Scheme by Bidder AU elapses without a final order being made.

(b) Restraints: before 8.00 am on the Second Court Date none of the following has been issued or made:

(i) a conditional or unconditional decision, determination, statement or order issued by any Governmental Agency in connection with the Scheme that:

(A) restrains, prohibits or otherwise materially adversely affects (or could reasonably be expected to restrain, prohibit or otherwise materially adversely affect) the implementation of the Scheme; or

(B) requires Bidder Holdco, Bidder AU or the Company to cease trade or enjoins, prohibits, or imposes any limitations, damages or conditions on, Bidder Holdco's or Bidder AU's, as applicable, ability to acquire, hold, or exercise full rights of ownership over, the Scheme Shares or the Material Projects; or

(C) prohibits or restricts the direct or indirect ownership or operation of or benefit of the rights relating to any of the Bidder Material Projects or the Material Projects by Bidder Holdco or Bidder AU or compels Bidder Holdco, Bidder AU or the Company to dispose of the Bidder Material Projects or the Material Projects as applicable; or

(ii) a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or the Takeovers Panel or other legal restraint or prohibition preventing the Scheme, unless such order, injunction decision, decree, action, investigation or application has been disposed of to the satisfaction of Bidder Holdco acting reasonably or is otherwise no longer effective or enforceable, by 8.00am on the Second Court Date.

(c) Scheme Shareholders' approval: the Scheme is approved at the Scheme Meeting by the required majorities of Scheme Shareholders under paragraph 411(4)(a)(ii) of the Corporations Act.

(d) Independent Expert: the Independent Expert issues a report which concludes that the Scheme is in the best interests of Scheme Shareholders before the date on which the Scheme Booklet is lodged with ASIC and the Independent Expert does not change that conclusion or withdraw the report by notice in writing to the Company prior to 8.00 am on the Second Court Date.

(e) Court approval: the Court approves the Scheme under section 411(4)(b) of the Corporations Act and an office copy of the Court orders approving the Scheme is lodged with ASIC in accordance with section 411(10) of the Corporations Act.

(f) No Company Prescribed Event: no Company Prescribed Event occurs between the date of this Deed and 8.00 am on the Second Court Date.

(g) No Bidder Holdco Prescribed Event: no Bidder Holdco Prescribed Event occurs between the date of this Deed and 8.00 am on the Second Court Date.

(h) No Company Material Adverse Change: no Company Material Adverse Change occurs between the date of this Deed and 8.00 am on the Second Court Date.

(i) No Bidder Holdco Material Adverse Change: no Bidder Holdco Material Adverse Change occurs between the date of this Deed and 8.00 am on the Second Court Date.

(j) Other regulatory approvals: all other approvals, waivers, consents, exemptions or declarations of a Governmental Agency that are necessary or desirable to implement the Scheme are granted, given, made or obtained, in each case either unconditionally or on terms that Bidder Holdco considers to be acceptable (acting reasonably) and the approvals, waivers, consents, exemptions or declarations have not been withdrawn, cancelled, varied or revoked before 8.00am on the Second Court Date.

(k) Company Performance Rights: the Company has done all things and taken all necessary steps before 8.00am on the Second Court Date to ensure that before the Record Date all Company Performance Rights vest and have been exercised and converted into Company Shares or otherwise lapsed, as contemplated in clause 6.7.

(l) NYSE and TSX listing: the New Bidder Holdco Shares have been authorized for listing on NYSE and conditionally approved for listing on the TSX before 8.00am on the Second Court Date, subject only to official notice of issuance and customary listing conditions.

(m) U.S. Securities Act Exemption:

(i) the New Bidder Holdco Shares to be issued pursuant to the Scheme shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof; and

(ii) the distribution of the New Bidder Holdco Shares shall be exempt from the prospectus and registration requirements of applicable Canadian securities laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces and territories of Canada or by virtue of applicable exemptions under Canadian securities laws and shall not be subject to resale restrictions under applicable Canadian securities laws.

(n) CAK: Before 8.00 am on the Second Court Date, the CAK issuing its approval or an authorising order under section 46 of the Kenya Competition Act in respect of the acquisition contemplated by this Deed, which is unconditional or, if subject to conditions, is subject to conditions that do not materially adversely affect the planned closure of the Kwale Project.

(o) Malagasy Competition Council: Before 8.00 am on the Second Court Date, the Malagasy Competition Council approving the acquisition contemplated by this Deed under the Malagasy Competition Law no.2018 dated 29 June 2018, which approval is unconditional or, if subject to conditions, is subject to conditions that are acceptable to Bidder Holdco (acting reasonably).

3.2 Waiver of Conditions Precedent

(a) The Condition Precedent is clause 3.1(a) (FIRB) cannot be waived.

(b) The Conditions Precedent in clause 3.1(b) (Restraints), 3.1(c) (Scheme Shareholders' Approval), 3.1(d) (Independent Expert), 3.1(e) (Court approval), 3.1(j) (Other regulatory approvals) and 3.1(l) (NYSE and TSX listing), 3.1(m) (U.S. Securities Act Exemption), 3.1(n) (CAK) and 3.1(o) (Malagasy Competition Council) are for the benefit of the Company, Bidder Holdco and Bidder AU and may only be waived by written agreement between the parties.

(c) The Conditions Precedent in clauses 3.1(f) (No Company Prescribed Event), 3.1(h) (No Company Material Adverse Change) and 3.1(k) (Company Performance Rights) are for the sole benefit of Bidder Holdco and Bidder AU and any breach or non-fulfilment of that condition may only be waived by Bidder Holdco and/or Bidder AU (as applicable) in writing (in its absolute discretion).

(d) The Conditions Precedent in clauses 3.1(g) (No Bidder Holdco Prescribed Event) and 3.1(i) (No Bidder Holdco Material Adverse Change) are for the sole benefit of the Company and any breach or non-fulfilment of that condition may only be waived by the Company in writing (in its absolute discretion).

(e) If a party waives the breach or non-satisfaction of any of the Conditions Precedent in accordance with clauses 3.2(a) to 3.2(d) then subject to clause 3.2(f), that waiver precludes that party from suing the other for any breach of this Deed arising as a result of the breach or non-fulfilment of that Condition Precedent.

(f) If the waiver of a Condition Precedent under clause 3.2(e) is itself given subject to a condition and the other party:

(i) accepts the condition, the terms of that condition apply and are binding under this Deed; or

(ii) does not accept the condition, the Condition Precedent is not waived for the purposes of this Deed.

(g) Waiver of a breach or non-fulfilment in respect of one Condition Precedent does not constitute:

(i) a waiver of breach or non-fulfilment of any other Condition Precedent resulting from the same event; or

(ii) a waiver of breach or non-fulfilment of that Condition Precedent resulting from any other event.

(h) If the Condition Precedent in clause 3.1(c) (Scheme Shareholders' approval) is not satisfied only because of a failure to obtain the majority required by subparagraph 411(4)(a)(ii)(A) of the Corporations Act, then any of Bidder Holdco, Bidder AU or the Company may by written notice to the other within three Business Days after the date of the conclusion of the Scheme Meeting require the approval of the Court to be sought, pursuant to the Court's discretion in that sub-paragraph, provided the party has, in good faith, reasonably formed the view that the prospect of the Court exercising its discretion in that way is reasonable. If approval is given, the Condition Precedent in clause 3.1(c) (Scheme Shareholder approval) is deemed to be satisfied for all purposes.

(i) In respect of the Conditions Precedent in clause 3.1(f) (No Company Prescribed Events) and clause 3.1(h) (No Company Material Adverse Change), if a Company Prescribed Event or Company Material Adverse Change occurs between (and including) the date of this Deed and 8.00am on the Second Court Date, then provided that the Company has given written notice to Bidder Holdco in accordance with clause 3.4 setting out the relevant circumstances of the Company Prescribed Event or Company Material Adverse Change (as applicable) and the Company Prescribed Event or Company Material Adverse Change (as applicable) is remediable, then Condition Precedent in clause 3.1(f) (No Company Prescribed Events) or clause 3.1(h) (No Company Material Adverse Change) (as applicable) will not be taken to have been triggered unless such matter is not remedied to the satisfaction of Bidder Holdco (acting reasonably) on the earlier of: (i) 10 Business Days after the notice provided under this clause 3.2(i); and (ii) 8.00am on the Second Court Date.

(j) In respect of the Conditions Precedent in clause 3.1(g) (No Bidder Holdco Prescribed Event) and clause 3.1(i) (No Bidder Holdco Material Adverse Change), if a Bidder Holdco Prescribed Event or Bidder Holdco Material Adverse Change occurs between (and including) the date of this Deed and 8.00am on the Second Court Date, then provided that Bidder Holdco has given written notice to the Company in accordance with clause 3.4 setting out the relevant circumstances of the Bidder Holdco Prescribed Event or Bidder Holdco Material Adverse Change (as applicable) and the Bidder Holdco Prescribed Event or Bidder Holdco Material Adverse Change (as applicable) is remediable, then Condition Precedent in clause 3.1(g) (No Bidder Holdco Prescribed Event) or clause 3.1(i) (No Bidder Holdco Material Adverse Change) (as applicable) will not be taken to have been triggered unless such matter is not remedied to the satisfaction of the Company (acting reasonably) on the earlier of: (i) 10 Business Days after the notice provided under this clause 3.2(j); and (ii) 8.00am on the Second Court Date.

(k) Bidder Holdco acknowledges and agrees that the following conditions are reasonable and acceptable to it if they are included in any "no objections" notification contemplated by clause 3.1(a)(i) that is received in connection with the acquisition by Bidder AU of the Scheme Shares pursuant to the Scheme:

(i) the Standard Tax Conditions issued by FIRB in accordance with Guidance Note 12;

(ii) any terms or conditions that are consistent with any positive undertakings, plan or intention specified in writing in Bidder Holdco's application to FIRB under the FATA; and

(iii) terms that the Bidder Holdco considers to be acceptable (acting reasonably).

3.3 Satisfaction of Conditions Precedent

(a) The Company must use its best endeavours (other than waiver) to procure that each of the Conditions Precedent in clauses 3.1(c) (Scheme Shareholders' Approval), 3.1(d) (Independent Expert), 3.1(e) (Court approval), 3.1(f) (No Company Prescribed Event), 3.1(h) (No Company Material Adverse Change) and 3.1(k) (Company Performance Rights) are satisfied as soon as practicable after the date of this Deed and continue to be satisfied at all times until the last time they are to be satisfied.

(b) Bidder Holdco and Bidder AU must use their best endeavours (other than waiver) to procure that each of the Conditions Precedent in clauses 3.1(g) (No Bidder Holdco Prescribed Event), 3.1(i) (No Bidder Holdco Material Adverse Change) and 3.1(l) (NYSE and TSX listing), 3.1(m) (U.S. Securities Act Exemption) and 3.1(n) (CAK) are satisfied as soon as practicable after the date of this Deed and continue to be satisfied at all times until the last time they are to be satisfied.

(c) The Company, Bidder Holdco and Bidder AU must use their best endeavours (other than waiver) to procure that:

(i) the Conditions Precedents in clause 3.1(a) (FIRB), 3.1(b) (Restraints) 3.1(j) (Other regulatory approvals), 3.1(m) (CAK) and 3.1(o) (Malagasy Competition Council) are satisfied as soon as practicable after the date of this Deed and continue to be satisfied at all times until the last time they are to be satisfied; and

(ii) there is no occurrence within the reasonable control of the Company, Bidder Holdco and Bidder AU (as the context requires) or their Related Bodies Corporate that would prevent any of the Conditions Precedents in clause 3.1 being satisfied.

(d) The Company, Bidder Holdco and Bidder AU must cooperate, to the extent reasonably practicable, to assist one another with satisfying their obligations under this clause 3.3.

(e) For the avoidance of doubt, the Company will not be in breach of its obligations under this clause 3.3 to the extent that it takes an action or omits to take an action as:

(i) expressly permitted in or expressly contemplated by this Deed (including clause 12 of this Deed) in response to a Competing Proposal; or

(ii) which has been consented to in writing by Bidder Holdco (such consent not to be unreasonably withheld or delayed).

(f) Without limiting this clause 3.3 and except to the extent prohibited by a Governmental Agency:

(i) the Company and Bidder Holdco (Submitting Party) must to the extent reasonable to do so provide the other party (Non-Submitting Party) with drafts of any material written communications the Submitting Party proposes sending to a Governmental Agency regarding any Regulatory Approval (including applications) and provide the Non-Submitting Party a reasonable opportunity to comment and propose amendments and must, to the extent Non-Submitting Party provides comments or proposes amendments to the Submitting Party promptly in relation to any draft written material communications to be sent to a Governmental Agency (including applications), the Submitting Party must correct any factual inaccuracy notified to it relating to Non-Submitting Party and consider any other reasonable comments from the Non-Submitting Party in good faith;

(ii) the Submitting Party must provide a copy of any communications to which clause 3.3(f)(i) applies ultimately sent to a Government Agency promptly after such communication is sent;

(iii) the Company and Bidder Holdco must each promptly take all reasonable steps to enable an application for all Regulatory Approvals to be made as soon as reasonably possible after the date of this Deed (to the extent not applied for before the date of this Deed);

(iv) the Company and Bidder Holdco must each take all steps they are responsible for as part of the Regulatory Approval process (Responsible Party), including responding to requests for information from the relevant Governmental Agencies at the earliest practicable time, and the other party must provide all assistance and information the Responsible Party reasonably requests in respect of the steps it is responsible for;

(v) the Company and Bidder Holdco must each keep the other reasonably informed of progress in relation to each Regulatory Approval (including in relation to any material matters raised by, or conditions or other arrangements proposed by, or to, any Governmental Agency in relation to a Regulatory Approval) that they become aware of;

(vi) the Company and Bidder Holdco must consult in relation to the progress of obtaining any of the Regulatory Approvals; and

(vii) the Company shall pay all filing fees in respect of the Regulatory Approvals, provided that Bidder Holdco shall pay all filing fees in respect to clause 3.1(a) (FIRB),

provided that:

(viii) the Company and Bidder Holdco may withhold or redact information or documents from provided to the other party if and to the extent that they are either confidential to a third party or commercially sensitive and confidential to the applicant;

(ix) neither Bidder Holdco nor the Company is required to disclose materially commercially sensitive information to the other party;

(x) a Responsible Party is not prevented from taking any step (including communicating with a Governmental Agency) in respect of a Regulatory Approval if the other party has not promptly responded under clause 3.3(f)(vi); and

(xi) neither the Company nor Bidder Holdco shall not be required to make, or accept, any divestiture of assets or other actions that could reasonably be expected to be adverse to it if required by a Governmental Agency.

3.4 Certain notices

(a) Each party must:

(i) keep the others promptly and reasonably informed of the steps it has taken and of its progress towards satisfaction of the Conditions Precedent;

(ii) promptly notify the others in writing if it becomes aware that any Condition Precedent has been satisfied; and

(iii) promptly give the others notice of a failure to satisfy a Condition Precedent in clause 3.1 or of any event that will prevent a Condition Precedent in clause 3.1 being satisfied.

(b) A waiver of a breach or non-fulfilment of one Condition Precedent does not constitute:

(i) a waiver of the breach or non-fulfilment of any other Condition Precedent resulting from the same event; or

(ii) a waiver of the breach or non-fulfilment of that Condition Precedent resulting from any other event.

3.5 Conditions precedent not met

(a) If there is an act, a failure to act, an event or an occurrence that does, will or would be reasonably likely to prevent any of the Conditions Precedent in clause 3.1 being satisfied or if any of the Conditions Precedent will not otherwise be satisfied, by the earlier of the time and date specified in this Deed for its satisfaction and 11.59 pm on the End Date, then the parties will promptly consult in good faith:

(i) with a view to determining whether the Scheme, or a transaction which results in the transfer of all of the Scheme Shares to a Bidder Group Member may proceed by alternative means or whether, in the case of a breach of (or an event that does, will or would be reasonably likely to prevent the satisfaction of) a Condition Precedent in clauses 3.1(f) (No Company Prescribed Event), 3.1(g) (No Bidder Holdco Prescribed Event), 3.1(h) (No Company Material Adverse Change) or 3.1(i) (No Bidder Holdco Material Adverse Change), the breach or the effects of the breach are capable of being remedied; or

(ii) to extend the date for satisfaction of the relevant Condition Precedent or the End Date, adjourn or change the date of an application to the Court for orders approving the Scheme or otherwise amend the Timetable, and agree on a course of action that achieves either (i) or (ii) above.

(b) If the parties are unable to reach agreement under clause 3.5(a) by the earlier of the date that is 10 Business Days after they commence discussions and 8.00 am on the Second Court Date, then unless the relevant condition is waived in accordance with clause 3.2, a party entitled to the benefit of that condition under clause 3.2 may (subject to clause 3.5(c)) terminate this Deed.

(c) A party will not be entitled to terminate this Deed pursuant to clause 3.5(b) if the relevant condition has not been satisfied (or has become incapable of being satisfied) as a result of that party's:

(i) breach of this Deed; or

(ii) deliberate act or omission.

(d) Termination of this Deed under clause 3.5(b) does not affect any accrued rights arising from any breach of this Deed prior to termination or the obligation of the Company to pay the Break Fee or Bidder Holdco to pay the Reverse Break Fee if required to do so under clauses 13 or 14 respectively.

4. Key features of Scheme

4.1 Scheme and Scheme Consideration

(a) The Company must propose the Scheme to the Scheme Shareholders on and subject to the terms and conditions of this Deed and the Scheme.

(b) Subject to clause 3.1, if the Scheme becomes Effective:

(i) all of the Scheme Shares must be transferred to Bidder AU and the Scheme Shareholders will be entitled to receive the Scheme Consideration in accordance with the terms of the Scheme; and

(ii) in consideration for the transfer to Bidder AU of each Scheme Share held by a Scheme Shareholder under the terms of the Scheme on the Implementation Date, Bidder Holdco or a Bidder Group Member must provide the Scheme Consideration to each Scheme Shareholder in accordance with the terms of the Scheme.

4.2 No amendment to Scheme or Timetable without consent

The Company must not consent to any modification of, or amendment to, or the making or imposition by a court of any condition in respect of, the Scheme, or delay the Timetable including by way of adjournment of the First Court Date, Scheme Meeting or Second Court Date without the prior written consent of Bidder Holdco (which consent may not be unreasonably withheld or delayed).

4.3 Fractional entitlements and splitting

Where the calculation of the number of New Bidder Holdco Shares to be issued to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a New Bidder Holdco Share, the fractional entitlement will be rounded down to the nearest whole number of New Bidder Holdco Shares.

4.4 New Bidder Holdco Shares

Bidder Holdco covenants in favour of the Company (in its own right and separately as trustee and nominee for each of the Scheme Shareholders) that, subject to the Company's compliance with the terms of this Deed and the accuracy of the Company representations and warranties in clause 8.3(b), the New Bidder Holdco Shares issued as Scheme Consideration will:

(a) on their issue rank equally in all respects with all other Bidder Holdco Shares on issue;

(b) on their issue be duly and validly issued and authorized in accordance with all applicable laws and Bidder Holdco's articles of incorporation, by-laws and other constituent documents;

(c) from the Business Day following the date this Scheme becomes Effective (or such later date as NYSE or TSX requires), be quoted and listed for trading on the NYSE and TSX;

(d) on their issue be fully paid, non-assessable and free of any Security Interest or encumbrance; and

(e) on their issue be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of Bidder Holdco Shares on and from the Implementation Date.

4.5 Ineligible Foreign Shareholders

(a) Bidder Holdco must ensure that the New Bidder Holdco Shares to which an Ineligible Foreign Shareholder would otherwise have been entitled will be issued to a nominee appointed by Bidder Holdco and Bidder Holdco must procure that the nominee:

(i) as soon as reasonably practicable after the Implementation Date (and in any event within 20 days after the Implementation Date) sells or procures the sale of all of the New Bidder Holdco Shares issued to the nominee pursuant to this clause 4.5 in the ordinary course of trading on the TSX and in such manner, at such price and on such other terms as the nominee reasonably determines; and

(ii) as soon as reasonably practicable after settlement (and in any event within 10 Business Days) remits to Bidder Holdco the proceeds of sale (after deducting any reasonable brokerage or other selling costs, taxes and charges).

(b) Promptly after the last sale of New Bidder Holdco Shares in accordance with clause 4.5, Bidder Holdco will pay to each Ineligible Foreign Shareholder an amount equal to the proportion of the net proceeds of sale received by Bidder Holdco pursuant to clause 4.5 to which that Ineligible Foreign Shareholder is entitled in full satisfaction of the Ineligible Foreign Shareholder's entitlement to the relevant New Bidder Holdco Shares.

(c) Bidder Holdco must appoint the nominee on terms reasonably acceptable to the Company at least five Business Days before the date of the Scheme Meeting.

4.6 Provision of Company Share information

(a) In order to facilitate the provision of the Scheme Consideration, the Company must provide, or procure the provision of, a complete copy of the Register as at the Record Date (which must include the name, registered address and registered holding of each Scheme Shareholder as at the Record Date) to Bidder Holdco or a nominee of Bidder Holdco, within one Business Day after the Record Date.

(b) The details and information to be provided under clause 4.6(a) must be provided in such form as Bidder Holdco, its nominee or Bidder Holdco's share registry may reasonably require.

4.7 Excluded Shareholders

(a) Bidder Holdco represents that any Bidder Group Member who holds the Company Shares on the Record Date consents to be excluded from the operation of the Scheme.

(b) If any Bidder Group Member holds or acquires any Company Shares after the date of this Deed, Bidder Holdco must notify the Company in writing of such acquisition and the relevant Bidder Group Member, and that entity will not be a "Scheme Shareholder" for the purposes of this Deed and will be excluded from the operation of the Scheme.

4.8 Australian tax roll-over

(a) Bidder Holdco acknowledges that each Scheme Shareholder who is an eligible Australian resident shareholder who holds Company Shares on capital account is expected to seek roll-over relief under subdivision 124-M of the Tax Act, to the extent permitted under the Tax Act.

(b) Bidder Holdco undertakes that it will not make a choice to deny roll-over relief to the Scheme Shareholders under subsection 124-795(4) of the Tax Act.

4.9 Special Dividend

Notwithstanding any other provision of this Deed, subject to:

(a) the Scheme becoming Effective; and

(b) the Company complying with the requirements of section 254T of the Corporations Act,

the Company may (in its absolute discretion) determine and pay a special dividend of up to A$0.065 per Company Share to the Company Shareholders (Special Dividend), provided that:

(c) the Special Dividend:

(i) must not be franked to any extent; and

(ii) must not breach the "benchmark rule" under section 203-25 of the Tax Act;

(d) if the Company declares (whether by a dividend statement accompanying the Special Dividend or otherwise) that any portion of the Special Dividend is Conduit Foreign Income - the Company must not breach section 288-80 of Schedule 1 to the Taxation Administration Act 1953 by over declaring Conduit Foreign Income;

(e) to the extent that any portion of the Special Dividend is not declared to be Conduit Foreign Income, the Company must withhold tax (as required by law) from the Special Dividend if:

(i) payment of the Special Dividend is made to a Company Shareholder with an address outside Australia; or

(ii) the Company is authorised to pay the Special Dividend to an entity outside Australia;

(f) the record date for the Special Dividend must be on or before the Record Date; and

(g) the payment date for the Special Dividend will be determined by the Company (in its absolute discretion), provided that the payment date occurs on or before the Implementation Date.

5. Transaction steps and implementation

5.1 Company obligations

The Company must use best endeavours to propose and implement the Scheme in accordance with the Timetable (as further provided in clause 2.3) and in accordance with applicable law, including by taking each of the following steps:

(a) Scheme Booklet: subject to Bidder Holdco complying with clauses 5.2(a), 5.2(c) and 5.2(d), prepare and send to the Company Shareholders a Scheme Booklet which:

(i) complies with all applicable Australian laws, ASX Listing Rules and ASIC Regulatory Guides (including ASIC Regulatory Guide 60), AIM Rules, UK MAR and is not misleading or deceptive in any material respect (whether by omission or otherwise);

(ii) includes the information and documents referred to in clauses 6.1 and 6.2; and

(iii) is updated by all such further or new information which may arise after the Scheme Booklet has been despatched until the date of the Scheme Meeting which is necessary to ensure that it is not misleading or deceptive in any material respect (whether by omission or otherwise).

(b) Independent Expert: promptly appoint the Independent Expert and provide all assistance and information reasonably requested by the Independent Expert (and any specialist expert appointed by the Independent Expert) to enable it to prepare its report (including any updates to such report) for inclusion in the Scheme Booklet (including any updates thereto) consistently with the Timetable.

(c) Directors' recommendation: subject to clause 5.4, the Company must include in the Scheme Booklet and the public announcement contemplated by clause 10.1 (on the basis of statements made to it by each Company Director) a statement by the Company Board:

(i) unanimously recommending that the Company Shareholders vote in favour of the Scheme subject to the Independent Expert opining and not subsequently modifying or withdrawing its opinion that the Scheme is in the best interests of the Company Shareholders and in the absence of a Superior Proposal received by the Company; and

(ii) that each Company Director will (subject to the Independent Expert opining and not subsequently modifying or withdrawing its opinion that the Scheme is in the best interests of the Company Shareholders and in the absence of the Company receiving a Superior Proposal) vote, or procure the voting of, any Company Shares (as applicable) held by, or on behalf of, the Company Director at the time of the Scheme Meeting in favour of the Scheme, unless there has been a change of recommendation permitted by clause 5.4(c) or, 5.4(d).

(d) Consult Bidder Holdco:

(i) provide to Bidder Holdco drafts of the Scheme Booklet to reasonably allow Bidder Holdco to review and comment on those drafts;

(ii) take the comments made by Bidder Holdco into account in good faith when producing revised drafts of the Scheme Booklet; and

(iii) provide to Bidder Holdco a draft of the Scheme Booklet proposed to be provided to ASIC within a reasonable time before the ASIC Draft is finalised and to enable Bidder Holdco to review the ASIC Draft at least three Business Days before its submission.

(e) Amend Scheme Booklet: implement such changes to those parts of the Scheme Booklet containing the Bidder Information which are provided in accordance with clause 5.2(a) as reasonably requested by Bidder Holdco and prior to finalising the ASIC Draft.

(f) Update the Scheme Booklet: if it becomes aware of information after the date the Scheme Booklet is despatched which is material for the disclosure to the Company's Shareholders in deciding whether to vote in favour of the Scheme, that has become false or misleading after the date of this Deed in any material respect, or that is required to be disclosed under any applicable law, as expeditiously as practicable;

(i) notify Bidder Holdco of the relevant information;

(ii) inform the Company Shareholders of the information in an appropriate and timely manner, in accordance with applicable law and consultation with Bidder Holdco; and

(iii) provide Bidder Holdco with drafts of any documents that it proposes to issue to any of the Company Shareholders under clause 5.1(f)(ii) and take into account (in good faith), for the purpose of amending those drafts, any comments received in a timely manner from Bidder Holdco on those drafts.

(g) Bidder Information: obtain written consent from Bidder Holdco for the form and context in which the Bidder Information appears in the Scheme Booklet (which approval must not be unreasonably withheld or delayed), not lodge the Scheme Booklet with ASIC until such approval is obtained from Bidder Holdco and not use the Bidder Information for any purposes other than those expressly contemplated or expressly permitted by this Deed or the Scheme.

(h) Merged Group information: prepare and promptly provide to Bidder Holdco any information regarding the Company Group that Bidder Holdco reasonably requires in order to prepare the information regarding the Merged Group for inclusion in the Scheme Booklet.

(i) Provide a copy of the Independent Expert's Report: promptly provide Bidder Holdco with a copy of any final report received from the Independent Expert.

(j) Approval of draft for ASIC: as soon as practicable after the preparation of an advanced draft of the Scheme Booklet suitable for review by ASIC, procure that a meeting of the Company Board, or of a committee of the Company Board appointed for the purpose, is convened to consider approving that draft as being in a form appropriate for provision to ASIC for its review and approval for the purposes of section 411(2) of the Corporations Act.

(k) ASIC Review Period: as soon as reasonably practicable after the date of this Deed and in accordance with the Timetable, provide the ASIC Draft to ASIC and during the ASIC Review Period:

(i) liaise with ASIC during the period of its consideration of the ASIC Draft;

(ii) promptly provide to Bidder Holdco, and include in a revised draft of the Scheme Booklet, any new information not included in the ASIC Draft which is required by the Corporations Act, Corporations Regulations, ASIC Regulatory Guide 60 or the ASX Listing Rules to be included in the Scheme Booklet; and

(iii) keep Bidder Holdco informed of any matters raised by ASIC or ASX about the Scheme Booklet, and use all reasonable endeavours, in co-operation with Bidder Holdco, to resolve any such matters, save where the resolution of such matters requires an amendment to the Bidder Information, such amendments must be approved by Bidder Holdco in its absolute discretion.

(l) Section 411(17)(b) statement: apply to ASIC for the production of:

(i) an indication of intent letter stating that it does not intend to appear before the Court on the First Court Date; and

(ii) a statement under section 411(17)(b) of the Corporations Act that ASIC has no objection to the Scheme.

(m) Approval of Scheme Booklet: as soon as practicable after the conclusion of the review by ASIC of the Scheme Booklet, procure that a meeting of the Company Board, or of a committee of the Company Board appointed for the purpose, is convened to consider approving the Scheme Booklet for despatch to the Company Shareholders, subject to approval of the Court.

(n) Shareholder support:

(i) subject to the Corporations Act and all applicable Australian laws, UK MAR and the AIM Rules, participate in efforts reasonably requested by Bidder Holdco to promote to the Company Shareholders the merits of the Scheme, including soliciting proxy votes in favour of the Scheme and meeting with key Company Shareholders; and

(ii) provide all necessary information, and procure that the Company Registry provides all necessary information, in each case in its or the Company Registry's possession in a form reasonably requested by Bidder Holdco, for the purpose of understanding legal and beneficial ownership of the Company Shares and proxy appointments and directions received by the Company prior to the Scheme Meeting.

(o) Court documents: consult with Bidder Holdco and Bidder AU in relation to the content of, and prepare the documents required for the purpose of each of the Court hearings held for the purposes of sections 411(1) and 411(4)(b) of the Corporations Act in relation to the Scheme (including originating process, affidavits, submissions and draft minutes of Court orders).

(p) Court direction: apply to the Court for, and take all other reasonable steps to obtain, an order under section 411(1) of the Corporations Act directing the Company to convene the Scheme Meeting.

(q) Legal representation: allow and not oppose any application by Bidder Holdco nor Bidder AU for leave of the Court to be represented by legal counsel representing Bidder Holdco or Bidder AU at the Court hearings convened for the purposes of sections 411(1) and 411(4)(b) of the Corporations Act.

(r) Scheme meeting: take all reasonable steps necessary to comply with the orders of the Court including despatching the Scheme Booklet to the Company Shareholders and convening the Scheme Meeting.

(s) Registration of explanatory statement: ask ASIC to register the explanatory statement included in the Scheme Booklet in accordance with section 412(6) of the Corporations Act.

(t) Court order: if the Scheme Meeting approves the Scheme by the necessary majorities, and the parties agree that it can reasonably be expected that all remaining Conditions Precedent in clause 3.1 will be satisfied or waived prior to the proposed Second Court Date, apply (and, to the extent necessary, re-apply) to the Court for, and take all other reasonable steps to obtain, an order approving the Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act.

(u) Certificate: at the hearing on the Second Court Date, provide to the Court a certificate in the form of a deed and substantially in the form set out in Annexure D confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in clause 3.1 (other than the Condition Precedent in clause 3.1(e)) have been satisfied or waived in accordance with this Deed and provide a draft of that certificate to Bidder Holdco by 5.00pm on the date that is two Business Days prior to the Second Court Date.

(v) Lodge copy of court order: lodge with ASIC an office copy of the orders approving the Scheme in accordance with section 411(10) of the Corporations Act.

(w) Transfer and registration: if the Scheme becomes Effective:

(i) close the register of members of the Company as at the Record Date and determine entitlements to the Scheme Consideration in accordance with the Scheme and Deed Poll;

(ii) execute a master transfer as agent and attorney for the Scheme Shareholders in accordance with the Scheme and effect and register the transfer of the Scheme Shares on the Implementation Date in accordance with the Scheme; and

(iii) do all other things contemplated by or necessary to give effect to the Scheme and the orders of the Court approving the Scheme.

(x) Information: provide all necessary information about the Scheme Shareholders to Bidder Holdco which Bidder Holdco requires in order to facilitate the provision by Bidder Holdco of the Scheme Consideration.

(y) Listing: take all reasonable and appropriate steps to maintain the Company's listing on ASX and AIM, up to and including the later of the Business Day after the Implementation Date and the Business Day after the date on which all transfers of Scheme Shares have been duly registered in accordance with the Scheme, including without limitation, making appropriate applications to ASX, AIM (in respect of the Company DIs) and ASIC.

(z) Company DI Holders: consult with the Depositary to ensure each Company DI Holder as at the Record Date (and the record date for the Special Dividend) receives the Scheme Consideration (and the Special Dividend), and coordinate with the Depositary to terminate the depositary agreement between the Company and the Depositary with effect from the de-listing of the Company on AIM, or such other date and time agreed between the Company and Bidder Holdco.

(aa) Suspension of trading: apply to ASX and AIM to suspend trading in the Company Shares with effect from the close of trading on the Effective Date, or such other date and time agreed between the Company and Bidder Holdco.

(bb) Due diligence and verification: undertake appropriate due diligence and verification processes in relation to the Scheme Booklet (other than in relation to the Bidder Information and the Independent Expert's Report).

(cc) Accuracy: ensure that the Scheme Booklet (other than the Bidder Information and the Independent Expert's Report) does not contain any material statement that is misleading, inaccurate or false in a material respect (whether by omission or otherwise).

(dd) Application for de-listing: in sufficient time prior to the Second Court Date, the Company will apply to ASX and AIM for the cancellation of admission to trading of the Company Shares on ASX and the Company DIs on AIM, respectively, which cancellation is to take effect from the later of the Business Day after the Implementation Date and the Business Day after the date on which all transfers of Scheme Shares have been duly registered in accordance with the Scheme.

(ee) Compliance with laws: comply with all applicable laws and regulations, including the ASX Listing Rules and AIM Rules in carrying out all actions and transactions contemplated by this Deed.

(ff) Proxy votes: keep Bidder Holdco reasonably informed (and at least on a daily basis on each of the 5 Business Days prior to the deadline for receipt of proxies) as to the aggregate tally of the proxies received by the Company (or by its registry) for the Scheme Meeting, including promptly following the deadline for the receipt of proxies.

(gg) All other things necessary: take all other actions and do all things reasonably necessary or desirable to give effect to the Scheme having regard to the Timetable.

5.2 Bidder Holdco's obligations

Bidder Holdco must use its best endeavours to implement the Scheme in accordance with the Timetable (as further provided in clause 2.3) and in accordance with applicable law, including taking each of the following steps:

(a) Bidder Information:

(i) prepare and promptly provide to the Company all information regarding Bidder Holdco, Bidder AU, the Merged Group and the Scheme Consideration, required by all applicable laws, the ASX Listing Rules and ASIC Regulatory Guides and the AIM Rules for inclusion in the Scheme Booklet, which information must:

(A) satisfy section 411(3) of the Corporations Act and ASIC Regulatory Guide 60 in respect of that information;

(B) not be misleading or deceptive in any material respect (whether by omission or otherwise) including in the form and context in which it appears in the Scheme Booklet, provided that it appears in the form to which Bidder Holdco has consented; and

(C) be updated by all such further or new information which may arise after the Scheme Booklet has been despatched until the date of the Scheme Meeting which is necessary to ensure that it is not misleading or deceptive in any material respect (whether by omission or otherwise); and

(ii) on or before each of:

(A) the Business Day prior to each day on which the Company Board is scheduled to meet to approve the Scheme Booklet as contemplated in clause 5.1(m) (and as notified in writing to Bidder Holdco);

(B) the Business Day before the Company proposes to despatch the Scheme Booklet to the Company Shareholders (as notified in writing to Bidder Holdco); and

(C) the Business Day before the Scheme Meeting,

Bidder Holdco must verify all statements comprising part of the Bidder Information or the Merged Group Information and any statements directly derived from the Bidder Information or Merged Group Information, contained in the Scheme Booklet and provide such documentation to evidence its verification that the Company may reasonably request, including a verification certificate duly signed by those Bidder Holdco representatives responsible for verification.

(b) Independent Expert: promptly provide all assistance and information reasonably requested by the Independent Expert (and any specialist expert appointed by the Independent Expert) to enable it to prepare its report for the Scheme Booklet.

(c) Review of Scheme Booklet: as soon as practicable after receipt, review the drafts of the Scheme Booklet prepared by the Company and provide comments in good faith.

(d) Approval of Scheme Booklet: as soon as practicable after the conclusion of ASIC's review of the Scheme Booklet, procure that a meeting of Bidder Holdco Board (or of a committee of the Bidder Holdco Board appointed for the purpose) is convened to consider approving the Bidder Information and Merged Group Information in the Scheme Booklet as being in a form appropriate for despatch to the Company Shareholders, subject to approval of the Court. If Bidder Holdco and the Company disagree on the form or content of the Scheme Booklet, they must consult in good faith to try to settle an agreed form of the Scheme Booklet. If complete agreement is not reached after reasonable consultation, then:

(i) if the disagreement relates to the form or content of the Bidder Information or the Merged Group Information contained in the Scheme Booklet, the Company will, acting in good faith, make such amendments as Bidder Holdco reasonably requires; and

(ii) if the disagreement relates to the form or content of any other part of the Scheme Booklet, the Company Board will, acting in good faith and taking into account any reasonable comments provided by Bidder Holdco, decide the final form or content of the disputed part of the Scheme Booklet.

(e) Deed Poll: by no later than the Business Day prior to the First Court Date, enter into the Deed Poll.

(f) Representation: procure that it is represented by counsel at the Court hearings convened for the purposes of section 411(1) and 411(4)(b) of the Corporations Act in relation to the Scheme, at which, through its counsel, Bidder Holdco will undertake (if requested by the Court) to do all such things within its power as may be necessary in order to ensure the fulfilment of its obligations under the Scheme, and, to the extent that leave of the Court is required for Bidder Holdco to be represented at those Court hearings, apply for that leave. Nothing in this Deed is to be taken to give the Company any right or power to make or give undertakings to the Court for or on behalf of Bidder Holdco and similarly nothing in this Deed is to be taken to give Bidder Holdco any right or power to make or give undertakings to the Court for or on behalf of the Company.

(g) Certificate: at the hearing on the Second Court Date, provide to the Court a certificate in the form of a deed and substantially in the form set out in Annexure D confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in clause 3.1 (other than the Condition Precedent in clause 3.1(e)) have been satisfied or waived in accordance with this Deed and provide a draft of that certificate to the Company by 5.00pm on the date that is two Business Days prior to the Second Court Date.

(h) Scheme Consideration: if the Scheme becomes Effective, provide the Scheme Consideration on the Implementation Date in accordance with the Deed Poll.

(i) NYSE and TSX approvals: ensure the issue of New Bidder Holdco Shares have been authorized for listing, and shall be listed, on NYSE and conditionally approved for listing on the TSX, subject only to official notice of issuance and customary listing conditions.

(j) Class ruling: Bidder Holdco undertakes to provide the Company with such assistance and information as may reasonably be requested by the Company for the purposes of obtaining from the Australian Tax Office a class ruling in a form reasonably acceptable to the Company in relation to:

(i) scrip for scrip roll over relief under subdivision 124-M of the Tax Act; and

(ii) any Special Dividend paid,

provided, in each case, Bidder Holdco shall not be required to take any action that will or could reasonably be expected to:

(i) result in costs or a tax burden to Bidder Holdco or the Company post-Implementation Date; and

(ii) delay, impede or otherwise negatively affect the closing of the Scheme.

(k) Compliance with laws: comply with all applicable laws and regulations, including the ASX Listing Rules, UK MAR, the AIM Rules, requirements of the TSX, NYSE, the SEC and other applicable Canadian securities laws in carrying out all actions and transactions contemplated by this Deed.

(l) All other things necessary: take all other actions and do all things reasonably necessary or desirable to give effect to the Scheme having regard to the Timetable.

5.3 Bidder AU's Obligations

Bidder AU must use its best endeavours to implement the Scheme in accordance with the Timetable (as further provided in clause 2.3) and in accordance with applicable law, including taking each of the following steps:

(a) Deed Poll: by no later than the Business Day prior to the First Court Date, execute and deliver to the Company the Deed Poll.

(b) Share Transfer: if the Scheme becomes Effective:

(i) accept a transfer of the Scheme Shares as contemplated by clause 4.1; and

(ii) execute instruments of transfer in respect of the Scheme Shares.

(c) Scheme Consideration: if the Scheme becomes Effective, provide or procure the provision of the Scheme Consideration in the manner and amount contemplated by clause 4.1 and the terms of the Scheme and Deed Poll.

(d) All other things necessary: take all other actions and do all things reasonably necessary or desirable to give effect to the Scheme having regard to the Timetable.

5.4 Company Board Recommendations and Voting Intention

(a) The Company represents and warrants to Bidder Holdco and Bidder AU that each Company Director in office as at the date of this Deed has confirmed by way of a resolution of the Company Board or by separate written confirmation that:

(i) they will recommend that the Company Shareholders vote in favour of the Scheme (Recommendation); and

(ii) they intend to vote, or cause to be voted, all Company Shares in which they have a Relevant Interest in favour of the Scheme (Voting Intention),

in each case:

(iii) in the absence of a Superior Proposal; and

(iv) subject to the Independent Expert concluding and continuing to conclude that the Scheme is in the best interests of the Company Shareholders.

(b) Subject to a Company Director withdrawing or changing a Recommendation or Voting Intention in the circumstances set out in clauses 5.4(c) or 5.4(d), the Company must ensure that the Scheme Booklet includes statements to the effect that each Company Director gives the Recommendation and provides the Voting Intention.

(c) The Company must use its best endeavours to procure that the Company Board collectively and the members of the Company Board individually do not change, withdraw or modify their Recommendation or Voting Intention in favour of the Scheme unless:

(i) the Independent Expert concludes in its report (or in any revised or supplemental report) that the Scheme is not in the best interests of the Company Shareholders;

(ii) the change, withdrawal or modification occurs because of a requirement by a court or Governmental Agency that one or more Company Directors abstain or withdraw from making a recommendation that Company Shareholders vote in favour of the Scheme after the date of this Deed; or

(iii) the Company receives a Competing Proposal and the Company Directors determine that the Competing Proposal constitutes a Superior Proposal and all of Bidder Holdco's rights under clause 12.6 have been exhausted.

(d) If an executive director who is a Company Director reasonably determines that they may not make a Recommendation in respect of the Scheme because they may receive a management incentive from a Bidder Group Member or entitlements (including acceleration or vesting of such entitlements) under the Company STIP or the Company LTIP in connection with the Scheme, then, notwithstanding anything else in this Deed, that executive director will not make any recommendation in respect of the Scheme and the Company will procure that such executive director complies with all laws, the ASX Listing Rules, the AIM Rules and ASIC Regulatory Guides in respect of the disclosure of such an interest and participation in any Company Board consideration of the Scheme and matters associated with this Deed or the Scheme.

(e) If the Company Board collectively, or any Company Director individually, proposes to withdraw, change or modify its Recommendation or Voting Intention pursuant to clause 5.4(c)(i) or 5.4(c)(ii), which it may only do in accordance with those clauses, then:

(i) the Company must provide written notification to Bidder Holdco and Bidder AU as soon as practicable and in any event, not exceeding 2 Business Days from being aware of such proposal; and

(ii) to the extent practicable in the circumstances, Bidder Holdco, Bidder AU and Company must consult in good faith for 2 Business Days from the date notification is given under clause 5.4(e)(i) to determine whether any change is required to the Recommendation or Voting Intention.

6. Co-ordination and timing

6.1 Content of Scheme Booklet

(a) The Company must consult with Bidder Holdco on the content of the Scheme Booklet (other than the Bidder Information) and give Bidder Holdco and its Representatives reasonable opportunity to comment on successive drafts of the Scheme Booklet in respect of its content and presentation (in the case of the Independent Expert's Report, to the extent agreed or consented to by the Independent Expert).

(b) The Company must prepare the Scheme Booklet substantially in accordance with the Timetable and it must include:

(i) the terms of the Scheme;

(ii) a notice of Scheme Meeting, and any other notice of meeting in respect of any resolution that is necessary, expedient or incidental to give effect to the Scheme, together with a proxy form for the Scheme Meeting, and for any ancillary meeting;

(iii) the Company Information;

(iv) the Bidder Information, which will be:

(A) so far as is practicable, contained in a separate and distinct section of the Scheme Booklet; and

(B) clearly identified as the Bidder Information;

(v) a copy of this Deed (without the schedules or annexures) or a summary of it;

(vi) a copy of the executed Deed Poll; and

(vii) the Independent Expert's Report.

(c) Each of Bidder Holdco and the Company must co-operate in good faith to prepare the Merged Group Information.

6.2 Responsibility statements

(a) The Scheme Booklet will contain a responsibility statement to the effect that:

(i) Bidder Holdco is responsible for the Bidder Information and the Merged Group Information contained in the Scheme Booklet (other than any information regarding the Company Group contained in, or used in the preparation of, the information regarding the Merged Group);

(ii) The Company is responsible for the Company Information contained in the Scheme Booklet and any information regarding the Company Group contained in, or used in the preparation of, the information regarding the Merged Group; and

(iii) the Independent Expert has provided and is responsible for the Independent Expert's Report, and that neither Bidder Holdco nor the Company assume any responsibility for the accuracy or completeness of the Independent Expert's Report.

(b) If the Company and Bidder Holdco disagree on the form or content of the Scheme Booklet, they must consult in good faith to try to settle an agreed form of the Scheme Booklet. If after three Business Days of consultation, Bidder Holdco and the Company are unable to agree on the form or content of the Scheme Booklet:

(i) where the determination relates to Bidder Information, Bidder Holdco will make the final determination, acting reasonably, as to the form and content of the Bidder Information; and

(ii) in any other case, the final determination as to the form and content of the Scheme Booklet will be made by the Company, acting reasonably.

6.3 Conduct of Court proceedings

(a) The Company and Bidder Holdco are entitled to separate representation at all Court proceedings affecting the Scheme.

(b) This Deed does not give the Company, Bidder Holdco nor Bidder AU any right or power to give undertakings to the Court for or on behalf of the other party without that party's written consent.

(c) The Company, Bidder Holdco and Bidder AU must, acting reasonably and in good faith, consider all undertakings to the Court in such Court proceedings which are reasonably required to obtain Court approval and confirmation of the Scheme as contemplated by this Deed.

6.4 Verification

(a) The Company undertake appropriate due diligence and verification processes to ensure that the Scheme Booklet (other than the Bidder Information and the Merged Group Information (other than any information regarding the Company Group contained in, or used in the preparation of, the information regarding the Merged Group) and the Independent Expert's Report) is not misleading or deceptive in any material respect (whether by omission or otherwise) as at the date on which the Scheme Booklet is despatched to the Company Shareholders and confirm in writing to Bidder Holdco that is has done so, and if required by the Court, provide evidence to the Court on or before the First Court Date confirming those due diligence and verification processes and their completion.

(b) Bidder Holdco must undertake appropriate due diligence and verification processes to ensure that the Bidder Information and the Merged Group Information (other than any information regarding the Company Group contained in, or used in the preparation of, the information regarding the Merged Group) is not misleading or deceptive in any material respect (whether by omission or otherwise) as at the date on which the Scheme Booklet is despatched to the Company Shareholders, and confirm in writing to the Company that it has so done, and if required by the Court, providing evidence to the Court on or before the First Court Date confirming those due diligence and verification processes and their completion.

6.5 Co-operation

The Company and Bidder Holdco must each use all reasonable endeavours and utilise all necessary resources (including management, shareholder, marketing and corporate relations resources, as well as the resources of external Advisors) to produce the Scheme Booklet and implement the Scheme as soon as reasonably practicable and substantially in accordance with the Timetable.

6.6 US securities laws matters

The parties agree that the Scheme shall be carried out with the intention that, and must use their commercially reasonable efforts to ensure that, all New Bidder Holdco Shares issued under the Scheme are issued by Bidder Holdco in reliance on the exemption from registration requirements under Section 3(a)(10) of the U.S. Securities Act. In order to ensure the availability of the exemption under Section 3(a)(10) of the U.S. Securities Act and to facilitate Bidder Holdco's compliance with other U.S. securities laws, the parties agree that:

(a) the Court will be asked to approve and conclude affirmatively the procedural and substantive fairness of the terms and conditions of the Scheme;

(b) before the commencement of the hearing on the First Court Date, the Court shall be advised of the intention of Bidder Holdco and the Company to rely on the exemption from registration requirements provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of New Bidder Holdco Shares to Scheme Shareholders and Company Performance Rights Holders pursuant to the Scheme, based on the Court's approval of the Scheme, and that its approval of the Scheme is to be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Scheme to all persons who are entitled to receive Scheme Consideration pursuant to the Scheme;

(c) the Company shall request that the orders of the Court on the First Court Date specify that each person entitled to receive Scheme Consideration pursuant to the Scheme will have the right to appear before the Court at the hearing of the Court to give approval of the Scheme;

(d) the Company will ensure that each Company Shareholder, Company DI Holder, Company Performance Rights Holder and any other person entitled to receive Scheme Consideration pursuant to the Scheme will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to approve the procedural and substantive fairness of the terms and conditions of the Scheme and providing them with sufficient information necessary for them to exercise that right, and the Company shall request that the orders of the Court on the Second Court Date expressly state that the Scheme, including the terms and conditions thereof and the issuances and exchanges of securities contemplated therein, is approved by the Court as being procedurally and substantively fair and reasonable to all persons entitled to receive Scheme Consideration pursuant to the Scheme and include a statement to substantially the following effect: "It is the intention of the parties to rely on Section 3(a)(10) of the United States Securities Act of 1933, as amended (U.S. Securities Act), and that the declaration of the fairness of, and the approval of, the Scheme contemplated by the Scheme of Arrangement, a copy of which is attached to this final Order, by the Court will serve as a basis for reliance on the exemption provided by Section 3(a)(10) of the U.S. Securities Act, from the registration requirements otherwise imposed by that Act, regarding the issuance and distribution of securities of Bidder Holdco, pursuant to the Scheme of Arrangement.";

(e) the Court will hold a hearing before approving the procedural and substantive fairness of the terms and conditions of the Scheme and issuing the order on the Second Court Date;

(f) the Scheme Booklet will include a statement to substantially the effect that the New Bidder Holdco Shares issued pursuant to the Scheme have not been registered under the U.S. Securities Act and shall be issued by Bidder Holdco in reliance on the exemption from registration under Section 3(a)(10) of the U.S. Securities Act and that certain restrictions on resale under U.S. securities laws, including Rule 144 under the U.S. Securities Act, may be applicable with respect to securities issued to holders that are (or have been in the 90 days immediately prior to the issuance of the New Bidder Holdco Shares) affiliates (as defined in Rule 405 of the U.S. Securities Act) of Bidder Holdco; and

(g) the issuance of any New Bidder Holdco Shares to a person in any state, territory or possession of the United States shall comply with any issuer broker-dealer registration requirement applicable in that state, territory or possession, unless an exemption from such issuer broker-dealer registration requirement is available.

6.7 Company Performance Rights

(a) Despite any other provision of this Deed:

(i) subject to clause 6.7(a)(ii), the Company and Bidder Holdco agree that the Company Performance Rights may be vested (including on an accelerated basis) and either:

(A) converted into Company Shares prior to the Record Date and the record date for any Special Dividend and that the Scheme Consideration will be provided and any Special Dividend paid in relation to those Company Shares; or

(B) cash-settled (with the cash amount per vested Company Performance Right to be equal to the aggregate of the Company's closing share price on the Effective Date and the amount of any Special Dividend), subject to the proviso that the holder of the vested Company Performance Rights is a Malagasy resident, the receipt of Company Shares by such holder is not permitted pursuant to Malagasy law and no more than 4,194,376 vested Company Performance Rights are cash settled; and

(ii) the Company must ensure that Company Performance Rights have either lapsed or vested and then been converted into Company Shares or cash-settled such that there are no outstanding Company Performance Rights or any other Company equity incentives which are not Company Shares on issue as at the Record Date.

(b) For the avoidance of doubt, the exercise of any discretion by the Company Board, or any other action, which is made in accordance with this clause 6.7, will not be a Company Prescribed Event or a breach of any provision of this Deed, or give rise to any right to terminate this Deed.

7. Conduct of business

7.1 Conduct of business - Company

(a) From the date of this Deed up to and including the Implementation Date, the Company must, and must cause each other Company Group Member to:

(i) carry on and operate their businesses as a going concern, in the ordinary and normal course and consistent with the business plans and budgets disclosed to Bidder Holdco prior to the date of this Deed and otherwise on a basis consistent with that adopted in the previous two years (subject to changes in business composition and seasonal conditions);

(ii) use commercially reasonable endeavours to lift the suspension affecting the Madagascar Exploitation Permit by applying the strategy, and seeking to have material engagements with the relevant Governmental Agency at points in time, that, in each case, have been determined by the Company in consultation with the Transaction Implementation Committee in accordance with clause 7.5, including the negotiation of agreements, commitments, memorandum of understandings or arrangements with any Governmental Agency relating thereto;

(iii) comply with all relevant laws, the ASX Listing Rules, UK MAR, the AIM Rules and Authorisations in all material respects;

(iv) use its best endeavours to prevent a Company Prescribed Event occurring;

(v) use its best endeavours to procure the release of PPSR registration numbers 201112041105766 and 201112041107900 as soon as practical;

(vi) use its best endeavours to:

(A) keep available the services of their officers and senior management;

(B) preserve their relationships with joint venturers, customers, suppliers, landlords, licensors, licensees and other persons with whom it has material business dealings;

(C) ensure that all assets are maintained in the normal course and consistent with past practice; and

(D) ensure that there is no occurrence within their control that would constitute or be reasonably likely to constitute a Company Material Adverse Change.

(b) Without limiting clause 7.1(a) the Company must keep Bidder Holdco reasonably informed of any material progress in lifting the suspension affecting the Toliara Project, including the status of negotiation of all material agreements, commitments, memoranda of understanding or arrangements proposed to be entered into with any Governmental Agency relating thereto.

(c) The obligations of the Company under clauses 7.1(a) and 7.1(b) do not restrict the Company or another Company Group Member undertaking any action:

(i) which is required to be done or procured by the Company pursuant to, or which is otherwise expressly contemplated or expressly permitted by, this Deed or the Scheme (including in connection with an actual, proposed or potential Competing Proposal to the extent permitted by clause 12);

(ii) to the extent that action is required by law;

(iii) which has been Fairly Disclosed in the Due Diligence Materials:

(iv) which is required to be done to reasonably respond to an emergency or disaster including:

(A) situations giving rise to a risk of personal injury or material damage to property; or

(B) a public health emergency, epidemic, pandemic or disease outbreak and any shutting down or reinitiating operation of all or a portion of the business of the Company Group to the extent affected; or

(v) which has been agreed to in writing by Bidder Holdco (which approval must not be unreasonably withheld or delayed).

7.2 Conduct of business - Bidder Holdco

(a) From the date of this Deed up to and including the Implementation Date, Bidder Holdco must, and must cause each other Bidder Group Member to:

(i) carry on and operate their businesses as a going concern, in the ordinary and normal course and consistent with the business plans and budgets disclosed to the Company prior to the date of this Deed and otherwise on a basis consistent with that adopted in the previous two years (subject to changes in business composition and seasonal conditions);

(ii) comply with all relevant laws, the NYSE Rules, the TSX Rules and Authorisations in all material respects; and

(iii) use its best endeavours to prevent a Bidder Holdco Prescribed Event occurring.

(b) The obligations of Bidder Holdco under clause 7.2(a) do not restrict Bidder Holdco or the Bidder Group undertaking any action:

(i) which is required to be done or procured by Bidder Holdco pursuant to, or which is otherwise expressly contemplated or expressly permitted by, this Deed or the Scheme;

(ii) to the extent that action is required by law;

(iii) which has been Fairly Disclosed in the Bidder Due Diligence Materials;

(iv) which is required to be done to reasonably respond to an emergency or disaster including:

(A) situations giving rise to a risk of personal injury or material damage to property; or

(B) a public health emergency, epidemic, pandemic or disease outbreak and any shutting down or reinitiating operation of all or a portion of the business of the Bidder Group to the extent affected; or

(v) which has been agreed to in writing by the Company (which approval must not be unreasonably withheld or delayed).

7.3 Access to people and Company Information

(a) Between the date of this Deed and the Implementation Date, the Company must provide Bidder Holdco with:

(i) copies of any material written correspondence from any Governmental Agency regarding the Material Projects;

(ii) copies of any notices of any claims, investigations, actual or threatened litigation or other legal proceedings with respect to any Material Project having the potential to be material in the context of the relevant project;

(iii) monthly management accounts of the Company and the Company Group prepared in accordance with the Company Group's past practice in the 12 months prior to entry into this Deed;

(iv) details of any material change in the Company Group's business, financial position or prospects (as a whole);

(v) reasonable access to the records, premises, key officers, senior executives and relevant experts of the Company Group Members at times mutually agreed between the parties (acting reasonably) in order to allow Bidder Holdco to:

(A) understand the Company's financial position (including its cash flow and working capital position), trading performance and management control systems;

(B) keep itself informed of material developments relating to the Company Group;

(C) implement the Scheme; and

(D) plan for the transition when the Scheme completes (including coordinating the matters set out in clause 5),

provided that:

(E) nothing in this clause 7.3 will require the Company to provide, or procure the provision of, information concerning:

(I) the Company's directors and management's consideration of the Scheme; or

(II) any actual, proposed or potential Competing Proposal (including directors' and management's consideration of any actual, proposed or potential Competing Proposal);

(F) Bidder Holdco must:

(I) keep all information obtained by it as a result of this clause 7.3 confidential;

(II) provide the Company with reasonable notice of any request for information or access; and

(III) comply with the reasonable requirements of the Company in relation to any access granted;

(G) the Company may provide to Bidder Holdco its records at a place other than the Company's business premises;

(H) nothing in this clause 7.3 will require the Company to provide, or procure the provision of, information concerning the Company Group's business that is, in the reasonable opinion of the Company, commercially sensitive, including any specific pricing and margin information or customer details; and

(I) nothing in this clause 7.3 will require the Company to provide, or procure the provision of, information if to do so would or would be reasonably likely to:

(I) breach any confidentiality obligation owed to a third party or any applicable law; or

(II) result in a waiver of legal professional privilege.

7.4 Access to people and Bidder Holdco information

(a) Between the date of this Deed and the Implementation Date, Bidder Holdco must provide the Company with:

(i) copies of any material correspondence from any Governmental Agency regarding the Bidder Material Projects;

(ii) copies of any notices of any claims, investigations, actual or threatened litigation or other legal proceedings with respect to any Bidder Material Project having the potential to be material in the context of the relevant project;

(iii) monthly management accounts of Bidder Holdco and the Bidder Group prepared in accordance with the Bidder Group's past practice in the 12 months prior to entry into this Deed;

(iv) details of any material change in the Bidder Group's business, financial position or prospects (as a whole);

(v) reasonable access to the records, premises, key officers, senior executives and relevant experts of the Bidder Group Members at times mutually agreed between the parties (acting reasonably) in order to allow the Company to:

(A) understand Bidder Holdco's financial position (including its cash flow and working capital position), trading performance and management control systems;

(B) keep itself informed of material developments relating to the Bidder Group;

(C) implement the Scheme; and

(D) plan for the transition when the Scheme completes (including coordinating the matters set out in clause 5),

provided that:

(E) nothing in this clause 7.4 will require Bidder Holdco to provide, or procure the provision of, information concerning Bidder Holdco's directors and management's consideration of the Scheme;

(F) the Company must:

(I) keep all information obtained by it as a result of this clause 7.4 confidential;

(II) provide Bidder Holdco with reasonable notice of any request for information or access; and

(III) comply with the reasonable requirements of Bidder Holdco in relation to any access granted;

(G) Bidder Holdco may provide to the Company its records at a place other than Bidder Holdco's business premises;

(H) nothing in this clause 7.4 will require Bidder Holdco to provide, or procure the provision of, information concerning the Bidder Group's business that is, in the reasonable opinion of Bidder Holdco, commercially sensitive, including any specific pricing and margin information or customer details; and

(I) nothing in this clause 7.4 will require Bidder Holdco to provide, or procure the provision of, information if to do so would or would be reasonably likely to:

(I) breach any confidentiality obligation owed to a third party or any applicable law; or

(II) result in a waiver of legal professional privilege.

7.5 Transaction Implementation Committee

(a) The parties must establish a Transaction Implementation Committee as soon as reasonably practicable after the date of this Deed and work together in good faith, consult with each other and plan to:

(i) implement the Scheme; and

(ii) ensure the orderly integration of the business and affairs of the Company Group into the Bidder Group following the implementation of the Scheme.

(b) The Transaction Implementation Committee shall co-operate with and keep one another reasonably informed as to the status of and the processes and proceedings relating to:

(i) obtaining the Regulatory Approvals, and (without limiting clause 3.3 and 3.4) shall promptly notify each other in writing of any communication from any Governmental Agency in respect of the Regulatory Approvals; and

(ii) obtaining any material Authorisations required for any Material Project (including the lifting of the suspension affecting the Madagascar Exploitation Permit) and provide the Transaction Implementation Committee with a reasonable opportunity to consult with the Company on its proposed strategy and timing for any material engagement with the relevant Governmental Agency in relation to those matters (provided that nothing in this clause gives the Transaction Implementation Committee any rights as to decision making of the Company Group in relation to those matters).

8. Representations and warranties

8.1 Bidder Holdco Representations and Warranties

(a) Bidder Holdco represents and warrants to the Company (on the Company's own behalf and separately as trustee or nominee for each of the Company Indemnified Parties) each of the matters set out in clause 8.1(b):

(i) as at the date of this Deed, the date of the Scheme Meeting and 8.00 am on the Second Court Date; or

(ii) where expressed, such other date on which a representation in clause 8.1(b) is expressed to be given.

(b) Bidder Holdco represents and warrants to the Company that:

(i) it is a validly existing corporation registered under the laws of the province of Ontario, Canada;

(ii) the execution and delivery of this Deed by Bidder Holdco has been properly authorised by all necessary corporate action and Bidder Holdco has full corporate power and lawful authority to execute this Deed and to perform or cause to be performed its obligations under this Deed;

(iii) (subject to laws generally affecting creditors' rights and the principles of equity) this Deed creates legal, valid and binding obligations on it and execution and performance of this Deed will not result in a breach of Bidder Holdco's constitution or any agreement or deed or any writ, order or injunction, rule or regulation to which Bidder Holdco or any of its Related Bodies Corporate is a party or to which they are bound or require any consent, approval, clearance, waiver, ruling, relief, exemption, declaration, Authorisation or permit from its shareholder or any Governmental Agency, except for the Regulatory Approvals;

(iv) all the Bidder Information and Merged Group Information (other than any information regarding the Company Group contained in, or used in the preparation of, the information regarding the Merged Group) included in the Scheme Booklet as at the date it is despatched will comply with the Corporations Act, the Corporations Regulations, ASIC Regulatory Guides, the ASX Listing Rules, UK MAR, the AIM Rules and any applicable laws in all material respects;

(v) it will provide the Company all additional information of which it becomes aware after the Scheme Booklet has been despatched until the date of the Scheme Meeting that it reasonably believes is necessary to ensure that the Scheme Booklet continues to comply with clauses 5.2(a)(i)(A) and 5.2(a)(i)(B) in all material respects;

(vi) all information provided by or on behalf of Bidder Holdco to the Company for inclusion in the Scheme Booklet is, in such form and context as Bidder Holdco has approved for inclusion in the Scheme Booklet, complete, accurate and not misleading or deceptive in any material respect (including by omission) as at the date it is provided to the Company and the date of the Scheme Booklet;

(vii) the Bidder Information has been prepared and will be provided by or on behalf of Bidder Holdco:

(A) to the Company for inclusion in the Scheme Booklet in good faith and on the understanding that the Company and the Company Board will rely on that information for the purposes of considering and approving the Scheme Booklet before it is despatched, and implementing the Scheme; and

(B) to the Independent Expert in good faith and on the understanding that the Independent Expert will rely on that information for the purposes of preparing its report;

(viii) in the 12 months prior to the date of this Deed, Bidder Holdco has complied in all material respects with the material disclosure requirements of the TSX, NYSE, the SEC and other applicable Canadian securities laws;

(ix) as at the date of this Deed, Bidder Holdco's issued equity securities comprise:

(A) 163,651,897 Bidder Holdco Shares; and

(B) the following equity securities granted under Bidder Holdco's 2021 Amended and Restated Omnibus Equity Incentive Compensation Plan:

(I) 1,035,707 stock options (each convertible into one Bidder Holdco Share);

(II) 640,430 restricted stock units (with each restricted stock unit entitling the holder to receive one Bidder Holdco Share);

(III) 1,016,745 share appreciation rights (each which may be settled in cash or Bidder Holdco Shares, at Bidder Holdco's election);

(x) and it has not issued or granted (or agreed to issue or grant) any other securities, options, warrants, performance rights or other instruments which are still outstanding and may convert into Bidder Holdco Shares other than as set out above and it is not under any obligation to issue or grant, and no person has any right to call for the issue or grant of, any Bidder Holdco Shares, options, warrants, performance rights or other securities or instruments in Bidder Holdco other than as set out above;

(xi) as at the date of this Deed:

(A) Bidder Holdco and its Related Parties do not have a Relevant Interest in any Company Shares, and neither Bidder Holdco nor any Related Party of Bidder Holdco has a Relevant Interest in, or a right to acquire, any other Company Shares (whether issued or not or held by Bidder Holdco or not); and

(B) Bidder Holdco and each of its Related Parties have not entered into any agreement or arrangement that confers rights the economic effect of which is equivalent or substantially equivalent to holding, acquiring, or disposing of securities in the Company or any of its Related Parties or of any assets of the Company or any of its Related Parties (including cash settled derivative contract, contracts for difference or other derivative contracts);

(xii) as far as Bidder Holdco is aware, no Bidder Holdco Material Adverse Change has occurred since 30 June 2023;

(xiii) the Bidder Holdco Shares to be issued as the Scheme Consideration will:

(A) on their issue be duly and validly issued and authorized in accordance with all applicable laws and Bidder Holdco's articles of incorporation, by-laws and other constituent documents;

(B) on their issue be fully paid, non-assessable and free of any Security Interest or encumbrance;

(C) on their issue rank equally in all respects with all other Bidder Holdco Shares;

(D) from the Business Day following the date this Scheme becomes Effective (or such later date as NYSE or TSX requires), be quoted and listed for trading on the NYSE and TSX; and

(E) on their issue be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of Bidder Holdco Shares on and from the Implementation Date;

(xiv) no Insolvency Event has occurred in relation to Bidder Holdco nor has any regulatory action of any nature of which Bidder Holdco is aware been taken or threatened to be taken that would prevent or restrict Bidder Holdco's ability to fulfil its obligations under this Deed;

(xv) the Bidder Due Diligence Materials have been prepared in good faith and in this context and, so far as Bidder Holdco is aware:

(A) are true and accurate in all material respects as at the date of this Deed; and

(B) are not misleading or deceptive in any material respect when taken as a whole (including any omission);

(xvi) Bidder Holdco and its Subsidiaries, have all material licences, permits, Authorisations and approvals necessary for Bidder Holdco and its Subsidiaries to conduct their business in the manner in which it is conducted as at the date of this Deed except where the failure to have any such license, permit, Authorisation or approval would not have a Bidder Holdco Material Adverse Effect, and (so far as Bidder Holdco is aware) none of Bidder Holdco or its Subsidiaries is in material breach of, or default under, any such licence, permit, Authorisation or approval, nor has Bidder Holdco or any of its Subsidiaries received any notice in respect of the termination, revocation, variation or non-renewal of any such licence, permit, Authorisation or approval;

(xvii) the Bidder Group has not discharged or released, and is not discharging or releasing, any effluents to the environment outside any Bidder Group property boundaries in violation of any licenses, permits, authorizations, laws or regulations which would be material to the Bidder Group as a whole; and

(xviii) so far as Bidder Holdco is aware, there are no facts or circumstances having a reasonable likelihood of eventuating that present a material risk to the structural integrity of the White Mesa Mill's tailings cells or evaporation ponds.

8.2 Bidder AU's Representations and Warranties

(a) Bidder AU represents and warrants to the Company (in its own right and separately as trustee or nominee for each of the other Company Indemnified Parties each of the matters set out in clause 8.2(b)) that:

(i) as at the date of this Deed, the date of the Scheme Meeting and 8.00 am on the Second Court Date; or

(ii) where expressed, such other date on which a representation in clause 8.2(b) is expressed to be given.

(b) Bidder AU represents and warrants to the Company that:

(i) it is a validly existing corporation registered under the laws of Australia;

(ii) the execution and delivery of this Deed has been properly authorised by all necessary corporate action of Bidder AU and Bidder AU has taken or will take all necessary corporate action to authorise the performance of this Deed, the Scheme and the Deed Poll;

(iii) it has full capacity, corporate power and lawful authority to execute, deliver and perform this Deed;

(iv) this Deed does not conflict with or result in the breach of or a default under:

(A) any provision of Bidder AU's certificate of incorporation, by-laws or other constituent documents; or

(B) any material contract or any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it is bound,

and it is not otherwise bound by any agreement that would prevent or restrict it from entering into or performing this Deed; and

(v) this Deed is a valid and binding obligation of Bidder AU, enforceable in accordance with its terms.

8.3 Company representations and warranties

(a) The Company represents and warrants to Bidder Holdco and Bidder AU (on Bidder Holdco's and Bidder AU's own behalf and separately as trustee for each of the Bidder Indemnified Parties) each of the matters set out in clause 8.3(b):

(i) as at the date of this Deed, the date of the Scheme Meeting and 8.00 am on the Second Court Date; or

(ii) where expressed, such other date on which a representation in clause 8.3(b) is expressed to be given.

(b) The Company represents and warrants to Bidder Holdco and Bidder AU that:

(i) it is a validly existing corporation registered under the Corporations Act;

(ii) as at the date of this Deed the Company's issued equity securities comprise:

(A) 1,178,011,850 Company Shares; and

(B) 72,041,626 Company Performance Rights,

and neither the Company nor any of its Subsidiaries is under any obligation to issue securities to any person and no person has the right to call for the issue of any shares or other securities in the Company or any of its Subsidiaries other than as set out in this paragraph;

(iii) the corporate structure diagram disclosed in the Due Diligence Materials lists all of the members of the Company Group and the details included are true and accurate in all material respects;

(iv) the execution and delivery of this Deed by the Company has been properly authorised by all necessary corporate action and the Company has full corporate power and lawful authority to execute and deliver this Deed and to perform or cause to be performed its obligations under this Deed;

(v) (subject to laws generally affecting creditors' rights and the principles of equity) this Deed creates legal, valid and binding obligations on it and execution and performance of this Deed will not result in a breach of the Company's constitution or any agreement or deed or any writ, order or injunction, rule or regulation to which the Company or any of its Related Bodies Corporate is a party or to which they are bound or require any consent, approval, Authorisation or permit from any Governmental Agency, except for the Regulatory Approvals;

(vi) all the Company Information included in the Scheme Booklet as at the date it is despatched will comply with the Corporations Act, the Corporations Regulations, ASIC Regulatory Guides and the ASX Listing Rules in all material respects;

(vii) all information provided by or on behalf of the Company for inclusion in the Scheme Booklet is complete, accurate and not misleading or deceptive in any material respect (including by omission) as at the date of the Scheme Booklet;

(viii) the Company Information:

(A) has been prepared and will be included in the Scheme Booklet in good faith and on the understanding that Bidder Holdco and the Bidder Holdco Board will rely on that information for the purposes of considering and approving the Bidder Information in the Scheme Booklet before it is despatched, approving the entry into of the Deed Poll and implementing the Scheme; and

(B) will be provided by or on behalf of the Company to the Independent Expert in good faith and on the understanding that the Independent Expert will rely on that information for the purposes of preparing its report;

(ix) as at the date of this Deed and the Due Diligence Materials have been prepared in good faith and in this context and, so far as the Company is aware:

(A) are true and accurate in all material respects; and

(B) are not misleading or deceptive in any material respect when taken as a whole (including any omission);

(x) the Company is not in breach of its continuous disclosure obligations under the ASX Listing Rules, UK MAR, the AIM Rules and is not relying on Listing Rule 3.1A to withhold any information from disclosure other than information in relation to the parties entering into this Deed, which information will be duly provided for disclosure to the market immediately after signing this Deed;

(xi) no material information contained in any document or announcement which any Company Group Member has lodged or filed with, or otherwise given to, ASIC, ASX or AIM (or which has been lodged, filed or given on behalf of a Company Group Member) since the date 12 months prior to the date of this Deed, was misleading or deceptive in any material respect (whether by omission or otherwise) as at the date the relevant document was lodged, filed with or given to ASIC, ASX or AIM (or, if applicable, such other date that the information in the relevant document was expressed to be given);

(xii) as far as the Company is aware, no Company Material Adverse Change has occurred since 31 December 2023;

(xiii) the Company Group's financial statements for the financial half year ended 31 December 2023 and the Company Group's financial statements for the financial year ended 30 June 2023:

(A) comply with applicable statutory requirements and were prepared in accordance with the Corporations Act and the Accounting Standards and all other applicable laws and regulations; and

(B) give a true and fair view of the financial position and assets and liabilities of the Company Group as at the end of the relevant financial half year or financial year (as applicable);

(xiv) as at the date of this Deed and so far as the Company is aware, none of the Company or its Subsidiaries has any material liabilities arising after 31 December 2023 which are required under the Accounting Standards to be reflected on the consolidated balance sheet of the Company (using the same accounting policies used in the most recent consolidated audited financial statements of the Company as at the date of this Deed), except for (i) liabilities incurred in the ordinary course of business since 31 December 2023; (ii) arising from any assessment of the Company Group's asset carrying values or net realisable values following the date of this Deed (using the same accounting policies used in the most recent audited financial statements of the Company as at the date of this Deed) which may result from the planned cessation of mining operations at the Kwale Project prior to 31 December 2024; and (iii) those incurred in connection with the execution of this Deed;

(xv) neither the Company nor any of its Subsidiaries is:

(A) a party to or the subject of any legal action, investigation, proceeding, dispute, claim, demand, notice, direction, inquiry, arbitration, mediation, dispute resolution or litigation; or

(B) the subject of any ruling, judgement, order, declaration or decree by any Governmental Agency,

which may have a material adverse effect on the Company Group (as a whole), or its businesses or assets (as a whole) and, so far as the Company is aware, there is no such legal action, investigation, proceeding, dispute, claim, demand, notice, direction, inquiry, arbitration, mediation, dispute resolution, litigation, ruling, judgement, order, declaration or decree pending, threatened or anticipated, against the Company or its Subsidiaries, which may have a material adverse effect on the Company Group (as a whole), its businesses or assets (as a whole);

(xvi) the Company and its Subsidiaries, have all material licences, permits, Authorisations and approvals necessary for the Company and its Subsidiaries to conduct their business in the manner in which it is conducted as at the date of this Deed except where the failure to have any such license, permit, Authorisation or approval would not have a Company material adverse effect, and (so far as the Company is aware) none of the Company or its Subsidiaries is in material breach of, or default under, any such licence, permit, Authorisation or approval, nor has the Company or any of its Subsidiaries received any notice in respect of the termination, revocation, variation or non-renewal of any such licence, permit, Authorisation or approval;

(xvii) so far as the Company is aware, each member of the Company Group has complied in all material respects with all applicable laws and regulations, including applicable securities laws and anti-bribery and corruption laws, in each applicable jurisdiction in which the Company Group operates or which they are subject to, and the Company is not aware of, and has not received notice of, any actual or alleged material breach of any such laws or regulations by any member of the Company Group;

(xviii) each member of the Company Group has complied in all material respects with each material contract to which it is a party, and no member of the Company Group is aware of any intention on the part of any counterparty to a material contract to terminate such material contract or amend the terms of such material contract in any material respect;

(xix) no Insolvency Event has occurred in relation to the Company or any of its material Subsidiaries nor has any regulatory action of any nature of which the Company is aware been taken or threatened to be taken that would prevent or restrict the Company's ability to fulfil its obligations under this Deed;

(xx) the Company Group has not discharged or released, and is not discharging or releasing, any effluents to the environment outside any Company Group property boundaries in violation of any licenses, permits, authorizations, laws or regulations which would be material to the Company Group as a whole; and

(xxi) so far as the Company is aware, there are no facts or circumstances having a reasonable likelihood of eventuating that present a material risk to the structural integrity of: (A) the Kwale Project tailings storage facility, other than the need to install a suitable spillway on the downgradient dike of the facility; or (B) the dam on the Mukurumudzi reservoir, other than the spillway upgrade to the dam that is currently underway.

8.4 Reliance by parties

(a) Each party (Representor) acknowledges that in entering into this Deed the other party has only relied on the representations and warranties provided by the Representor under this clause 8 and has not relied on any other warranty or representation made by or on behalf of the Representor and that all other representations, warranties and conditions implied by statute or otherwise in relation to any matter relating to this Deed, the circumstances surrounding the parties' entry into it and the transactions contemplated by it are expressly excluded.

(b) Each party acknowledges and confirms that it does not enter into this Deed in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this Deed.

8.5 Severability and survival of representations and warranties

(a) The representations and warranties provided by each party under this clause 8:

(i) are severable;

(ii) will survive the termination of this Deed; and

(iii) are given with the intent that liability under them will not be confined to breaches of them discovered prior to the date of termination of this Deed.

8.6 Qualification on Company representations and warranties

Except for clauses 8.3(b)(xx) and 8.3(b)(xxi), which are qualified only by the documents contained in Data Room document folders 3.10.19, 3.15 and 3.16 and the answers provided to questions submitted as part of the question and answer process which are contained in the Data Room, the Company's representations and warranties are subject to all matters which have been Fairly Disclosed in the Due Diligence Materials or Fairly Disclosed by the Company to the ASX or AIM in the period from 1 July 2023 to the date of this Deed (excluding any risk factor disclosure and disclosure of risks in "forward looking statement" disclaimers that are predictive, forward-looking or primarily cautionary in nature).

8.7 Qualification on Bidder representations and warranties

Except for clauses 8.1(b)(xvii) and 8.1(b)(xviii), which are qualified only by the documents contained in Bidder Data Room folder 3.3 and the answers provided to questions submitted as part of the question and answer process which are contained in the Bidder Data Room, Bidder Holdco's and Bidder AU's respective representations and warranties are subject to all matters which have been Fairly Disclosed in the Bidder Due Diligence Materials or Fairly Disclosed in an SEC Report or SEDAR Report in the period from 1 July 2023 to the date of this Deed (excluding any risk factor disclosure and disclosure of risks in "forward looking statement" disclaimers that are predictive, forward-looking or primarily cautionary in nature).

8.8 Notifications

Each party will promptly advise the other in writing if it becomes aware of any fact, matter or circumstance which constitutes or may be reasonably expected to constitute a breach of any of the representations or warranties given by it under this clause 8.

9. Board, Releases and Insurance

9.1 Company directors and officers

(a) Bidder Holdco and Bidder AU releases their respective rights, and agrees with the Company that they will not make, and that after the Implementation Date it will procure that each Company Group Member does not make, any claim against any Company Indemnified Officer as at the date of this Deed and from time to time in connection with:

(i) the Company's execution or delivery of this Deed;

(ii) any breach of any representations, warranties and covenants of the Company (including, to avoid doubt, where those provisions and the breach concern another Company Group Member) in this Deed;

(iii) the implementation of the Scheme; or

(iv) any disclosures made by the Company containing any statement which is false or misleading whether in content or by omission or any other failure to provide information,

whether current or future, known or unknown, arising at common law, in equity (including negligence), under statute or otherwise, except where the Company Indemnified Officer has not acted in good faith, or has engaged in wilful misconduct or fraudulent conduct.

(b) This clause 9.1 is subject to any Corporations Act or other statutory restriction and will be read down accordingly.

(c) The Company receives and holds the benefit of this clause 9.1 to the extent it relates to each Company Indemnified Officer as trustee for each of them.

9.2 Bidder directors and officers

(a) The Company releases its respective rights, and agrees with Bidder Holdco and Bidder AU that it will not make a claim, against any Bidder Indemnified Officer as at the date of this Deed and from time to time in connection with:

(i) Bidder Holdco's or Bidder AU's execution and delivery of this Deed;

(ii) any breach of any representations, warranties and covenants of Bidder Holdco or Bidder AU in this Deed;

(iii) the implementation of the Scheme; or

(iv) any disclosures made by Bidder Holdco or Bidder AU containing any statement which is false or misleading whether in content or by omission, or any other failure to provide information,

whether current or future, known or unknown, arising at common law, in equity (including negligence), under statute or otherwise, except where the Bidder Indemnified Officer has not acted in good faith, or has engaged in wilful misconduct or fraudulent conduct.

(b) This clause 9.2 is subject to any Corporations Act or other statutory restriction and will be read down accordingly.

(c) Bidder Holdco and Bidder AU receive and hold the benefit of this clause 9.2 to the extent it relates to each Bidder Indemnified Officer as trustee for each of them.

9.3 Maintenance of the Company Directors' and Officers' Insurance

(a) Subject to the Scheme becoming Effective and implementation of the Scheme, Bidder Holdco and Bidder AU undertake in favour of the Company and each other Company Indemnified Party, that each will:

(i) for seven years from the Implementation Date, ensure that the constitutions of the Company and each other Company Group Member continue to contain rules as are contained in those constitutions as at the date of this Deed which provide for each of them to indemnify each of their directors and officers against any liability incurred by those persons in their capacity as a director or officer of the relevant company to any person other than a Company Group Member; and

(ii) procure the Company and each Company Group Member to comply with the deeds of indemnity, access and insurance made by them in favour of directors and officers of a Company Group Member from time to time.

(b) The undertakings in this clause 9.3 are subject to any restriction under the Corporations Act or other applicable legislation, and will be read down to reflect this.

(c) Nothing in this clause 9.3 will require the Company not to fulfil its contractual obligations under the relevant insurance policies.

(d) Each party acknowledges that, notwithstanding any other provision of this Deed:

(i) the Company may at its election, prior to the Implementation Date enter into an arrangement to secure directors and officers run-off insurance for up to a seven year period (Policy) and pay upfront (in full) any amounts required to maintain the Policy (for its entire duration) prior to the implementation of the Scheme; and

(ii) that any actions to facilitate that insurance or in connection with such insurance will not be a Company Material Adverse Change or Company Prescribed Event,

provided that (i) the scope and cover of the Policy is the same or substantially the same as the terms of the existing insurance policies in place for directors or officers of the Company at the date of this Deed, and (ii) the Company will use reasonable endeavours to procure the Policy from a reputable insurer on reasonable commercial terms.

(e) The Company receives and holds the benefit of this clause 9.3 as it relates to each director and officer of the Company or a Related Body Corporate as trustee for each of them.

9.4 Bidder Holdco Board composition

(a) With effect on and from the Implementation Date but subject to all necessary regulatory approvals, Bidder Holdco must invite one existing Company Director (as at the date of this Deed) whose identity is nominated in writing by the Company to join the Bidder Holdco Board (Company Board Nominee), provided that such Company Board Nominee satisfies the independence requirements under the TSX, the NYSE, the SEC and other applicable Canadian securities laws.

(b) Subject to the Company Board Nominee providing the necessary signed documents to Bidder Holdco contemplated in clause 9.4(a), Bidder Holdco must take all necessary steps to ensure that Bidder Holdco appoints the Company Board Nominee to the Bidder Holdco Board with effect on and from the Implementation Date.

9.5 Company Board composition

With effect on and from the Implementation Date but subject to all necessary regulatory approvals and the Scheme Consideration having been provided in full to Scheme Shareholders, the Company:

(a) must take all actions necessary to procure that each Company Director (excluding the executive director) in office on the Implementation Date resigns their office as a Company Director by providing a written notice of resignation; and

(b) must cause the appointment to the Company Board and to the boards of each of the Company's Subsidiaries of such persons as are nominated by Bidder Holdco and subject to those persons having provided a consent to act as directors of the relevant companies, in each case, in accordance with the constitution of the relevant Company Group Member and applicable laws and regulations.

9.6 Resignation of the Nominated Adviser and the UK Corporate Broker

As soon as practicable after the Effective Date and with effect on and from the date of the Company's de-listing from AIM but subject to all necessary regulatory approvals and the Scheme Consideration having been provided in full to Scheme Shareholders, the Company must take all actions necessary to procure that each of:

(a) the Nominated Adviser; and

(b) the UK Corporate Broker,

resigns from their office by providing written notice to the Company.

10. Public announcements

10.1 Announcements of Scheme

Immediately after the execution of this Deed, the parties must jointly make the Agreed Announcement and attach a copy of this Deed (excluding any commercially sensitive information).

10.2 Public announcement and submissions

Subject to clause 10.3, any further public announcement or public disclosure of the Scheme by Bidder Holdco or the Company in relation to, or in connection with, the Scheme or any other transaction contemplated by this Deed may only be made in a form approved by each party in writing (acting reasonably), but each party must use all reasonable endeavours to provide such approval as soon as practicable. For the avoidance of doubt, this clause 10.2 does not apply to any announcement or disclosure relating to a Competing Proposal.

10.3 Required disclosure

Where a party is required by law, the ASX Listing Rules, the AIM Rules or any other applicable stock exchange or securities regulator, including the NYSE, TSX, SEC or Canadian securities regulators to make any announcement or make any disclosure relating to a matter the subject of this Deed or the Scheme, it may do so despite clause 10.2 but must use all reasonable endeavours, to the extent practicable and lawful, to consult with the other party prior to making the relevant disclosure.

11. Termination

11.1 Termination by notice

(a) The Company or Bidder Holdco may, by notice to the other, terminate this Deed at any time prior to 8.00 am on the Second Court Date:

(i) if the non-terminating party (or where Bidder Holdco is the non-terminating party, Bidder Holdco or Bidder AU) is in material breach of any of its obligations under this Deed (other than a material breach of a representation or warranty, which is dealt with in clause 11.2) and the non-terminating party (or, where applicable, Bidder AU) has failed to remedy that breach within 10 Business Days (or any shorter period ending at 5.00 pm on the day before the Second Court Date) of receipt by it of a notice from the terminating party setting out details of the relevant circumstances and requesting the other party to remedy the breach; or

(ii) in accordance with clause 3.5.

(b) Bidder Holdco may, by notice to the Company, terminate this Deed at any time prior to 8.00 am on the Second Court Date if at any time before then a Company Director changes, withdraws or adversely modifies their Recommendation or Voting Intention in favour of the Scheme or publicly recommends, supports or endorses a Competing Proposal, for any reason, whether or not permitted to do so under this Deed, other than:

(i) in the circumstances contemplated in clause 5.4(d) or clause 5.4(c)(ii) (unless, in the case of clause 5.4(c)(ii) only, a majority of the Company Directors are required to change, withdraw or adversely modify their Recommendation of the Scheme, in which case Bidder Holdco may terminate this Deed); or

(ii) a statement that:

(A) no action should be taken by the Company Shareholders pending assessment of a Competing Proposal; or

(B) the Company has agreed to provide due diligence or access to information to satisfy a due diligence or access to information condition contained in a Competing Proposal (in accordance with clause 12.5 of this Deed), where such disclosure is required by law;

(C) that the Company Directors have determined that a Competing Proposal is a Superior Proposal and have commenced the matching right process set out in clause 12.6.

(c) The Company may, by notice to Bidder Holdco, terminate this Deed at any time prior to 8.00 am on the Second Court Date if at any time before then a majority of the Company Directors withdraw or adversely modify their Recommendation of the Scheme or publicly recommends a Competing Proposal, in each case where permitted to do so under this Deed, but other than a statement that:

(i) no action should be taken by the Company Shareholders pending assessment of a Competing Proposal;

(ii) the Company has agreed to provide due diligence or access to information to satisfy a due diligence or access to information condition contained in a Competing Proposal (in accordance with clause 12.5 of this Deed), where such disclosure is required by law; or

(iii) the Company Directors have determined that a Competing Proposal is a Superior Proposal and have commenced the matching right process set out in clause 12.6.

11.2 Termination for breach of warranties

(a) Bidder Holdco may, at any time prior to 8.00am on the Second Court Date, terminate this Deed for any breach of clause 8.3 (Company Representations and Warranties) by the Company only if:

(i) Bidder Holdco has given written notice to the Company setting out the relevant circumstances and stating an intention to terminate;

(ii) the relevant breach is not curable, or if curable, continues to exist 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 11.2(a)(i); and

(iii) the relevant breach is material in the context of the Scheme taken as a whole.

(b) The Company may, at any time before 8.00am on the Second Court Date, terminate this Deed for any breach of clause 8.1 (Bidder Holdco Representations and Warranties) or clause 8.2 (Bidder AU Representations and Warranties) only if:

(i) the Company has given written notice to Bidder Holdco setting out the relevant circumstances and stating an intention to terminate;

(ii) the relevant breach is not curable, or if curable, continues to exist 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 11.2(b)(i); and

(iii) the relevant breach is material in the context of the Scheme taken as a whole.

11.3 Effect of termination

(a) Termination of this Deed does not affect any accrued rights arising from a breach of this Deed prior to termination.

(b) Clauses 1, 8, 9, 11, 13, 14, 15 and 16 (other than clause 16.1) survive termination of this Deed.

12. Exclusivity

12.1 No current discussions

(a) The Company represents and warrants that, as at the date of this Deed:

(i) it is not in any negotiations or discussions, with any person in respect of any actual, proposed or potential Competing Proposal;

(ii) has ceased any existing negotiations or discussions, with any person in respect of any actual, proposed or potential Competing Proposal; and

(iii) has ceased to provide or make available any non-public information in relation to the Company to a Third Party where such information was provided for the purpose of facilitating, or could reasonably be expected to lead to, a Competing Proposal.

(b) Subject to clause 12.5, the Company undertakes:

(i) in respect of any confidentiality or other agreement it has with any person that has been entered into in the last 12 months in connection with the provision of confidential information to that person or in connection with a Competing Proposal, to not waive, and to promptly enforce (including with respect to an anticipated breach) any standstill obligations under any such agreements; and

(ii) to request the return or destruction of any substantive confidential information (for clarity, excluding any management presentations which only contain high-level summaries of confidential information) in relation to the Company Group (including any Company Information) provided to any person in the last 12 months in connection with a Competing Proposal.

12.2 No-shop

During the Exclusivity Period, the Company must not, and must ensure that neither it nor any of its Related Parties, directly or indirectly:

(a) solicits, invites, encourages or initiates any expressions of interest, offers, proposals, inquiries, negotiations or discussions; or

(b) communicates any intention to do any of the things referred to above,

with a view to obtaining, or that may be expected to encourage or lead to the making of any actual, proposed or potential Competing Proposal.

12.3 No-talk

Subject to clause 12.5, during the Exclusivity Period, the Company must not, and must ensure that neither it nor any of its Related Parties, directly or indirectly:

(a) negotiates, accepts or enters into, or offers to agree to negotiate, accept or enter into, or publicly proposes;

(b) participates in or continues any negotiations or discussions with any other person regarding; or

(c) disclose or otherwise provide or make available any confidential or material non-public information about the business or affairs of the Company Group to a Third Party (other than a Governmental Agency that has the right to obtain that information and has sought it) in connection with, with a view to obtaining, an actual, proposed or potential Competing Proposal or any agreement, arrangement, or understanding that might be reasonably expected to lead to a Competing Proposal.

12.4 Notification of approaches

(a) During the Exclusivity Period, the Company must promptly, and in any event within two Business Days, notify Bidder Holdco and Bidder AU in writing if the Company or any of its Related Parties becomes aware of any:

(i) approach or attempt to initiate discussions or negotiations regarding any actual, proposed or potential Competing Proposal; or

(ii) proposal made to the Company or any of its Related Parties regarding an actual, proposed or potential Competing Proposal,

whether direct or indirect and whether or not that actual, proposed or potential Competing Proposal was solicited, invited, encouraged or initiated by the Company or any of its Related Parties. For clarity, any of the acts described in this clause 12.4(a) may only be taken by the Company or its Related Parties if permitted by clause 12.5.

(b) A notification given under clause 12.4(a) must include notice of:

(i) the fact of the approach, the material terms and conditions of the Competing Proposal, including the price, timetable, break fee, reimbursement fee and any material updates to the proposal; and

(ii) the identity of the person making the approach (and if different, details of the person making or proposing the relevant Competing Proposal).

12.5 Fiduciary carve out

Clauses 12.1(b) and 12.3 do not prohibit any action or inaction by the Company or any of its Related Parties, in relation to a Competing Proposal (which was not directly or indirectly solicited, invited, encouraged or initiated by the Company or any of its Related Parties in breach of clause 12.2 or 12.3) provided that the Company Board has first determined, acting in good faith, that:

(a) after receiving advice from its financial and legal advisors, such Competing Proposal is, or could reasonably be considered to become, a Superior Proposal; and

(b) after receiving written legal advice from its external legal advisors, compliance with those clauses would, or would be reasonably likely to, constitute a breach of the Company Directors' fiduciary or statutory obligations, and provided that to the extent the Company or its Related Parties propose to provide information to which clause 12.3(c) applies, the Company has entered into a binding confidentiality agreement with the relevant person who will receive that information, and either:

(c) the terms of the confidentiality agreement are no less favourable to the Company than the Confidentiality Deed; or

(d) the Company agrees to amend the terms of the Confidentiality Deed such that the obligations imposed on the Bidder Holdco under that agreement are no less favourable to the Bidder Holdco than the obligations imposed on the relevant person who will receive that information are to that other person.

12.6 Matching right

(a) Without limiting clauses 12.2 and 12.3, during the Exclusivity Period:

(i) the Company must not, and must procure that its Related Bodies Corporate do not, enter into any agreement (whether or not in writing) pursuant to which one or more of a Third Party, the Company or any Related Body Corporate of the Company proposes, or proposes to undertake or to give effect to, any actual, proposed or potential Competing Proposal; and

(ii) neither the Company nor any of the Company Directors may change, withdraw or modify their Recommendation or Voting Intention in favour of the Scheme, publicly recommend, support or endorse a Competing Proposal or make any public statement to the effect that they may do so at a future point in time (provided that any of the following statements will not contravene this clause):

(A) no action should be taken by the Company Shareholders pending the assessment of a Competing Proposal by the Company Board and its Advisors;

(B) the Company has agreed to provide due diligence or access to information to satisfy a due diligence or access to information condition contained in a Competing Proposal (in accordance with clause 12.5 of this Deed), where such disclosure is required by law; or

(C) that the Company Directors have determined that a Competing Proposal is a Superior Proposal and have commenced the matching right process set out in this clause 12.6,

unless:

(iii) the Company Board, acting in good faith and in order to satisfy what the Company Directors consider to be their statutory or fiduciary duties (having received written legal advice from their external legal advisor) determine that the Competing Proposal is a Superior Proposal;

(iv) the Competing Proposal is not subject to a due diligence or access to information condition precedent (it being expressly acknowledged that the Company may provide due diligence or access to information to satisfy such a condition prior to commencing the matching rights process set out in this clause 12.6, where the provision of such due diligence or access to information is permitted under clause 12.5);

(v) the Company has provided Bidder Holdco with the material terms and conditions of the Competing Proposal, including the price, timetable, break fee, reimbursement fee and identity of the third party making the Competing Proposal, in each case to the extent known by the Company or any of its Related Parties;

(vi) the Company has given Bidder Holdco at least five Business Days from the provision of the information under clause 12.6(a)(v) to provide a matching or superior proposal to the terms of the Competing Proposal, and during this period, has made itself reasonably available, to the extent requested by Bidder Holdco, to negotiate in good faith with Bidder Holdco as part of Bidder Holdco's consideration of providing a matching or superior proposal to the terms of the Competing Proposal; and

(vii) Bidder Holdco has not announced or otherwise formally proposed to the Company a matching or superior proposal to the terms of the Competing Proposal by the expiry of the five Business Day period in clause 12.6(a)(vi), provided that, for the avoidance of doubt, this clause 12.6(a) will be separately applied to each new Competing Proposal that is a material modification or variation of an existing Competing Proposal.

(b) If Bidder Holdco provides the Company with a proposal as contemplated by clause 12.6(a)(vi) (Counterproposal) the Company must procure that the Company Board considers the Counterproposal and determines whether, acting in good faith, the Counterproposal would provide an equal or superior outcome to the Company Shareholders compared to the Competing Proposal. Following that determination, the Company must within two Business Days, notify Bidder Holdco in writing of the determination, stating the reasons for that determination.

(c) If the notification provided by the Company to Bidder Holdco is that the Company Board has determined that the Counterproposal would provide an equal or superior outcome to the Company Shareholders compared to the Competing Proposal, then:

(i) the Company and Bidder Holdco must use their reasonable endeavours to agree on any necessary amendments to this Deed and agree on such other documents that are reasonably necessary to reflect the Counterproposal as soon as reasonably practicable; and

(ii) the Company must use reasonable endeavours to procure that each of the Company Directors continues to recommend that the Company Shareholders vote in favour of the Scheme (as modified by the Counterproposal) (subject to the same qualifications as set out in clause 5.4).

12.7 General exception to the exclusivity arrangements

Nothing in this clause 12 prevents the Company from:

(a) providing any information to its Related Parties;

(b) providing any information to any Governmental Agency;

(c) providing any information to its auditors, customers, financiers or potential financiers, joint venturers and suppliers acting in that capacity in the ordinary course of business;

(d) engaging with the Company Shareholders (in their capacity as shareholders of the Company) in relation to the Company in the ordinary course of the Company's investor relations activities;

(e) making presentations to, and responding to enquiries from, brokers, portfolio investors, analysts and institutional lenders in the ordinary course in relation to the Company's business generally; or

(f) providing any information required to be provided by any applicable law, including to satisfy its obligations under the AIM Rules or the ASX Listing Rules.

12.8 Compliance with law

(a) The parties acknowledge that this clause 12 is a material provision and that Bidder Holdco would not have entered into this Deed without the benefit of clause 12.

(b) If it is finally determined by a Court or the Takeovers Panel that this clause 12 or any part of it:

(i) constitutes a breach of the fiduciary or statutory duties of the Company Board;

(ii) constitutes 'unacceptable circumstances' within the meaning of the Corporations Act or as declared by the Takeovers Panel; or

(iii) is unlawful for any other reason,

then, the Company will not be obliged to comply with that part (and only to that extent) of clause 12.

(c) The parties must not make or cause or permit to be made, any application to a Court or the Takeovers Panel for or in relation to a determination of the kind set out in this clause 12.8.

13. Break fee

13.1 Acknowledgments

(a) The Company acknowledges that:

(i) it believes, having taken advice from its external legal advisor and financial advisors, that it and its shareholders will derive significant benefits from the implementation of the Scheme and acknowledges that:

(A) each of Bidder Holdco and Bidder AU has and will incur significant costs, expenses, outgoings and losses if the Scheme is not successful, and that it is not possible to accurately ascertain these costs;

(B) it is reasonable and appropriate to agree to pay the Break Fee to secure each of Bidder Holdco's and Bidder AU's entry into this Deed; and

(C) the Break Fee represents a genuine and reasonable pre-estimate of the internal, external advisory and financial costs (and all associated out of pocket expenses) of Bidder Holdco and Bidder AU in relation to the proposed Scheme.

(b) The Company confirms that:

(i) it has received legal advice on this Deed and the operation of this clause; and

(ii) it considers this clause to be fair and reasonable and that it is appropriate to agree to the terms in this clause in order to secure the significant benefits to it (and its shareholders) resulting from the Scheme.

13.2 Break Fee

Subject to clauses 13.3 and 13.5, the Company must pay to Bidder Holdco the Break Fee in accordance with clause 13.4 if, during the Exclusivity Period:

(a) Competing Proposal: a Competing Proposal of any kind is made or announced (whether or not such proposal is stated to be subject to any pre-conditions) and, within 12 months of the date of the termination of this Deed (whether or not during the Exclusivity Period), that Third Party (or its Related Bodies Corporate) completes a Competing Proposal of a kind referred to in paragraphs (b), (c) or (d) of the definition of Competing Proposals or paragraph (a) of the definition of Competing Proposal, on the basis that the reference to 'more than 20%' in that paragraph is replaced with 'more than 50%';

(b) Superior Proposal: a Superior Proposal is received by the Company or publicly announced and the Company terminates this Deed in accordance with clause 11.1(c);

(c) Change of recommendation: a Company Director:

(i) fails to recommend that the Company Shareholders vote in favour of the Scheme in accordance with clause 5.4;

(ii) withdraws or adversely modifies that recommendation;

(iii) does not vote, or makes a public statement to the effect that they will not vote, any Company Shares in which they have a Relevant Interest in favour of the resolution to approve the Scheme; or

(iv) recommends, supports or endorses a Competing Proposal,

except:

(v) where the Company is entitled to terminate this Deed pursuant to clause 11.1(a)(i), 11.1(a)(ii) or 11.2(b); or

(vi) in the circumstances contemplated in clause 5.4(d) or clause 5.4(c)(ii) (unless, in the case of clause 5.4(c)(ii) only, a majority of the Company Directors are required to change, withdraw or adversely modify their Recommendation of the Scheme), or

(vii) where the Company Director takes (or fails to take) any of the actions set out in sub-clauses (i) to (iv) above because the Independent Expert does not conclude in the Independent Expert's Report (or any update of, or revision, amendment or supplement to that report) that the Scheme is in the best interests of Scheme Shareholders (other than in circumstances where a reason provided for the Independent Expert reaching that conclusion is a Competing Proposal having been made or announced), but in each case excluding any statement that:

(viii) no action should be taken by the Company Shareholders pending the assessment of a Competing Proposal by the Company Board and its Advisors;

(ix) the Company has agreed to provide due diligence or access to information to satisfy a due diligence or access to information condition contained in a Competing Proposal (in accordance with clause 12.5 of this Deed), where such disclosure is required by law; or

(x) that the Company Directors have determined that a Competing Proposal is a Superior Proposal and have commenced the matching right process set out in clause 12.6; or

(d) Material breach by the Company: the Company is in material breach of any of its obligations under this Deed (including of a representation or warranty) and Bidder Holdco validly terminates this Deed in accordance with (and subject to the cure periods specified in) clause 11.1(a)(i) or 11.2(a) (as applicable).

13.3 Limits on payment of the Break Fee

(a) The Break Fee is not payable under clause 13.2 if the Scheme becomes Effective despite the occurrence of any event under clause 13.2 and, if the Break Fee has already been paid it must be refunded by Bidder Holdco.

(b) For the purposes of clause 13.2, qualifications and explanations of the kind set out in clause 5.1(c) contained in the Scheme Booklet will not be regarded as a failure to make or as a withdrawal of the making of a recommendation in favour of the Scheme and will not require the Company to pay the Break Fee to Bidder Holdco.

(c) Notwithstanding any other provision of this Deed, the maximum aggregate liability of the Company to Bidder Holdco under or in connection with this Deed, including in respect of a breach of this Deed (including a breach of representation or warranty), is an amount equal to the amount of the Break Fee, except to the extent that liability arises in connection with any wilful misconduct or fraud by, or on behalf of, any Company Indemnified Party.

13.4 Payment of the Break Fee

(a) Any payment of the Break Fee required under this clause 13 must be made into the account nominated by Bidder Holdco, without set-off or withholding, within 10 Business Days of receipt of a written demand from Bidder Holdco.

(b) Any payment of the Break Fee under this clause 13 which has been made in accordance with clause 13.4(a) can only be made once and Bidder Holdco cannot make any claim against the Company for any further or subsequent Break Fee.

13.5 Compliance with law

(a) If it is finally determined following the exhaustion of all reasonable avenues of appeal to the Takeovers Panel or a court that all or any part of the Break Fee required to be paid under this clause 13 (Impugned Amount):

(i) involves a breach of a statutory, fiduciary or other duty of a director of a party;

(ii) is, was or would be unlawful; or

(iii) constitutes unacceptable circumstances (as declared by the Takeovers Panel or a court) or breaches an order of the Takeovers Panel,

then where the Company has paid the Break Fee to Bidder Holdco in accordance with this clause 13, the requirement to pay the Break Fee does not apply to the extent to the Impugned Amount, and if Bidder Holdco has received the Impugned Amount, it must refund it within five Business Days of the determination being made.

(b) The parties must not make or cause to be made, any application to a court or the Takeovers Panel for or in relation to a declaration or determination referred to in clause 13.5(a).

14. Reverse Break Fee

14.1 Acknowledgement

(a) Bidder Holdco acknowledges that:

(i) Bidder Holdco believes, having taken advice from its external legal advisor and financial advisors, that it and its shareholders will derive significant benefits from the implementation of the Scheme and acknowledges that:

(A) the Company has and will incur significant costs, expenses, outgoings and losses if the Scheme is not successful, and that it is not possible to accurately ascertain these costs;

(B) it is reasonable and appropriate to agree to pay the Reverse Break Fee to secure the Company's entry into this Deed; and

(C) the Reverse Break Fee represents a genuine and reasonable pre-estimate of the internal, external advisory and financial costs (and all associated out of pocket expenses) of the Company in relation to the proposed Scheme.

(b) Bidder Holdco confirms that:

(i) it has received legal advice on this Deed and the operation of this clause; and

(ii) it considers this clause to be fair and reasonable and that it is appropriate to agree to the terms in this clause in order to secure the significant benefits to it (and its shareholders) resulting from the Scheme.

14.2 Reverse Break Fee triggers

Subject to clauses 14.3 and 14.5, Bidder Holdco must pay the Reverse Break Fee to the Company, if, during the Exclusivity Period:

(a) Bidder Holdco Shares CPs: this Deed is validly terminated in accordance with clause 3.5 due to the failure to satisfy the Condition Precedent set out in clause 3.1(l) (NYSE and TSX listing) or 3.1(m) (U.S. Securities Act Exemption);

(b) Material breach by Bidder Holdco: Bidder Holdco is in material breach of any of its obligations under this Deed (including of a representation or warranty) and the Company validly terminates this Deed in accordance with (and subject to the cure periods specified in) clause 11.1(a)(i) and 11.2(b); or

(c) Failure to complete: Bidder Holdco or Bidder AU do not provide the Scheme Consideration in accordance with its obligation under this Deed, the Scheme and the Deed Poll.

14.3 Limits on payment of the Reverse Break Fee

(a) The Reverse Break Fee is not payable under clause 14.2 if the Scheme becomes Effective despite the occurrence of any event under clause 14.2(a) or 14.2(b) and, if the Reverse Break Fee has already been paid it must be refunded by the Company.

(b) Notwithstanding any other provision of this Deed, but subject to 14.6, the maximum aggregate liability of the Bidder Group Members, as a whole, to the Company under or in connection with this Deed, including in respect of a breach of this Deed (including a breach of representation or warranty), is an amount equal to the amount of the Reverse Break Fee, except to the extent that liability arises in connection with any wilful misconduct or fraud by, or on behalf of, any Bidder Indemnified Party.

14.4 Payment of the Reverse Break Fee

(a) Any payment of the Reverse Break Fee required under this clause 14 must be made into the account nominated by the Company, without set-off or withholding, within 10 Business Days of receipt of a written demand from the Company.

(b) Any payment of the Reverse Break Fee under this clause 14 which has been made in accordance with clause 14.4(a) can only be made once and the Company cannot make any claim against Bidder Holdco for any further or subsequent Reverse Break Fee.

14.5 Compliance with law

(a) If it is finally determined following the exhaustion of all reasonable avenues of appeal to the Takeovers Panel or a court that all or any part of the Reverse Break Fee required to be paid under this clause 14 (Reverse Break Fee Impugned Amount):

(i) involves a breach of a statutory, fiduciary or other duty of a director of a party;

(ii) is, was or would be unlawful; or

(iii) constitutes unacceptable circumstances (as declared by the Takeovers Panel or a court) or breaches an order of the Takeovers Panel,

then where Bidder Holdco has paid the Reverse Break Fee to the Company in accordance with this clause 14, the requirement to pay the Reverse Break Fee does not apply to the extent to the Reverse Break Fee Impugned Amount, and if the Company has received the Reverse Break Fee Impugned Amount, it must refund it within five Business Days of the determination being made.

(b) The parties must not make or cause to be made, any application to a court or the Takeovers Panel for or in relation to a declaration or determination referred to in clause 14.5(a).

14.6 Claims under the Deed Poll

Nothing in clause 14 or otherwise in this Deed, will limit:

(a) Bidder Holdco or Bidder AU's liability in connection with a failure of Bidder Holdco or Bidder Au to provide, or procure the provision of, the Scheme Consideration to each Scheme Shareholder for each Company Share in accordance with the terms of this Deed and the Scheme in breach of clause 4.1 of this Deed, clause 4 of the Scheme or the Deed Poll; or

(b) any application to a court or claim for specific performance or injunctive relief in relation to Bidder Holdco's or Bidder AU's failure to provide or procure the Scheme Consideration in accordance with clause 4.1 of this Deed, clause 4 of the Scheme or the Deed Poll.

15. Confidentiality and restrictions on contacting Government Agencies

Bidder Holdco and the Company acknowledge and agree that they continue to be bound by the Confidentiality Deed after the date of this Deed (including the confidentiality undertakings and restrictions on contact with government contained in that deed). The rights and obligations of the parties under the Confidentiality Deed survive termination of this Deed. To the extent of any inconsistency between the Confidentiality Deed and this Deed, the terms of this Deed shall prevail.

16. General

16.1 Further acts

Each party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by any other part to give effect to this Deed.

16.2 Notices

Any communication under or in connection with this Deed:

(a) must be in writing;

(b) must be addressed as shown below:

Company

Address: Level 3, 46 Colin Street

 West Perth WA 6005, Australia

Attention of: Tim Carstens, Managing Director

Email: [******************************]

Attention of: Chadwick Poletti, Chief Legal Officer

Email: [******************************]

with a copy to:

Address: Level 11/1 The Esplanade

 Perth WA 6000, Australia

Attention of: Simon Reed

Email: [******************************]

Bidder Holdco and Bidder AU

Address: 225 Union Blvd., Suite 600

 Lakewood Co., 80228, USA

Attention: Mark S. Chalmers, President and CEP

Email: [******************************]

with a copy to:

Address: Level 43, Bourke Place

 600 Bourke Street

 Narrm Country

 Melbourne, VIC 3000, Australia

Attention of: John Mollard

Email: [******************************]

(or as otherwise notified by that party to the other party from time to time);

(c) must be signed by a person duly authorised by the sender;

(d) must be hand delivered or posted by prepaid post, or sent by email, to the address in clause 16.2(b); and

(e) will be taken to be given:

(i) (in the case of post) on the third Business Day after the date of posting (if posted to an address in the same country) or the seventh Business Day after the date of posting (if posted to an address in another country);

(ii) (in the case of delivery by hand) on delivery, unless that delivery is made on a day that is not a Business Day, or is made after 5.00 pm on a Business Day, when that communication will be taken to be given at 9.00 am on the next Business Day; and

(iii) (in the case of email) on sending (unless the sender's computer reports that the message has not been delivered), unless it is sent on a day that is not a Business Day, or is made after 5.00 pm on a Business Day, when that communication will be taken to be given at 9.00 am on the next Business Day.

16.3 GST

(a) Unless expressly included, the consideration for any supply under or in connection with this Deed does not include GST.

(b) To the extent that any supply made by a party to another party (Recipient) under or in connection with this Deed is a taxable supply and a tax invoice has been provided to the Recipient, the Recipient must pay, in addition to the consideration to be provided under this Deed for that supply (unless it expressly includes GST) an amount equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.

(c) The amount of GST payable in accordance with this clause 16.3 will be paid at the same time and in the same manner as the consideration otherwise payable for the supply is provided.

16.4 Costs

Except as expressly stated in this Deed, each party must pay its own costs and expenses in connection with the negotiation, preparation, execution and performance of this Deed.

16.5 Duty

Bidder Holdco or Bidder AU (as applicable) must pay all duties (if any) and any fines and penalties with respect to duty in respect of this Deed or the Scheme or the steps to be taken under this Deed or the Scheme.

16.6 Variations

This agreement may only be varied by a document signed by or on behalf of each of the parties.

16.7 Assignment

A party cannot assign, novate or otherwise transfer any of its rights or obligations under this Deed without the prior written consent of the other party.

16.8 Governing law

(a) This agreement is governed by and will be construed according to the laws of Western Australia.

(b) Each party irrevocably submits to the non-exclusive jurisdiction to the courts of Western Australia and of the courts competent to determine appeals from those courts.

16.9 Business Day

Except where otherwise expressly provided, where under this Deed the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the next Business Day.

16.10 Waiver

(a) Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Deed by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this Deed.

(b) Any waiver or consent given by any party under this Deed will only be effective and binding on that party if it is given or confirmed in writing by that party.

(c) No waiver of a breach of any term of this Deed will operate as a waiver of another breach of that term or of a breach of any other term of this Deed.

16.11 Consents

Any consent referred to in, or required under, this Deed from any party may not be unreasonably withheld, unless this Deed expressly provides for that consent to be given in that party's absolute discretion.

16.12 Counterparts

This agreement may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the agreement of each party who has executed and delivered that counterpart.

16.13 Entire agreement

To the extent permitted by law, in relation to the subject matter of this Deed, this Deed and the Confidentiality Deed:

(a) embody the entire understanding of the parties and constitute the entire terms agreed upon between the parties; and

(b) supersede any prior agreement (whether or not in writing) between the parties.

16.14 No merger

The rights and obligations of the parties will not merge on completion of any transaction under this Deed. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction.

16.15 Remedies cumulative

The rights and remedies provided in this Deed are in addition to other rights and remedies given by law independently of this Deed.

16.16 Specific performance

The parties acknowledge that damages will not be an adequate remedy for breaches of obligations under this Deed and that it would be appropriate for a court to grant specific performance of those obligations.

16.17 Severability

Any provision of this Deed that is prohibited or unenforceable in any jurisdiction is ineffective in that jurisdiction to the extent of prohibition or unenforceability and does not invalidate the remaining provisions of this Deed nor the validity or enforceability of that provision in any other jurisdiction.

16.18 Relationship of parties

This document is not intended to create a partnership, joint venture or agency relationship between the parties.

16.19 The City Code on Takeovers and Mergers

By virtue of its status as a public company limited by shares, incorporated in Australia and taken to be registered in Western Australia, the City Code on Takeovers and Mergers does not apply to the Company and the Scheme is not subject to the jurisdiction of, nor is being regulated by, the UK Takeover Panel.

16.20 FRCGT Withholding

(a) Bidder Holdco must make all payments that become due under the Scheme free and clear and without deduction of all present and future withholdings (including taxes or duties), unless Bidder Holdco determines (acting reasonably) that it is required to by law or it is required to pay an amount to the Commissioner of Taxation pursuant to Subdivision 14-D of Schedule 1 to the Taxation Administration Act 1953 (Cth) (CGT Withholding Amount).

(b) If Bidder Holdco determines (acting reasonably) that it is required to pay a CGT Withholding Amount with respect to the acquisition of the Scheme Shares from a Scheme Shareholder, Bidder Holdco will:

(i) determine the amount of the CGT Withholding Amount;

(ii) remit the CGT Withholding Amount to the Commissioner within the time required under Subdivision 14-D of Schedule 1 to the Taxation Administration Act 1953 (Cth); and

(iii) be deemed to have satisfied its obligations to pay the CGT Withholding Amount to the Scheme Shareholder for the purposes of the Scheme.

Signing page

Executed as a deed.

Signed, sealed and delivered by Base Resources Limited by
sign here ►	(signed) "Chadwick Byron Poletti"	sign here ►	(signed) "Timothy James Carstens"
	Company Secretary/Director		Director

print name	Chadwick Byron Poletti	print name	Timothy James Carstens

Signed, sealed and delivered by EFR Australia Pty Ltd by
sign here ►	(signed) "Mark Chalmers"	sign here ►	(Signed) "Melanie Leydin"
	Director		Director

print name	Mark Chalmers	print name	Melanie Leydin

Signed sealed and delivered by Energy Fuels Inc. in the presence of

sign here ►	(signed) "Mark Chalmers"	sign here ►	(Signed) "Andreas Kloppenborg"
	Authorised signatory		Witness

print name	Mark Chalmers	print name	Andreas Kloppenborg

Annexure A - Scheme of Arrangement

SCHEME OF ARRANGEMENT - SHARE SCHEME

This scheme of arrangement is made under section 411 of the Corporations Act 2001 (Cth)

between

Base Resources Limited
ACN 125 546 910

and

EACH PERSON REGISTERED AS A HOLDER OF FULLY PAID ORDINARY SHARES IN BASE RESOURCES LIMITED AS AT 5.00 PM ON THE RECORD DATE

1. Preliminary

1.1 Company Limited

(a) The Company is a public company incorporated in Australia and registered in Western Australia and is a company limited by shares.

(b) The Company has been admitted to the official list of the ASX and the:

(i) Company Shares are quoted for trading on the financial market operated by the ASX; and

(ii) Company DIs (representing Company Shares) are quoted on AIM.

1.2 Bidders

Bidder Holdco is a company incorporated in the Province of Ontario, Canada.

Bidder AU is a company incorporated in Australia and registered in the State of Victoria, Australia and is a proprietary company limited by shares.

1.3 Effect of Scheme

If this Scheme becomes Effective, then:

(a) in consideration of the transfer of each Company Share to Bidder AU, Bidder Holdco will provide the Scheme Consideration to Scheme Shareholders in accordance with the terms of this Scheme and the Deed Poll;

(b) all of the Company Shares, and all the rights and entitlements attaching to them as at the Implementation Date, held by Scheme Shareholders will be transferred to Bidder AU;

(c) the Company will enter the name of Bidder AU in the Register in respect of all of the Company Shares transferred to Bidder AU in accordance with the terms of the Scheme; and

(d) the Company will become a wholly-owned subsidiary of Bidder AU.

1.4 Scheme Implementation Deed

Bidder Holdco, Bidder AU and the Company have agreed, by executing the Scheme Implementation Deed, to fulfil their respective obligations under that agreement and to implement this Scheme.

1.5 Deed Poll

Bidder Holdco and Bidder AU have entered into the Deed Poll in favour of Scheme Shareholders pursuant to which Bidder Holdco has covenanted to provide to each Scheme Shareholder the Scheme Consideration to which such Scheme Shareholder is entitled under this Scheme and to carry out its other obligations under this Scheme.

2. Conditions

2.1 Conditions precedent to this Scheme

This Scheme is conditional on and will come into effect only if:

(a) neither the Scheme Implementation Deed nor the Deed Poll have been terminated;

(b) all of the Conditions Precedent in clause 3.1 of the Scheme Implementation Deed have been satisfied or waived in accordance with the terms of the Scheme Implementation Deed (other than the Condition Precedent in clause 3.1(e) relating to the Court approving this Scheme in accordance with section 411(4)(b) of the Corporations Act);

(c) the Court having approved this Scheme, with or without any modification or condition, pursuant to section 411(4)(b) of the Corporations Act, and if applicable, the Company and Bidder Holdco having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act,

(d) subject to clause 9.8, such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Scheme and agreed to by the Company and Bidder Holdco having been satisfied or waived; and

(e) the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Scheme on or before the End Date (or any later date the Company and Bidder Holdco agree in writing in accordance with the Scheme Implementation Deed) (other than the Condition Precedent in clause 3.1(e) relating to the Court approving this Scheme in accordance with section 411(4)(b) of the Corporations Act).

2.2 Effect of Conditions

The fulfilment of the conditions in clause 2.1 is a Condition Precedent to the operation of clauses 3, 4 and 6 of this Scheme.

2.3 Certificate

(a) Each of the Company, Bidder Holdco and Bidder AU will provide to the Court at the Second Court Hearing a certificate in the form of a deed and substantially in the form set out in Annexure D of the Scheme Implementation Deed, or such other evidence as the Court requests, confirming (in respect of matters within its knowledge) that all the Conditions Precedent in the Scheme Implementation Deed (for which it is required to use its best endeavours to satisfy under clause 3.3(a), 3.3(b) or 3.3(c) of the Scheme Implementation Deed, as applicable) and this Scheme (other than Court approval under section 411(4)(b) of the Corporations Act) have been satisfied or waived.

(b) The certificates referred to in clause 2.3(a) will constitute conclusive evidence that such Conditions Precedent were satisfied or waived or taken to have been waived as at 8.00 am on the Second Court Date.

2.4 End Date

This Scheme will lapse and be of no further force or effect if:

(a) this Scheme does not become Effective on or before the End Date; or

(b) the Scheme Implementation Deed or the Deed Poll is terminated in accordance with their respective terms,

unless Bidder Holdco, Bidder AU and the Company otherwise agree in writing.

3. Scheme Implementation

3.1 Lodgement of Court Order with ASIC

As soon as possible following the approval of this Scheme by the Court in accordance with section 411(4)(b) of the Corporations Act, the Company must lodge with ASIC under section 411(10) of the Corporations Act an office copy of the Court order approving this Scheme.

3.2 Transfer of Company Shares held by Scheme Shareholders

On the Implementation Date:

(a) subject to the provision of the Scheme Consideration in the manner contemplated by clause 4, the Company Shares held by Scheme Shareholders, together with all rights and entitlements attaching to the Scheme Shares as at that date, must be transferred to Bidder AU without the need for any further acts by Scheme Shareholders (other than acts performed pursuant to clause 3.6(b) or by the Company as attorney and agent for the Scheme Shareholders, including under clauses 3.6 or 9.1);

(i) the Company must deliver to Bidder Holdco and Bidder AU a duly completed and executed master transfer form (executed by the Company as the attorney for the Scheme Shareholders) to transfer all of the Company Shares held by Scheme Shareholders to Bidder AU; and

(ii) Bidder Holdco and Bidder AU must duly execute the master transfer form, attend to the stamping of the master transfer form (if required) and deliver it to the Company for registration; and

(b) immediately following receipt of the master transfer form in accordance with clause 3.2(a)(ii), but subject to the stamping of the master transfer form (if required), the Company will record Bidder AU in the Register as holder of all the Company Shares transferred to Bidder AU under this Scheme.

3.3 Agreement by Scheme Shareholders

In consideration of the Scheme Consideration, the Scheme Shareholders agree to the transfer of all of their Company Shares to Bidder AU in accordance with the terms of this Scheme.

3.4 Warranties by Scheme Shareholders

Each Scheme Shareholder is deemed to have warranted to the Company. In its own right and for the benefit of Bidder Holdco and Bidder AU, that:

(a) all of its Company Shares (including any rights attaching to those shares) which are transferred to Bidder AU under this Scheme will, at the date of the transfer of the Company Shares to Bidder AU, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any "security interests" within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth)), and rights and interests of third parties (other than the Depositary) of any kind, whether legal or otherwise, and any restrictions on their transfer;

(b) all of its Company Shares which are transferred to Bidder AU under this Scheme will, on the date on which they are transferred to Bidder AU, be fully paid;

(c) it has full power and capacity to sell and transfer the Company Shares registered in their name as at the Record Date, together with all rights and entitlements attaching to such Company Shares; and

(d) it has no rights to be issued any Company Shares or any other Company securities, other than, in the case of a Scheme Shareholder who is also the holder of the Company Performance Rights, the right to receive the Company Shares on the exercise of those, or otherwise in accordance with their terms.

3.5 Beneficial Entitlement by Bidder AU

From the Effective Date, Bidder AU will be beneficially entitled to the Company Shares transferred to it under this Scheme pending registration of Bidder AU as the holder of those Company Shares.

3.6 Appointment of Bidder AU as Sole Proxy

From the Effective Date until the Company registers Bidder AU as the holder of all the Company Shares in the Register, each Scheme Shareholder:

(a) is deemed to have appointed the Company as attorney and agent (and directed the Company in such capacity) to appoint the Chairman of Bidder AU as its sole proxy and where applicable, corporate representative, to attend shareholders' meetings, exercise the votes attaching to the Company Shares registered in its name and sign any shareholders' resolution, and no Scheme Shareholder may itself attend or vote at any of those meetings or sign any resolutions, whether in person, or by proxy or by corporate representative (other than Bidder AU); and

(b) must take all other actions in their capacity as registered holder of the Company Shares as Bidder AU directs.

The Company undertakes in favour of each Scheme Shareholder that it will appoint the Chairman of Bidder AU as that Scheme Shareholder's proxy or, where applicable, corporate representative in accordance with clause 3.6(a).

4. Scheme Consideration

4.1 Scheme Consideration

On the Implementation Date, in consideration of the transfer of the Company Shares to Bidder AU, Bidder Holdco must issue the Scheme Consideration to each Scheme Shareholder in accordance with the terms of the Scheme.

4.2 Provision of Scheme Consideration

Subject to clauses 4.3, 4.4 and 4.6 the obligation of Bidder Holdco to provide, or procure the provision of, the Scheme Consideration to the Scheme Shareholders will be satisfied where the Scheme Consideration that is required to be provided to Scheme Shareholders is in the form of New Bidder Holdco Shares, by Bidder Holdco:

(a) on the Implementation Date, issuing the Scheme Consideration comprising New Bidder Holdco Shares to each Scheme Shareholder and procuring that the name and address of the Scheme Shareholder is entered in the share register of Bidder Holdco in respect of those New Bidder Holdco Shares; and

(b) procuring that on or before the date that is five Business Days after the Implementation Date, a share certificate or holding statement (or equivalent document) is sent to the Registered Address of each Scheme Shareholder representing the number of New Bidder Holdco Shares issued to the Scheme Shareholder pursuant to this Scheme.

4.3 Fractional Entitlements and Splitting

Where the calculation of the number of New Bidder Holdco Shares to be issued to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a New Bidder Holdco Share, the fractional entitlement will be rounded down to the nearest whole number of New Bidder Holdco Shares.

4.4 Ineligible Foreign Shareholders

(a) Bidder Holdco has no obligation to issue any New Bidder Holdco Shares under this Scheme to any Ineligible Foreign Shareholder and instead:

(i) subject to clauses 4.3 and 4.5, Bidder Holdco must, on or before the Implementation Date, issue the New Bidder Holdco Shares which would otherwise be required to be issued to the Ineligible Foreign Shareholders (Relevant Bidder Holdco Shares) under this Scheme to the Sale Agent;

(ii) Bidder Holdco must procure that as soon as reasonably practicable after the Implementation Date (and in any event within 20 days after the Implementation Date), the Sale Agent:

(A) in consultation with Bidder Holdco, sells or procures the sale of the Relevant Bidder Holdco Shares in the ordinary course of trading on the TSX and in such manner, at such price and on such other terms as the Sale Agent reasonably determines; and

(B) as soon as reasonably practicable after settlement (and in any event within 10 Business Days), remits to Bidder Holdco the proceeds of the sale (after deduction of any reasonable brokerage or other selling costs, taxes and charges) (Proceeds);

(iii) promptly after receiving the Proceeds in respect of the sale of all of the Relevant Bidder Holdco Shares in accordance with clause 4.4(a)(ii)(B), Bidder Holdco must pay, or procure the payment of, to each Ineligible Foreign Shareholder, the amount 'A' calculated in accordance with the following formula and rounded down to the nearest cent:

Where

A = the amount to be paid to the relevant Ineligible Foreign Shareholder;

B = the number of Relevant Bidder Holdco Shares attributable to, and that would otherwise have been issued to, that Ineligible Foreign Shareholder had it not been an Ineligible Foreign Shareholder and which were instead issued to the Sale Agent;

C = the total number of Relevant Bidder Holdco Shares attributable to, and which would otherwise have been issued to, all Ineligible Foreign Shareholders collectively and which were issued to the Sale Agent; and

D = the Proceeds (as defined in clause 4.4(a)(ii)(B)).

(b) The Ineligible Foreign Shareholders acknowledge that none of Bidder Holdco, Bidder AU, the Company nor the Sale Agent gives any assurance or representation as to the price that will be achieved for the sale of New Bidder Holdco Shares described in clause 4.4(a) or the amount of proceeds of sale to be received by Ineligible Foreign Shareholders under the Sale Facility. Each of the Company, Bidder Holdco or Bidder AU and the Sale Agent expressly disclaim any fiduciary duty to the Ineligible Foreign Shareholders which may arise in connection with this clause 4.4.

(c) Bidder Holdco or Bidder AU must make, or procure the making of, payments to Ineligible Foreign Shareholders under clause 4.4(a) by either (in the absolute discretion of Bidder Holdco or Bidder AU, and despite any election referred to in clause 4.4(c)(i)(ii) or authority referred to in clause 4.4(c)(i) made or given by the Scheme Shareholder):

(i) paying, or procuring the payment of, the relevant amount in United States dollars by electronic means to a bank account nominated by the Ineligible Foreign Shareholder by an appropriate authority from the Ineligible Foreign Shareholder to Bidder Holdco or Bidder AU; or

(ii) if a bank account has not been nominated by the Ineligible Foreign Shareholder in accordance with clause 4.4(c)(i):

(A) if an Ineligible Foreign Shareholder has, before the Record Date, made a valid election in accordance with the requirements of the Company Registry to receive dividend payments from the Company by electronic funds transfer to a bank account nominated by the Ineligible Foreign Shareholder, paying, or procuring the payment of, the relevant amount in United States dollars by electronic means in accordance with that election; or

(B) otherwise dispatching, or procuring the dispatch of, a cheque for the relevant amount in United States dollars to the Ineligible Foreign Shareholder by prepaid post to their Registered Address (as at the Record Date), such cheque being drawn in the name of the Ineligible Foreign Shareholder (or, each in the case of joint holders, in accordance with the procedures set out in clause 4.3).

(d) If Bidder Holdco or Bidder AU receives professional advice that any withholding or other tax is required by law or by a Governmental Agency to be withheld from a payment to an Ineligible Foreign Shareholder, Bidder Holdco is entitled to withhold the relevant amount before making the payment to the Ineligible Foreign Shareholder (and payment of the reduced amount shall be taken to be full payment of the relevant amount for the purposes of this Scheme, including clause 4.4(a)(iii)). Bidder Holdco or Bidder AU must pay any amount so withheld to the relevant taxation authorities within the time permitted by law, and, if requested in writing by the relevant Ineligible Foreign Shareholder, provide a receipt or other appropriate evidence of such payment (or procure the provision of such receipt or other evidence) to the relevant Ineligible Foreign Shareholder.

(e) Each Ineligible Foreign Shareholder appoints Bidder Holdco as its agent to receive on its behalf any financial services guide (or similar or equivalent document) or other notices (including any updates of those documents) that the Sale Agent is required to provide to Ineligible Foreign Shareholders under the Corporations Act or any other applicable law.

(f) Payment of the amount 'A' calculated in accordance with clause 4.4(a) to an Ineligible Foreign Shareholder in accordance with this clause 4.4 satisfies in full the Ineligible Foreign Shareholder's right to Scheme Consideration.

(g) Where the issue of New Bidder Holdco Shares to which a Company Shareholder would otherwise be entitled under this Scheme would result in a breach of law:

(i) Bidder Holdco will issue the maximum possible number of New Bidder Holdco Shares to the Company Shareholder without giving rise to such a breach; and

(ii) any further New Bidder Holdco Shares to which that Company Shareholder is entitled, but the issue of which to the Company Shareholder would give rise to such a breach, will instead be issued to the Sale Agent and dealt with under the preceding provisions in this clause 4.4, as if a reference to Ineligible Foreign Shareholders also included that Company Shareholder and references to that person's New Bidder Holdco Shares in that clause were limited to the New Bidder Holdco Shares issued to the Sale Agent under this clause.

4.5 Orders of a court or Governmental Agency

If a law requires, or if written notice is given to the Company (or the Company Registry) or Bidder Holdco (or Bidder Holdco share registry) of an order or direction made by a court of competent jurisdiction or by another Governmental Agency that:

(a) requires consideration to be provided to a third party (either through payment of a sum or the issuance of a security) in respect of Scheme Shares held by a particular Scheme Shareholder, which would otherwise be payable or required to be issued to that Scheme Shareholder by the Company or Bidder Holdco in accordance with this clause 4, or which requires an amount to be deducted or withheld from any consideration which would otherwise be payable or provided to a Scheme Shareholder in accordance with this clause 4, then the Company or Bidder Holdco (as applicable) shall be entitled to procure that provision of that consideration, or deduction or withholding, is made in accordance with that order or direction; or

(b) prevents the Company or Bidder Holdco from providing consideration to any particular Scheme Shareholder in accordance with this clause 4, or the payment or issuance of such consideration is otherwise prohibited by applicable law, the Company or Bidder Holdco shall be entitled to (as applicable):

(i) in the case of an Ineligible Foreign Shareholder or other shareholder referred to in clause 4.4, retain an amount, in United States dollars, equal to the relevant shareholder's share of the Proceeds; or

(ii) not to issue (or direct Bidder Holdco to issue), or to issue to a trustee or nominee, such number of New Bidder Holdco Shares that Scheme Shareholder would otherwise be entitled under clause 4.2,

until such time as provision of the Scheme Consideration in accordance with this clause 4 is permitted by that (or another) order or direction or otherwise by law.

To the extent that amounts are deducted or withheld under or in accordance with this clause 4.5, such deducted or withheld amounts will be treated for all purposes under this Scheme as having been paid to the person in respect of which such deduction or withhold was made.

4.6 Unclaimed monies

(a) Bidder Holdco or Bidder AU may cancel a cheque issued under clause 4.4(c)(ii)(B) if the cheque:

(i) is returned to the Company or Bidder AU; or

(ii) has not been presented for payment within 6 months after the date on which the cheque was sent.

(b) During the period of 12 months commencing on the Implementation Date, on request in writing from a Scheme Shareholder to the Company or Bidder AU (or the Company Registry) (which request may not be made until the date that is 20 Business Days after the Implementation Date), Bidder Holdco or Bidder AU must reissue a cheque that was previously cancelled under clause 4.6(a).

(c) The Unclaimed Money Act will apply in relation to any Scheme Consideration that becomes "unclaimed money" (as defined in section 6 of the Unclaimed Money Act), but any interest or other benefit accrued from the unclaimed Scheme Consideration will be for the benefit of Bidder AU.

4.7 Status of New Bidder Holdco Shares

Bidder Holdco covenants in favour of the Company (in its own right and on behalf of the Scheme Shareholders) that the New Bidder Holdco Shares required to be issued by it under this Scheme will:

(a) on their issue rank equally in all respects with all other Bidder Holdco Shares on issue;

(b) on their issue be duly and validly issued and authorized in accordance with all applicable laws and Bidder Holdco's articles of incorporation, by-laws and other constituent documents;

(c) on their issue be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of Bidder Holdco Shares on and from the Implementation Date;

(d) from the Business Day following the date this Scheme becomes Effective (or such later date as NYSE or TSX requires), be quoted and listed for trading on the NYSE and TSX; and

(e) on their issue be fully paid, non-assessable and free of any Security Interest or encumbrance.

4.8 Joint Holders

In the case of the Company Shares held in joint names:

(a) the New Bidder Holdco Shares to be issued under this Scheme must be issued to and registered in the names of the joint holders; and

(b) any other document required to be sent under this Scheme, will be forwarded to either, at the sole discretion of the Company, the holder whose name appears first in the Register as at the Record Date or to the joint holders.

5. Dealings in the Company Shares

5.1 Determination of Scheme Shareholders

For the purposes of identifying the Scheme Shareholders, dealings in the Company Shares will only be recognised if:

(a) in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Register as the holder of the relevant Company Shares at or before 5.00 pm on the Record Date; and

(b) in all other cases, registrable transmission applications or transfers in registrable form in respect of those dealings are received at or before 5.00 pm on the Record Date at the place where the Register is kept.

5.2 Register

(a) (Transmission applications or transfers received at or before 5.00 pm on the Record Date): the Company must register registrable transmission applications or transfers of the kind referred to in clause 5.1(b) by 5.00 pm on the Record Date, provided that, for the avoidance of doubt, nothing in this clause 5.2(a) requires the Company to register a transfer that would result in a Company Shareholder holding a parcel of the Company Shares that is less than a "marketable parcel" (for the purposes of this clause 5.2(a), "marketable parcel" has the meaning given in the Operating Rules).

(b) (Transmission applications or transfers received after 5.00 pm on the Record Date): the Company will not accept for registration or recognise for any purpose any transmission applications or transfers in respect of the Company Shares received after 5.00 pm on the Record Date, other than a transfer to Bidder AU in accordance with this Scheme and any subsequent transfer by Bidder AU or its successors in title.

(c) (Maintaining of the Register): for the purpose of determining entitlements to participate in this Scheme, the Company will, until the Scheme Consideration has been provided, maintain the Register in accordance with the provisions of this clause 5 and the Register in this form will solely determine entitlements to the Scheme Consideration.

(d) (Scheme Shareholder details): the Company must procure that by 9.00 am on the Implementation Date, details of the names, registered addresses and holdings of the Company Shares of every Scheme Shareholder as shown in the Register at 5.00 pm on the Record Date are available to Bidder Holdco in such form as Bidder Holdco may reasonably require.

(e) (Effect of the Record Date): all statements of holding for the Company Shares (other than statements of holding in favour of Bidder AU) will cease to have any effect from 5.00 pm on the Record Date as documents of title in respect of those Company Shares and, as from that date and time, each entry current at that date on the Register relating to the Company Shares will cease to be of any effect other than as evidence of entitlement to the Scheme Consideration in respect of the Company Shares relating to that entry.

6. Quotation of Shares

6.1 Suspension of Trading in the Company Shares

(a) The Company will apply for suspension of trading in the Company Shares on the financial market operated by ASX from the close of trading on the Effective Date.

(b) The Company will apply for suspension of trading in the Company DIs on AIM from the commencement of trading on the Effective Date.

6.2 Termination of Official Quotation of the Company Shares

The Company will apply for termination of the official quotation of the Company Shares on the financial market operated by ASX and AIM and the removal of the Company from the official list of ASX and cancellation of the admission to trading on AIM to take effect after this Scheme has been fully implemented.

7. Instructions and elections

If not prohibited by law (and including where permitted or facilitated by relief granted by a Governmental Agency), all instructions, notifications or elections by a Scheme Shareholder to the Company that are binding or deemed binding between the Scheme Shareholder and the Company relating to the Company or Company Shares, including instructions, notifications or elections relating to:

(a) whether dividends are to be paid by cheque or into a specific bank account;

(b) payments of dividends on Company Shares; and

(c) notices or other communications from the Company (including by email),

will be deemed from the Implementation Date (except to the extent determined otherwise by Bidder Holdco in its sole discretion), by reason of this Scheme, to be made by the Scheme Shareholder to Bidder Holdco and to be a binding instruction, notification or election to, and accepted by, Bidder Holdco in respect of the New Bidder Holdco Shares issued to that Scheme Shareholder until that instruction, notification or election is revoked or amended in writing addressed to Bidder Holdco at its registry.

8. General Scheme Provisions

8.1 Consent to amendments to this Scheme

If the Court proposes to approve this Scheme subject to any alterations or conditions:

(a) the Company may by its counsel consent on behalf of all persons concerned to those alterations or conditions to which Bidder Holdco (for and on behalf of Bidder Holdco and Bidder AU) has consented to in writing; and

(b) each Scheme Shareholder agrees to any such alterations or conditions which the Company (by its counsel) has consented to.

8.2 Consent to amendments to this Scheme

(a) Each Scheme Shareholder:

(i) agrees for all purposes to:

(A) the transfer of their Company Shares together with all rights and entitlements attaching to those Company Shares in accordance with this Scheme;

(B) the variation, cancellation or modification (if any) of the rights attached to their Company Shares constituted by or resulting from this Scheme; and

(C) on the direction of Bidder Holdco, destroy any share certificates or holding statements relating to their Company Shares;

(ii) that is issued New Bidder Holdco Shares, agrees to become a member of Bidder Holdco and to be bound by the certificate of incorporation, by-laws and other constituent documents of Bidder Holdco;

(iii) who holds their Company Shares in a CHESS Holding agrees to the conversion of those Company Shares to an Issuer Sponsored Holding and irrevocably authorises the Company to do anything necessary or expedient (whether required by the Settlement Rules or otherwise) to effect or facilitate such conversion; and

(iv) acknowledges and agrees that this Scheme binds the Company and all Scheme Shareholders (including those who do not attend the Scheme Meeting and those who do not vote, or vote against this Scheme, at the Scheme Meeting), in each case, irrevocably and without the need for any further act by the Scheme Shareholder.

(b) Each Scheme Shareholder is taken to have warranted to the Company and Bidder AU on the Implementation Date, and appointed and authorised the Company as its attorney and agent to warrant to Bidder AU on the Implementation Date, that:

(i) all their Company Shares (including any rights and entitlements attaching to those shares) which are transferred to Bidder AU under this Scheme will, at the time of transfer of them to Bidder AU, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any Security Interests) and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind;

(ii) they have full power and capacity to sell and transfer their Company Shares to Bidder AU under this Scheme together with any rights and entitlements attaching to those shares; and

(iii) they have no existing right to be issued any Company Shares, or any options, performance rights, securities or other instruments exercisable, or convertible, into Company Shares.

(c) The Company undertakes that it will provide such warranty in clause 8.2(b) to Bidder AU as agent and attorney of each Scheme Shareholder.

8.3 Title to and rights in Scheme Shares

(a) To the extent permitted by law, the Scheme Shares (including all rights and entitlements attaching to the Scheme Shares) transferred under this Scheme will, at the time of transfer, vest in Bidder AU free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any Security Interests) and interests of third parties of any kind, whether legal or otherwise and free from any restrictions on transfer of any kind.

(b) Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clause 4.2 Bidder AU will be beneficially entitled to the Scheme Shares to be transferred to it under this Scheme pending registration by the Company of Bidder AU in the Register as the holder of the Scheme Shares.

8.4 Appointment of sole proxy

Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clause 4.2 and until the Company registers Bidder AU as the holder of all Scheme Shares in the Register, each Scheme Shareholder:

(a) is deemed to have irrevocably appointed Bidder AU as attorney and agent (and directed Bidder AU in each such capacity) to appoint any director, officer, secretary or agent nominated by Bidder AU from time to time as its sole proxy and, where applicable or appropriate, corporate representative to attend shareholders' meetings, exercise the votes attaching to the Scheme Shares registered in their name and sign any shareholders' resolution or document (whether in person, by proxy or corporate representative);

(b) must not attend or vote at any of those meetings, exercise the votes attaching to Scheme Shares registered in their names, or sign any shareholders' resolutions, whether in person, by proxy or by corporate representative (other than pursuant to clause 8.4(a));

(c) must take all other actions in the capacity of a registered holder of Scheme Shares as Bidder AU reasonably directs; and

(d) acknowledges and agrees that in exercising the powers referred to in clause 8.4(a), Bidder AU and any director, officer, secretary or agent nominated by Bidder AU under clause 8.4(a) may act in the best interests of Bidder AU as the intended registered holder of the Scheme Shares.

8.5 Authority given to the Company

(a) Each Scheme Shareholder, without the need for any further act by the Scheme Shareholder:

(i) on the Effective Date, irrevocably appoints the Company and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of enforcing the Deed Poll against Bidder Holdco and Bidder AU, and the Company undertakes in favour of each Scheme Shareholder that it will enforce the Deed Poll against Bidder Holdco and Bidder AU on behalf of and as agent and attorney for each Scheme Shareholder; and

(ii) on the Implementation Date, irrevocably appoints the Company and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of executing any document or doing or taking any other act necessary, desirable or expedient to give effect to this Scheme and the transactions contemplated by it, including (without limitation):

(A) executing the Scheme Transfer; and

(B) executing and delivering any deed or document required by Bidder Holdco, that causes each Scheme Shareholder to become a shareholder of Bidder Holdco and to be bound by the certificate of incorporation and by-laws of Bidder Holdco, and the Company accepts each such appointment.

(b) The Company as attorney and agent of each Scheme Shareholder, may sub-delegate its functions, authorities or powers under this clause 8.5 to all or any of its directors, officers, secretaries or employees (jointly, severally or jointly and severally).

8.6 Instructions and elections

If not prohibited by law (and including where permitted or facilitated by relief granted by a Governmental Agency), all instructions, notifications or elections by a Scheme Shareholder to the Company that are binding or deemed binding between the Scheme Shareholder and the Company relating to the Company or Company Shares, including instructions, notifications or elections relating to:

(a) whether dividends are to be paid by cheque or into a specific bank account;

(b) payments of dividends on Company Shares; and

(c) notices or other communications from the Company (including by email),

will be deemed from the Implementation Date (except to the extent determined otherwise by Bidder Holdco in its sole discretion), by reason of this Scheme, to be made by the Scheme Shareholder to Bidder Holdco and to be a binding instruction, notification or election to, and accepted by, Bidder Holdco in respect of the New Bidder Holdco Shares issued to that Scheme Shareholder until that instruction, notification or election is revoked or amended in writing addressed to Bidder Holdco at its registry.

8.7 Binding effect of scheme

This Scheme binds the Company and all of the Scheme Shareholders (including those who did not attend the Scheme Meeting to vote on this Scheme, did not vote at the Scheme Meeting, or voted against this Scheme at the Scheme Meeting) and, to the extent of any inconsistency, overrides the constitution of the Company.

9. General

9.1 Appointment of Attorney

(a) The Company will execute all documents and do all acts and things necessary for the implementation of, and performance of, its obligations under this Scheme and the Shareholders consent to the Company doing all things necessary or incidental to the implementation of this Scheme.

(b) Each Scheme Shareholder, without the need for any further act, irrevocably appoints the Company and all of its directors, secretaries and officers (jointly and severally) as its attorney and agent for the purpose of executing any document necessary to give effect to this Scheme including a proper instrument of transfer of the Company Shares held by Scheme Shareholders for the purposes of section 1071B of the Corporations Act (which may be a master transfer of all the Company Shares held by Scheme Shareholders) and any instrument appointing Bidder AU as proxy or, where applicable, corporate representative of each Scheme Shareholder as contemplated by clause 3.6.

(c) This Scheme has effect despite any inconsistent provision in the Company's constitution.

9.2 Company and Scheme Shareholders Bound

This Scheme binds the Company and all Scheme Shareholders and will, for all purposes, have effect despite any provision in the constitution of the Company.

9.3 Further Assurances

The Company will execute all documents and do all acts and things necessary or expedient for the implementation of, and performance of its obligations under this Scheme.

9.4 Authority

Each of the Scheme Shareholders consent to the Company doing all things necessary or incidental to the implementation of this Scheme.

9.5 Communications

(a) Where a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to the Company, it will not be deemed to have been received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at the Company's registered office or at the Company Registry.

(b) The accidental omission to give notice of the Scheme Meeting or the non-receipt of such notice by a particular Company Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting.

9.6 Alterations and Conditions

The Company may, with the consent of Bidder Holdco (which consent will not be unreasonably withheld or delayed), by its counsel consent on behalf of all persons concerned to any modifications or conditions which the Court thinks fit to impose in the course of considering this Scheme.

9.7 Stamp Duty

All stamp duty (if any) payable in connection with the transfer of the Company Shares to Bidder AU will be paid by Bidder Holdco or Bidder AU.

9.8 Governing Law

This Scheme is governed by the laws of Western Australia. The parties submit to the exclusive jurisdiction of the courts in Western Australia.

9.9 No liability when acting in good faith

Each Scheme Shareholder agrees that neither Company, Bidder Holdco, nor Bidder AU nor any director, officer, secretary or employee of any of those companies shall be liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

10. Definitions

10.1 Definitions

In this Scheme, except where the context otherwise requires:

AIM means the market of that name operated by the London Stock Exchange.

AIM Rules means the AIM Rules for Companies published by the London Stock Exchange.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ACN 008 624 691 or the financial market operated by it (as the context requires).

ASX Listing Rules means the official listing rules of the ASX as from time to time amended or waived in their application to a party.

Bidder AU means EFR Australia Pty Ltd ACN 676 689 419.

Bidder Group means Bidder Holdco and its Subsidiaries, including Bidder AU.

Bidder Group Member means each body corporate in the Bidder Group.

Bidder Holdco means Energy Fuels Inc..

Bidder Holdco Share means a common share in the capital of Bidder Holdco.

Business Day means any day that is:

(a) a business day as defined in the ASX Listing Rules;

(c) a business day as defined in the AIM Rules; and

(b) a day, other than a Saturday or Sunday, that banks are open for business in Denver, Colorado, USA.

CHESS means the Clearing House Electronic Subregister System operated by ASX Settlement Pty Ltd and ASX Clear Pty Limited.

CHESS Holding has the meaning given in the Settlement Rules.

Company means Base Resources Limited ACN 125 546 910.

Company DIs means the depositary interests issued by the Depositary in respect of the Company Shares deposited with it.

Company Registry means Computershare Investor Services Pty Limited.

Company Shareholder means each person registered in the Register as a holder of the Company Shares.

Company Shares means fully paid ordinary shares in the Company.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia (commenced in the Perth registry) or any another court having jurisdiction under the Corporations Act, as determined by the Company.

Deed Poll means the deed poll dated [      ] made by Bidder Holdco and Bidder AU in favour of Scheme Shareholders, a copy of which is contained in Annexure [      ] of the Scheme Booklet.

Depositary means Computershare Investor Services PLC.

Effective, when used in relation to this Scheme, means the coming into effect, under section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) (and, if applicable, section 411(6)) of the Corporations Act in relation to this Scheme.

Effective Date means date on which this Scheme becomes Effective.

End Date means the date which is 8 months from the date of the Scheme Implementation Deed or such other later date as agreed in writing between the Company and Bidder Holdco before that date.

Governmental Agency has the meaning given in the Scheme Implementation Deed.

Implementation Date means the date that is 10 Business Days after the Record Date or such other date as the Company, Bidder Holdco and Bidder AU agree in writing (acting reasonably).

Ineligible Foreign Shareholder means a Scheme Shareholder whose address shown in the Register on the Record Date is a place outside:

1 Australia and its external territories;

2 Canada;

3 New Zealand;

4 the United Kingdom;

5 the United States;

6 the Cayman Islands (British Overseas Territory); and

7 such other jurisdictions agreed to in writing by the Company and Bidder Holdco,

unless Bidder Holdco (after consultation with the Company) determines that it is lawful and not unduly onerous or unduly impractical to issue that Scheme Shareholder with New Bidder Holdco Shares when the Scheme becomes Effective.

Issuer Sponsored Holding means has the meaning given in the Settlement Rules.

New Bidder Holdco Share means a fully paid Bidder Holdco Share to be issued to Scheme Shareholders as Scheme Consideration under the terms of the Scheme.

NYSE means the NYSE American (or any successor to the NYSE American).

Operating Rules means the official operating rules of the financial market operated by the ASX.

Record Date means 5.00 pm on the third Business Day following the Effective Date or such other date as the Company, Bidder AU and Bidder Holdco agree in writing (acting reasonably).

Register means the share register of the Company maintained in accordance with the Corporations Act.

Related Body Corporate has the meaning given to that term in the Corporations Act.

Relevant Bidder Holdco Shares has the meaning given to in clause 4.4(a)(i) of this Scheme.

Sale Agent means the nominee appointed under clause 4.5 of the Scheme Implementation Deed.

Sale Facility means the facility to be conducted in accordance with clause 4.4(a).

Scheme means this scheme of arrangement subject to any modifications or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act and agreed or consented to by the Company or Bidder Holdco.

Scheme Booklet means the explanatory statement that is registered by ASIC under section 412(6) of the Corporations Act in relation to this Scheme.

Scheme Consideration means the consideration to be provided to each Scheme Shareholder by Bidder Holdco for the transfer to Bidder AU of each Scheme Share, being 0.0260 New Bidder Holdco Shares for each Company Share held by a Scheme Shareholder as at the Record Date.

Scheme Implementation Deed means the Scheme Implementation Deed between Bidder Holdco, Bidder AU and the Company dated 21 April 2024.

Scheme Meeting means the meeting of Company Shareholders ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider any vote on this Scheme and includes any meeting convened following any adjournment or postponement of that meeting.

Scheme Shareholders means the Company Shareholders as at the Record Date.

Scheme Shares means all Company Shares held by the Scheme Shareholders as at the Record Date.

Scheme Transfer for each Scheme Shareholder, means a duly completed and executed proper instrument of transfer of the Scheme Shares held by that Scheme Shareholder for the purposes of section 1071B of the Corporations Act, which will be represented by a master transfer of all Scheme Shares.

Second Court Date means the first day on which the Second Court Hearing is heard or, if the application is adjourned for any reason, means the date on which the adjourned application is heard.

Second Court Hearing means the hearing of the application made to the Court for an order pursuant to sections 411(4)(b) and 411(6) of the Corporations Act approving this Scheme.

Security Interest means any mortgage, charge, pledge, lien, assignment or other security interest or any other arrangement (including a right of set off or combination) entered into for the purpose of conferring a priority, including any security interest as defined in section 12 of the Personal Property and Securities Act 2012 (Cth).

Settlement Rules means the ASX Settlement Operating Rules, being the official operating rules of the settlement facility provided by ASX Settlement Pty Ltd.

Unclaimed Money Act means the Unclaimed Money Act 1990 (WA).

10.2 Interpretation

In this Scheme, unless the context otherwise requires:

(a) headings and bolding are for convenience and do not affect interpretation;

(b) the singular includes the plural and vice versa;

(c) the word person includes a body corporate, a partnership, a joint venture, an unincorporated body or association, or any Governmental Agency;

(d) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes and assigns;

(e) words and phrases have the same meaning (if any) given to them in the Corporations Act;

(f) references to any legislation or regulations include any statutory modification of or substitution for such legislation or regulations;

(g) references to agreements or deeds are to agreements or deeds as amended from time to time;

(g) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Scheme and a reference to this Scheme includes any annexure, exhibit and schedule;

(i) the words including, for example or such as when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(j) a reference to a holder includes a joint holder;

(k) references to a $ or dollar is to United States currency (unless otherwise stated); and

(l) a reference to any time is a reference to Australian Western Standard Time.

Annexure B - Timetable

Date	Event
Late June/early July 2024	First Court Date
Late June/early July 2024	Despatch Scheme Booklet to Company Shareholders
Late July/early August 2024	Scheme Meeting
Early/mid August 2024	Second Court Date
mid August 2024	Effective Date
mid August 2024	Special Dividend Record Date and Record Date
late August 2024	Special Dividend Payment Date
late August 2024	Implementation Date

Note: This is an indicative timetable only and is subject to change, including following any regulatory consultation and as may be required by the Court.

Annexure C - Deed Poll

This deed poll is made on   2024

By Energy Fuels Inc.
225 Union Boulevard, Suite 600
Lakewood, Colorado 80228
United States
(Bidder Holdco)

 and

 EFR Australia Pty Ltd
ACN 676 689 419
Level 43, 600 Bourke Street
Melbourne, VIC, 3000
Australia
(Bidder AU)

IN FAVOUR OF Each holder of ordinary shares in

Base Resources Limited
ACN 125 546 910
Level 3, 46 Colin Street
West Perth, WA, 6005
Australia

as at the Record Date
(Scheme Shareholders)

Background

A. The Company, Bidder Holdco and Bidder AU have entered into the Scheme Implementation Deed.

B. Under the Scheme Implementation Deed, Bidder Holdco and Bidder Holdco have agreed, subject to the satisfaction or waiver of certain conditions, to do all things within its power necessary or desirable on its part to implement the Scheme, including providing the Scheme Consideration.

C. Bidder Holdco and Bidder AU are entering into this document for the purpose of covenanting in favour of Scheme Shareholders to:

(a) comply with all of its obligations under the Scheme Implementation Deed;

(b) perform the obligations attributed to Bidder Holdco and Bidder AU (as applicable) under the Scheme; and

(c) provide the Scheme Consideration in accordance with the Scheme.

Operative provisions

1. Interpretation

1.1 Definitions

The following definitions apply in this document.

Scheme Implementation Deed means the Scheme Implementation Deed dated 21 April 2024 between the Company and Bidder Holdco and Bidder AU.

Other capitalised words and phrases have the same meaning as given to them in the Scheme Implementation Deed.

1.2 Interpretation

In this deed poll, headings and bolding are for convenience only and do not affect its interpretation and, unless the context requires otherwise:

(a) words importing the singular include the plural and vice versa;

(b) a reference to any document (including the Scheme Implementation Deed and the Scheme) is to that document as varied, novated, ratified or replaced;

(c) a reference to a clause, party, annexure or schedule is a reference to a clause of, and a party, annexure and schedule to, this deed poll and a reference to this deed poll includes any annexure and schedule;

(d) a reference to a party to a document includes that party's successors and permitted assigns;

(e) no provision of this Deed will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed poll or that provision;

(f) a reference to an agreement or consent by a person is to an agreement or consent in writing;

(g) the word includes in any form is not a word of limitation;

(g) a reference to $ or dollar is to United States currency (unless otherwise stated); and

(i) a reference to any time is a reference to Australian Western Standard Time.

1.3 Nature of this deed poll

Bidder Holdco and Bidder AU acknowledge:

(a) that this deed poll may be relied on and enforced by a Scheme Shareholder in accordance with its terms, even though the Scheme Shareholders are not party to it; and

(b) under the Scheme, each Scheme Shareholder irrevocably appoints the Company and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this deed poll against Bidder Holdco and Bidder AU.

2. Conditions

2.1 Conditions precedent

The obligations of Bidder Holdco and Bidder AU under clause 3 are subject to the Scheme becoming Effective.

2.2 Termination

If the Scheme Implementation Deed is terminated in accordance with its terms or the Scheme has not become Effective on or before the End Date, the obligations of Bidder Holdco and Bidder AU under this deed poll will automatically terminate, unless Bidder Holdco and Bidder AU otherwise agree in writing.

2.3 Consequences of Termination

If this deed poll is terminated under clause 2.2 then, in addition and without prejudice to any other rights, powers or remedies available to it:

(a) Bidder Holdco and Bidder AU are released from their obligations to further perform this deed poll; and

(b) each Scheme Shareholder retains the rights it has against Bidder Holdco and Bidder AU in respect of any breach of this deed poll which occurs before it is terminated.

3. Consideration

3.1 Performance of Obligations Generally

Subject to clause 2, Bidder Holdco and Bidder AU must comply with their obligations under the Scheme and must do all things necessary or expedient on its part to implement the Scheme.

3.2 Scheme Consideration

Subject to clause 2, in consideration of the transfer to Bidder AU of each Company Share held by a Scheme Shareholder under the terms of the Scheme, Bidder Holdco undertakes in favour of each Scheme Shareholder to issue the Scheme Consideration to each Scheme Shareholder in accordance with the Scheme.

3.3 Shares to rank equally

Bidder Holdco covenants in favour of each Scheme Shareholder that the New Bidder Holdco Shares which are issued to each Scheme Shareholder in accordance with the Scheme will:

(a) on their issue rank equally in all respects with all other Bidder Holdco Shares on issue;

(b) on their issue be duly and validly issued and authorized in accordance with all applicable laws and Bidder Holdco's articles of incorporation, by-laws and other constituent documents;

(c) on their issue be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of Bidder Holdco Shares on and from the Implementation Date;

(d) from the Business Day following the date this Scheme becomes Effective (or such later date as NYSE or TSX requires), be quoted and listed for trading on the NYSE and TSX; and

(e) on their issue be fully paid, non-assessable and free of any Security Interest or encumbrance.

4. Bidder representations and warranties

Bidder Holdco and Bidder AU each represent and warrant, in respect of itself, that:

(a) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation and is a validly existing under those laws;

(b) it has the power to enter into and perform its obligations under this deed poll, to comply with its obligations under this deed poll, to carry out the transaction contemplated by this deed poll, and to exercise its rights under this deed poll in accordance with its terms;

(c) it has taken all necessary action to authorise entry into this deed poll and has taken or will take all necessary action to authorise the performance of this deed poll and to carry out the transactions contemplated by this deed poll;

(d) this deed poll is valid and binding on it and is enforceable in accordance with its terms;

(e) the execution and performance of this document and each transaction contemplated by it did not and will not conflict with or violate in any respect:

(i) any provision of its constitution or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii) any writ, order or injunction, judgement, law, rule or regulation to which it is subject or by which it is bound; or

(iii) any Security Interest or other encumbrance binding on or applicable to it;

(f) it is not otherwise bound by any agreement that would prevent, restrain or restrict it from entering into or performing any of its obligations contained in this deed poll; and

(g) no Insolvency Event has occurred in relation to Bidder Holdco nor Bidder AU nor has any regulatory action of any nature of which Bidder Holdco or Bidder AU is aware been taken or threatened to be taken that would prevent or restrict Bidder Holdco's and Bidder AU's ability to fulfil its obligations under this deed poll.

5. Continuing obligations

This deed poll is irrevocable and remains in full force and effect until the earlier of:

(a) Bidder Holdco and Bidder AU have fully performed its obligations under this deed poll; or

(b) the earlier termination of this deed poll under clause 2.2.

6. Notices

6.1 Form

Any communications in connection with this deed poll must be:

(a) in writing;

(b) addressed to Bidder Holdco or Bidder AU at the address shown below and marked for the attention of the Company Secretary;

Bidder

Address: 225 Union Blvd., Suite 600

 Lakewood Co., 80228, USA

Attention: Mark S. Chalmers, President and CEP

Email: [******************************]

with a copy to:

Address: Level 43, Bourke Place

 600 Bourke Street

 Narrm Country

 Melbourne, VIC 3000, Australia

Attention of: John Mollard

Email: [******************************]

signed by the person making the communication or (on its behalf) by the solicitor for, or by any attorney, director, secretary, or authorised agent of that person.

6.2 Delivery

Communications under this deed poll must be:

(a) left at the address set out for referred to in clause 6.1(b) of this deed poll;

(b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in clause 6.1(b) of this deed poll;

(c) sent by email to the email address set out or referred to in clause 6.1(b) of this deed poll; or

(d) given in any other way permitted by law.

They take effect from the time they are received unless a later time is specified in this clause 6.

6.3 Receipt - Postal

Communications sent by post are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

6.4 Receipt - Email

Communications sent by email are taken to be received on sending (unless the sender's computer reports that the message has not been delivered).

6.5 Receipt - General

Despite clauses 6.3 and 6.4, communications are received after 5.00 pm in the place of receipt or on a non-Business Day are taken to be received at 9.00 am on the next Business Day.

7. Duty

Bidder Holdco or Bidder AU (as applicable) will:

(a) pay all duties and any related fines and penalties in respect of this deed poll, the performance of this deed poll and each transaction effected by or made under this deed poll; and

(b) indemnify each Scheme Shareholder against any liability arising from failure to comply with paragraph 7(a).

8. General

8.1 Exercise of Rights

If a Scheme Shareholder does not exercise a right of remedy fully or at a given time, it may still exercise it later.

8.2 Cumulative Rights

The rights, powers and remedies of Bidder Holdco, Bidder AU and each Scheme Shareholder under this deed poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this deed poll.

8.3 Assignment

The rights and obligations of Bidder Holdco, Bidder AU and each Scheme Shareholder under this deed poll are personal and must not be assigned or otherwise dealt with at law or in equity.

8.4 Amendment

Bidder Holdco or Bidder AU must not vary a provision of this deed poll, or right created under it, unless:

(a) before the Second Court Date, the variation is agreed to in writing by the Company; or

(b) on or after the Second Court Date, the variation is agreed to in writing by the Company and is approved by the Court.

8.5 Waiver

Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Deed by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other rights, power or remedy provided by law or under this Deed.

8.6 Severability

If the whole or part of a provision of this deed poll is void, unenforceable or illegal in jurisdiction it is severed for that jurisdiction. The remainder of this deed poll has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not effected. This clause 8.6 has no effect if the severance alters the basic nature of this deed poll or is contrary to public policy.

8.7 Further Action

Bidder Holdco and Bidder AU each will promptly do all things and execute and deliver all further documents required by law or reasonably requested by any other party to give effect to this deed poll.

8.8 Joint and several obligations

Bidder Holdco and Bidder AU are jointly and severally liable for each obligation imposed on both of them by the terms of this deed poll.

8.9 Governing Law and Jurisdiction

This deed poll is governed by the law in force in the State of Western Australia. Bidder Holdco and Bidder AU each irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Western Australia and courts of appeal from them.

Signing page

Executed as a Deed Poll.

Signed, sealed and delivered by EFR Australia Pty Ltd by

sign here ►		sign here ►
	Director		Director

print name		print name

Signed sealed and delivered by Energy Fuels Inc. in the presence of

sign here ►		sign here ►
	Authorised signatory		Witness

print name		print name

Annexure D - Conditions Precedent Certificate

Base Resources Limited (Company), Energy Fuels Inc. (Bidder Holdco) and EFR Australia Pty Ltd (Bidder AU) certify, confirm and agree that each of the conditions precedent:

(a) in clause 3.1 (other than the condition in clause 3.1(e) relating to Court approval) of the scheme implementation deed dated 21 April 2024 between the Company, Bidder AU and Bidder Holdco (SID) has been satisfied or is hereby waived by the relevant party (or parties) to the SID in accordance with the terms of the SID; and

(b) in clause 2.1 of the scheme of arrangement between the Company and the relevant Company shareholders which appears in Annexure [insert date] of the Company's scheme booklet dated [insert date] has been satisfied.

This deed is governed by the laws of Western Australia, Australia.

This deed may be executed in any number of counterparts. All counterparts, taken together, constitute one instrument. Subject to applicable law, a counterpart may be signed electronically and may be in hard copy or electronic form.

Dated:  [insert date]

Executed as a deed

Signed, sealed and delivered by Base Resources Limited by

sign here ►		sign here ►
	Company Secretary/Director		Director

print name		print name

Signed, sealed and delivered by EFR Australia Pty Ltd by

sign here ►		sign here ►
	Director		Director

print name		print name

Signed sealed and delivered by Energy Fuels Inc. in the presence of

sign here ►		sign here ►
	Authorised signatory		Witness

print name		print name